Filed pursuant to Rule 424(b)(3)

Registration No.: 333-270353

PROSPECTUS SUPPLEMENT No. 4

(To the Prospectus dated June 1, 2023)

BIODEXA PHARMACEUTICALS PLC

8,203,200 Ordinary Shares Representing 20,508 American Depositary Shares

This prospectus supplement No. 4 (the “Prospectus Supplement”) amends and supplements our prospectus contained in our Post-Effective Amendment No. 2 to Registration Statement on Form F-1, effective as of June 1, 2023 (the “Prospectus”), related to the resale by the selling shareholders identified in the Prospectus of up to an aggregate of 8,203,200 of our ordinary shares, nominal value £0.02 per share, represented by 20,508 American Depositary Shares (the “Depositary Shares”).

This Prospectus Supplement is being filed in order to incorporate into and include in the Prospectus the information contained in our attached Form 6-Ks, filed with the Securities and Exchange Commission on October 3, 2023 and November 27, 2023.

This Prospectus Supplement should be read in conjunction with the Prospectus and is qualified by reference to the Prospectus except to the extent that the information in this Prospectus Supplement supersedes the information contained therein.

Our Depositary Shares are listed on the NASDAQ Capital Market under the symbol “BDRX.” The last reported closing price of Depositary Shares on the NASDAQ Capital Market on November 27, 2023 was $5.11.

Investing in our securities involves risks. See “Risk Factors” beginning on page 11 of the Prospectus and in the documents incorporated by reference in the Prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

______________________________

The date of this Prospectus Supplement is November 28, 2023.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 6-K

REPORT OF FOREIGN PRIVATE ISSUER PURSUANT TO RULE 13a-16 OR 15d-16 UNDER THE SECURITIES EXCHANGE ACT OF 1934

For the month of October 2023

Commission File Number: 001-37652

Biodexa Pharmaceuticals PLC
(Translation of registrant's name into English)

1 Caspian Point, Caspian Way, Cardiff, CF10 4DQ, United Kingdom
(Address of principal executive office)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.
Form 20-F [ X ]      Form 40-F [   ]

This Report on Form 6-K, including Exhibit 99.1, is hereby incorporated by reference into the Company’s Registration Statements on Form F-3 (File No. 333-233901) and Form F-1 (File No. 333-240984).

SUBMITTED HEREWITH

Attached to the Registrant’s Form 6-K filing for the month of October 2023 is:

Exhibit No.	Description

99.1	Press Release dated October 3, 2023

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Biodexa Pharmaceuticals PLC
(Registrant)

Date: October 3, 2023	/s/ Stephen Stamp
Stephen Stamp
Chief Executive Officer, Chief Financial Officer

EXHIBIT 99.1

Biodexa Completes Recruitment of Cohort A in Study of MTX110 in Patients with Recurrent Glioblastoma

Biodexa Pharmaceuticals PLC
(“Biodexa” or the “Company”)

Biodexa Completes Recruitment of Cohort A in Study of MTX110 in Patients with Recurrent Glioblastoma

Biodexa Pharmaceuticals PLC, (Nasdaq: BDRX), a clinical stage biopharmaceutical company developing a pipeline of products aimed at primary and metastatic cancers of the brain, is pleased to announce that it has completed recruitment into cohort A of its ongoing Phase 1 study of MTX110 (also known as MAGIC-G1 study)(NCT 05324501) in patients with recurrent glioblastoma (rGBM).

MAGIC-G1 is an open-label, dose escalation study designed to assess the feasibility and safety of intermittent infusions of MTX110 administered by convection enhanced delivery (CED) via implanted refillable pump and catheter. The study aims to recruit two cohorts (A and B), with a minimum of four patients in each; while patients in both cohorts receive MTX110 via intermittent repeated CED infusions, patients in the B cohort will be allowed CED catheter repositioning upon first in-study clinical and/or radiographic confirmed progression.

Following  review by the Data Safety Monitoring Board (DSMB),  the dose was escalated to 90µM after the first patient in cochort A and, because there have been no dose-limiting toxicities, recruitment into this cohort has concluded with the minimum of four patients. Patient 1 received 13 treatment cycles over 19 weeks of study treatment period, whereas patient 2 received 10 cycles over 13 weeks of study treatment period; patient 3 has, to date, received five cycles of treatment. The fourth patient underwent surgery yesterday and will receive their first cyle of treatment imminently.

Enrolment in cohort B will commence upon approval by the study DSMB, which is anticipated to be received towards the end of October 2023.

In addition, the Company is planning to add two more investigational centres into the study with activation expected in December 2023 and January 2024, respectively.

Commenting, Dr Dmitry Zamoryakhin, MD, MBA, CSO of Biodexa, said: “We are delighted to have concluded the recruitment of cohort A with the minimum number of patients based on the absence of drug-related adverse events. Cohort B of the study will provide a unique opportunity of continuous CED treatment after in-study tumour progression, which will be the first of its kind.”

About Glioblastoma (“GB”)

GB is the most common and devastating primary malignant brain tumour in adults encompassing 14.3% of all primary brain and central nervous system neoplasms(1). With an incidence of approximately 3.2 per 100,000 population in the USA, approximately 12,300 people in the USA will be diagnosed with GB per annum. Standard of care for treatment of GB is typically maximal surgical resection followed by radiotherapy plus concomitant and maintenance temozolomide chemotherapy with or without the Optune® device. Notwithstanding, the multidisciplinary approach, almost all patients experience tumour progression with nearly universal mortality. The median survival from initial diagnosis is less than 21 months(2).

Currently, no standard of care is established for rGB.

Sources:
(1) Low JT, Ostrom QT, Cioffi G, Neff C, Waite KA, Kruchko C, Barnholtz-Sloan JS. Primary brain and other central nervous system tumors in the United States (2014-2018): A summary of the CBTRUS statistical report for clinicians. Neurooncol Pract. 2022 Feb 22;9(3):165-182. doi: 10.1093/nop/npac015. PMID: 35601966; PMCID: PMC9113389.
(2) Stupp R, Taillibert S, Kanner AA, et al. Maintenance Therapy With Tumor-Treating Fields Plus Temozolomide vs Temozolomide Alone for Glioblastoma: A Randomized Clinical Trial. JAMA : the journal of the American Medical Association. 2015;314(23):2535-2543.
Chinot OL, Wick W, Mason W, et al. Bevacizumab plus radiotherapy-temozolomide for newly diagnosed glioblastoma. N Engl J Med. 2014;370(8):709-722.

About MTX110

MTX110 is a water-soluble form of panobinostat free base, achieved through complexation with hydroxypropyl-β-cyclodextrin (HPBCD), that enables convection-enhanced delivery (CED) at potentially chemotherapeutic doses directly to the site of the tumour. Panobinostat is a hydroxamic acid and acts as a non-selective histone deacetylase inhibitor (pan-HDAC inhibitor). The currently available oral formulation of panobinostat lactate (Farydak®) is not suitable for treatment of brain cancers owing to poor blood-brain barrier penetration and inadequate brain drug concentrations. Based on favourable translational science data, MTX110 is being evaluated clinically as a treatment for recurrent glioblastoma (NCT05324501), paediatric DMG (NCT04264143) and recurrent medulloblastoma (NCT04315064). MTX110 is delivered directly into and around the patient’s tumour via a catheter system (e.g. CED or fourth ventricle infusions) to bypass the blood-brain barrier. This technique exposes the tumour to very high drug concentrations while simultaneously minimising systemic drug levels and the potential for toxicity and other side effects. Panobinostat has demonstrated high potency against DIPG and GBM  tumour cells in in vitro and in vivo models, and in a key study it was the most promising of 83 anticancer agents tested in 14 patient-derived DIPG cell lines (Grasso et al, 2015. Nature Medicine 21(6), 555-559).

This announcement contains inside information for the purposes of Article 7 of Regulation (EU) 596/2014 (MAR) as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended.

For more information, please contact:

Biodexa Ltd.
Dmitry Zamoryakhin, CSO
Tel: +44 (0)29 20480 180
www.biodexapharma.com

Edison Group (US Investor Relations)
Alyssa Factor
Tel: +1 (860) 573 9637
Email: afactor@edisongroup.com

About Biodexa Pharmaceuticals PLC

Biodexa Pharmaceuticals PLC (listed on NASDAQ: BDRX) is a clinical stage biopharmaceutical company developing a pipeline of products aimed at primary and metastatic cancers of the brain.  The Company’s lead candidate, MTX110, is being studied in aggressive rare/orphan brain cancer indications including recurrent glioblastoma and diffuse midline glioma.

MTX110 is a liquid formulation of the histone deacetylase (HDAC) inhibitor, panobinostat.  This proprietary formulation enables delivery of the product via convection-enhanced delivery (CED) at potentially therapeutic doses directly to the site of the tumour, by-passing the blood-brain barrier and avoiding systemic toxicity.

Biodexa is supported by three proprietary drug delivery technologies focused on improving the bio-delivery and bio-distribution of medicines.  Biodexa’s headquarters and R&D facility is in Cardiff, UK.  For more information visit www.biodexapharma.com.

Forward-Looking Statements

Certain statements in this announcement may constitute “forward-looking statements” within the meaning of legislation in the United Kingdom and/or United States.  Such statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are based on management’s belief or interpretation.  All statements contained in this announcement that do not relate to matters of historical fact should be considered forward-looking statements.

Reference should be made to those documents that Biodexa shall file from time to time or announcements that may be made by Biodexa in accordance with the rules and regulations promulgated by the SEC, which contain and identify other important factors that could cause actual results to differ materially from those contained in any projections or forward-looking statements.  These forward-looking statements speak only as of the date of this announcement.  All subsequent written and oral forward-looking statements by or concerning Biodexa are expressly qualified in their entirety by the cautionary statements above.  Except as may be required under relevant laws in the United States, Biodexa does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or events otherwise arising.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER

PURSUANT TO RULE 13a-16 OR 15d-16 OF THE

SECURITIES EXCHANGE ACT OF 1934

For the month of November 2023

Commission File Number 001-37652

Biodexa Pharmaceuticals PLC

(Translation of registrant’s name into English)

1 Caspian Point,

Caspian Way

Cardiff, CF10 4DQ, United Kingdom

(Address of principal executive offices)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F:

Form 20-F ☒      Form 40-F ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1): ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(7): ☐

The information included in this report on Form 6-K, including Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, and 10.6, shall be deemed to be incorporated by reference into the registration statements on Form S-8 (File Number 333-209365) and Form F-3 (File Number 333-267932) of the Company (including any prospectuses forming a part of such registration statements) and to be a part thereof from the date on which this report is filed, to the extent not superseded by documents or reports subsequently filed or furnished.

EXPLANATORY NOTE

Assignment and Exchange Agreement

On November 22, 2023, Biodexa Pharmaceuticals PLC (the “Company”) entered into an Assignment and Exchange Agreement (the “A&E Agreement”) with Adhera Therapeutics, Inc., a Delaware corporation (“Adhera”), and certain holders (the “Secured Noteholders”) of secured loan notes issued by Adhera (the “Adhera Secured Notes”), pursuant to which Adhera agreed to assign all of its rights to the compound tolimidone to the Company, a selective activator of the enzyme lyn kinase which increase phosphorylation of insulin substrate -1, thereby amplifying the signaling cascade initiated by the binding of insulin to its receptor. Adhera previously entered into an exclusive license agreement with Melior Pharmaceuticals I, Inc., a Delaware corporation (“Melior”), for the development and commercialization of tolimidone in most territories other than China, South Korea and a number of smaller Asian territories which Melior licensed to Bukwang Pharmaceutical Co. Ltd., headquartered in South Korea (“Bukwang”).

In connection with the assignment, the Company agreed to pay $0.3 million in cash to Adhera (the “Initial Cash Consideration”) and issue $2.0 million of its American Depositary Shares (“Depositary Shares”), each Depositary Share representing 400 of the Company’s ordinary shares, nominal value £0.001 per share (the “Ordinary Shares”), valued at the final offering price per Class A Unit (“Class A Offering Price”) to be offered by the Company in a registered offering (“Offering”) being made pursuant to the Registration Statement on Form F-1, filed with the Securities and Exchange Commission (“SEC”) on October 6, 2023, as may be amended from time to time, to the Secured Noteholders. In addition, provided the Secured Noteholders, as a group, subscribe for not less than $4.0 million of Class A Units in the Offering, the Company agreed to pay a further $0.4 million in cash to Adhera and issue a further $3.0 million of its Depositary Shares, valued at the Class A Offering Price, to the Secured Noteholders. There is no guarantee the Secured Noteholders will purchase any units in the Offering. The A&E Agreement also provides for additional payments, totaling $4.0 million of our Depositary Shares in the aggregate, to be issued to the Secured Noteholders upon the completion of a positive Phase II clinical study of tolimidone in Type-1 diabetes and upon the first commercial sale of tolimidone.

All of the Depositary Shares issued by the Company pursuant to the A&E Agreement will be distributed amongst the Secured Noteholders who are parties to the A&E Agreement. Upon receipt of the Depositary Shares issued pursuant to the A&E Agreement as of the closing of the transactions contemplated thereby (the “A&E Closing”), the Secured Noteholders have agreed to cancel and terminate, in full, their respective Adhera Secured Notes and any related security agreements and interests. The A&E Agreement also provides for additional Depositary Shares to be issued to the Secured Noteholders upon the achievement of certain milestones set forth therein. At their election, the Secured Noteholders may elect to limit their shareholdings in the Company to 4.99% or 9.99% and therefore receive a portion of their Depositary Shares, whether pursuant to the A&E Agreement or the Offering, in the form of pre-funded warrants. The pre-funded warrants may be exercised at any time provided the relevant shareholders’ holdings remain at or below 4.99% or 9.99%, as applicable. The A&E Closing is subject to customary closing conditions, including, among other things, the closing of the Offering.

Further, in connection with the execution of the A&E Agreement, the Company agreed to advance to Adhera, within three business days of the execution of the A&E Agreement, $60,000 of the Initial Cash Consideration, which will be creditable against the Initial Cash Consideration payable at the A&E Closing or, if the A&E Closing does not occur by March 31, 2024, repaid in full by Adhera.

In addition, at the A&E Closing, the Company will enter into a registration rights agreement (the “Adhera Registration Rights Agreement”) and lock-up agreements (the “Adhera Lock-Up Agreements”) with the Secured Noteholders. Pursuant to the terms of the Adhera Registration Rights Agreement, the Company will agree to file a registration statement with the SEC registering for resale (the “Resale Registration Statement”) of the Ordinary Shares represented by its Depositary Shares that are issued pursuant to the A&E Agreement. The Adhera Registration Rights Agreement will provide that the Resale Registration Statement will be filed no later than the 90th calendar day following the date of the A&E Closing, and have the Resale Registration Statement declared effective by the SEC as promptly as possible after the filing thereof, but in any event no later than the 90th calendar day following the filing date of such Resale Registration Statement (the “Resale Effective Date”).

Further, under the Adhera Lock-Up Agreements, in respect of Depositary Shares received pursuant to the A&E Agreement, the Secured Noteholders will agree not to resell their Depositary Shares until the earlier of (i) 90 days following the Resale Effective Date, and (ii) 180 days following the A&E Closing. During the 90 days following the Resale Effective Date, the Secured Noteholders may, as a group, sell up to an aggregate of 30% of the daily trading volume of the Company’s Depositary Shares traded on the NASDAQ Capital Market (the “Leak-Out Percentage”), unless the Depositary Share price equals or exceeds 150% of the Class A Offering Price, in which case the Secured Noteholders may sell unlimited Depositary Shares for as long as the market price remains at or above 150% of the Class A Offering Price.

The foregoing descriptions of the A&E Agreement, Adhera Registration Rights Agreement, and Adhera Lock-Up Agreements are not complete and are qualified in their entirety by reference to the full texts of the A&E Agreement, form of Adhera Registration Rights Agreement, and form of Adhera Lock-Up Agreement, which are filed hereto as Exhibits 10.1, 10.2, and 10.3, respectively, and are incorporated by reference herein.

Tolimidone License Agreement

On November 22, 2023, the Company entered into a license agreement with Melior relating to the tolimidone compound (the “Tolimidone License”). Under the Tolimidone License, the Company obtained from Melior an exclusive, worldwide, sublicensable right to develop, manufacture, commercialize, or otherwise exploit products containing tolimidone for any field.

Pursuant to the terms of the Tolimidone License, the Company agreed, within five business days following the effective date of the registration statement for the Offering, to issue to Melior 9.9% of the fully-diluted number of its Depositary Shares in upfront consideration (the “Melior Shares”); of which 50% of such Depositary Shares would be issued directly to Bukwang. The fully-diluted number of Depositary Shares is calculated based upon: (i) the number of Depositary Shares currently issued, (ii) Depositary Shares underlying currently issued in-the-money warrants, (iii) Depositary Shares to be issued pursuant to the A&E Agreement, (iv) Depositary Shares to be issued pursuant to the Tolimidone License and (v) Depositary Shares to be issued pursuant to the Offering. In addition, the Company is obligated to pay single digit tiered royalties on net sales of Tolimidone to Melior, with Melior agreeing to pay to Bukwang 50% of such royalties pursuant to a separate royalty agreement to be entered into between Melior and Bukwang (the “Proposed Royalty Agreement”).

Under the Tolimidone License, the Company, at its own cost, has the right to control the prosecution, maintenance and enforcement of the tolimidone patents, while Melior has certain step-in rights if the Company elects not to prosecute and maintain such tolimidone patents. The Tolimidone License may be terminated by Melior if the Company fails to file a registration statement to register for resale the Melior Shares within 90 days of the date the registration statement for the Offering is declared effective by the SEC, if the Company fails to obtain a minimum of $4.0 million in new equity financing within 90 days of the effective date of the Tolimidone License (the “Financing”), or if the Company fails to meet various development diligence obligations.

The effectiveness of the Tolimidone License is subject to certain conditions, including that a registration statement related to a Financing is declared effective by the SEC and, unless waived by the Company, that the Bukwang Amendment (as discussed below) has been executed.

In connection with the Tolimidone License, on November 22, 2023, Melior and Bukwang entered into an amendment (the “Bukwang Amendment”) to their License Agreement, dated November 20, 2013 (the “Bukwang License”). Under the Bukwang Amendment, Melior and Bukwang agreed that, upon the Company securing a minimum of $4.0 million in new equity financing before September 30, 2024 (the “Financing Date”), the Bukwang License shall terminate in its entirety and Bukwang shall transfer to Melior all rights, titles and interests to certain investigational new drug applications, know-how and data, and patents relating to tolimidone.

Under the Bukwang Amendment, upon the Financing Date, Melior and Bukwang will enter into the Proposed Royalty Agreement pursuant to which Bukwang shall be entitled to 50% of all payments Melior receives under the Tolimidone License, including: (i) 50% of the equity issued by the Company under the Tolimidone License, and (ii) 50% of the royalties that the Company will pay to Melior. Further, under the Proposed Royalty Agreement, Bukwang will pay to Melior $100,000 in consideration for Melior’s waiver of Bukwang’s obligation to pay patent costs pursuant to the Bukwang License, and Melior will take back responsibility for all tolimidone patent prosecution and maintenance costs.

In addition, at the time of the A&E Closing, the Company will enter into a registration rights agreements (the “Melior Registration Rights Agreement”) and lock-up agreements with Melior and Bukwang (the “Melior Lock-Up Agreement”) on substantially similar terms as the Adhera Registration Rights Agreement and Adhera Lock-Up Agreements with the Secured Noteholders, provided that, with respect to the Melior Lock-up Agreement, the Leak-Out Percentage shall be 5.5% of the daily trading volume of the Company’s Depositary Shares on the NASDAQ Capital Market for each of Melior and Bukwang.

The foregoing descriptions of the License Agreement, Melior Registration Rights Agreement, and Melior Lock-Up Agreements are not complete and are qualified in their entirety by reference to the full texts of the License Agreement, form of Melior Registration Rights Agreement, and form of Melior Lock-Up Agreement, which are filed hereto as Exhibits 10.4, 10.5, and 10.6, respectively, and are incorporated by reference herein.

Depositary Bank Update

Pursuant to Sections 5.4 and 6.2 of the Amended and Restated Deposit Agreement, dated as of February 8, 2021, by and among the Company, The Bank of New York Mellon, as depositary (the “Depositary”), and all holders and beneficial owners of Depositary Shares issued thereunder (the “Deposit Agreement”), the Depositary provided written notice to the Company of the Depositary’s resignation, such resignation to take effect upon the appointment by the Company of a successor depositary and its acceptance of such appointment as provided in Deposit Agreement.

The Company is currently in discussions with a proposed successor depositary and expects to appoint a successor in due course.

Forward-Looking Statements

This Form 6-K contains forward-looking statements that involve risks and uncertainties, such as statements related to the anticipated closing of the transactions set forth herein and statements related to the Offering. The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing any of the transactions set forth herein on a timely basis or at all, market conditions, and other risks detailed from time to time in the Company’s periodic reports and other filings with the SEC. You are cautioned not to place undue reliance on forward-looking statements, which are based on the Company’s current expectations and assumptions and speak only as of the date of this Form 6-K. The Company does not intend to revise or update any forward-looking statement in this Form 6-K as a result of new information, future events or otherwise, except as required by law.

SUBMITTED HEREWITH

Attached to the Registrant’s Form 6-K filing for the month of November 2023 is:

Exhibit No.	Description
10.1*	Assignment and Exchange Agreement, dated as of November 22, 2023, by and between Biodexa Pharmaceuticals PLC and Adhera Therapeutics, Inc. and certain holders parties thereto.
10.2	Form of Adhera Registration Rights Agreement.
10.3	Form of Adhera Lock-Up Agreement.
10.4†	License Agreement, dated as of November 22, 2023, by and between Biodexa Pharmaceuticals PLC and Melior Pharmaceuticals I, Inc.
10.5	Form of Melior Registration Rights Agreement.
10.6	Form of Melior Lock-Up Agreement.
99.1	Press release dated November 27, 2023.

* Non-material schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the SEC.

† Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[***]”) because the identified confidential portions (i) are not material and (ii) is the type that the Registrant treats as private or confidential.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Biodexa Pharmaceuticals PLC

Date: November 27, 2023	By:	/s/ Stephen Stamp
Stephen Stamp
Chief Executive Officer and Chief Financial Officer

Exhibit 10.1

ASSIGNMENT AND EXCHANGE AGREEMENT

by and among

BIODEXA PHARMACEUTICALS PLC,

ADHERA THERAPEUTICS, INC.,

and

THE SECURED NOTEHOLDERS

dated as of

November 27, 2023

-i-

-ii-

Schedules

Schedule 1	Secured Notes and Secured Noteholders
Schedule 2.2(a)	Phase II Study of the Product in Type-1 Diabetes
Disclosure Schedules

Exhibits

Exhibit A	Adhera License Agreement
Exhibit B	Biodexa License Agreement
Exhibit C	Consulting Agreement
Exhibit D	Lock-Up Agreement
Exhibit E	Pre-Funded Warrant
Exhibit F	Registration Rights Agreement
Exhibit G	Termination Agreement
Exhibit H	Form of Broker Letter

-iii-

ASSIGNMENT AND EXCHANGE AGREEMENT

This ASSIGNMENT AND EXCHANGE AGREEMENT (this “Agreement”), dated as of November 22, 2023, is entered into by and among Biodexa Pharmaceuticals PLC, a public limited company organized under the laws of England and Wales (“Buyer”), and Adhera Therapeutics, Inc., a Delaware corporation (the “Company”), and the holders of secured notes issued by the Company set forth on Schedule 1 hereto (the “Secured Noteholders”). The Company, Buyer and the Secured Noteholders are sometimes referred to herein collectively as the “Parties” and each individually as a “Party.” Capitalized terms used herein but not otherwise defined shall have the meaning set forth in Article I.

RECITALS

WHEREAS, a certain License Agreement, dated as of August 20, 2021, as amended (the “Adhera License Agreement”), included as Exhibit A hereto, was entered into by the Company and Melior Pharmaceuticals I, Inc., a Delaware corporation (“Melior”), regarding certain patents, patent applications, technology and know-how relating to the Product (as defined below);

WHEREAS, the Company and Melior wish to terminate the Adhera License Agreement pursuant to the Termination Agreement (as defined below);

WHEREAS, the Company wishes to assign all of its rights, title and interest in the Product (whether owned or otherwise licensed or controlled), including without limitation all Licensed Intellectual Property (as defined below) to the Product licensed to the Company by Melior and its Affiliates (the “License Rights”) to Buyer, and Buyer wishes to acquire the License Rights from the Company and enter into a license agreement with Melior in the form attached hereto as Exhibit B (the “Biodexa License Agreement”);

WHEREAS, simultaneously with this transaction, (a) the Company and Melior are entering into the Termination Agreement, and (b) Buyer and Melior are entering into the Biodexa License Agreement; and

WHEREAS, as a condition and an inducement to Buyer’s willingness to enter into this Agreement, the Secured Noteholders are agreeing to exchange the Secured Notes for the Secured Noteholder Distribution, and to enter into the Lock-Up Agreement (as such terms are defined herein), and to provide the releases set forth in Section 6.7;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article I
DEFINITIONS

The following terms have the meanings specified or referred to in this Article I:

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

“Adhera License Agreement” has the meaning set forth in the recitals.

“ADS” means American Depositary Shares of Buyer issued pursuant to the Deposit Agreement (as defined below), each representing 400 Buyer Ordinary Shares.

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Approval” means any approval, authorization, clearance, consent, qualification or registration, or any waiver of any of the foregoing, required to be obtained from, or any notice, statement or other communication required to be filed with or delivered to, any Governmental Authority or any other Person.

“Basket” has the meaning set forth in Section 8.5(a).

“Biodexa License Agreement” has the meaning set forth in the recitals.

“Business Day” means a day other than Saturday, Sunday or any other day which is a federal legal holiday in the United States or London, England or any day on which banking institutions in the State of New York or London, England are authorized or required by Law or other governmental action to close.

“Buyer” has the meaning set forth in the preamble.

“Buyer/Company Indemnitees” has the meaning set forth in Section 8.4.

“Buyer Indemnitees” has the meaning set forth in Section 8.2.

“Buyer Ordinary Shares” means the ordinary shares of Buyer, nominal value £0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Buyer Released Claims” has the meaning set forth in Section 6.7(a).

“Buyer Released Parties” has the meaning set forth in Section 6.7(a).

“Buy-In Price” has the meaning set forth in Section 6.9(b).

“Cap” has the meaning set forth in Section 8.5(a).

“Class A Units” means the Class A Units to be sold by Buyer at the Registered Offering Closing, which units shall each consist of one ADS and one Series E Warrant to purchase one ADS.

“Closing” has the meaning set forth in Section 2.4.

“Closing BDRX Equity” has the meaning set forth in Section 2.2(a)(i).

“Closing Date” has the meaning set forth in Section 2.4.

“Closing Purchase Price” has the meaning set forth in Section 2.2(a)(i).

“Code” means the United States Internal Revenue Code of 1986, as amended.

2

“Company” has the meaning set forth in the recitals.

“Company Indemnitees” has the meaning set forth in Section 8.3.

“Company Released Claims” has the meaning set forth in Section 6.7(b).

“Company Released Parties” has the meaning set forth in Section 6.7(b).

“Consulting Agreement” means the consulting agreement to be entered into between Buyer and Zahed Subhan, in the form attached hereto as Exhibit C.

“Contracts” means all contracts, leases, deeds, mortgages, licenses, instruments, notes, commitments, undertakings, indentures, joint ventures and all other agreements, commitments and legally binding arrangements, whether written or oral.

“Deposit Agreement” means the Amended and Restated Deposit Agreement, dated as of February 8, 2021, among Buyer, The Bank of New York Mellon, as Depositary, and the owners and holders of ADS from time to time, as such agreement may be amended or supplemented.

“Depositary” means The Bank of New York Mellon, as Depositary under the Deposit Agreement, with an address of 240 Greenwich Street, New York, New York 10286, and any successor depositary of Buyer.

“Direct Claim” has the meaning set forth in Section 8.6(b).

“Disclosure Schedules” means the Disclosure Schedules delivered by the Company or Buyer concurrently with the execution and delivery of this Agreement.

“Dollars or $” means the lawful currency of the United States.

“Encumbrance” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FD&C Act” means the United States Federal Food, Drug, and Cosmetic Act, as amended, together with any rules, regulations and requirements promulgated thereunder (including all additions, supplements, extensions and modifications thereto).

“Five Day VWAP” means, as of a particular date, the average of the per share volume-weighted average price of the ADS, as displayed under the heading “Bloomberg VWAP” on the applicable Bloomberg page, for the ten trading days immediately prior to, but excluding, such date.

“First Commercial Sale” means, with respect to the Product, the first sale of the Product to a third party for use or consumption by the end user by or for Buyer (including by its Affiliates or sublicensees) following the receipt of any Product Marketing Approval by a Governmental Authority required for the sale of the Product; provided that the following shall not constitute a First Commercial Sale of the Product: (a) any sale between or among Buyer, any of its Affiliates or a sublicensee of either of them for subsequent sale to a third party, (b) any use of the Product in clinical trials, non-clinical studies or other research or development activities, or (c) the disposal or transfer of the Product as a free sample or for a bona fide charitable purpose, including for any compassionate use or as “named patient sales” that are sold at or below Buyer’s or its Affiliate’s or sublicensee’s, as applicable, cost.

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“Fundamental Representations” has the meaning set forth in Section 8.1.

“Fundamental Transaction” has the meaning set forth in Section 6.10.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“IFRS” means International Financial Reporting Standards applied on a consistent basis.

“Indemnified Party” has the meaning set forth in Section 8.6.

“Indemnifying Party” has the meaning set forth in Section 8.6.

“Knowledge of the Company,” the “Company’s Knowledge” and similar phrases mean the actual knowledge of Zahed Subhan after reasonable inquiry.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Legend Removal Date” has the meaning set forth in Section 6.9(a).

“Licensed Intellectual Property” means the intellectual property licensed by the Company from Melior pursuant to the Adhera License Agreement and includes without limitation all patents and patent applications listed in Exhibit A of the Adhera License Agreement and all of the rights appurtenant thereto including all foreign counterparts thereof and all priority applications thereof.

“License Rights” has the meaning set forth in the recitals.

“Lock-Up Agreement” means that certain Lock-Up Agreement to be executed by each of the Secured Noteholders, in the form attached hereto as Exhibit D (which shall restrict such recipient’s sale or transfer of any Transaction Securities ultimately received by such recipient as provided therein and as otherwise required by Law).

“Losses” means losses, damages, liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys’ fees, the cost of enforcing any right to indemnification hereunder, and the cost of pursuing any insurance providers.

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“Material Adverse Effect” means any change, effect, event, occurrence, state of facts, condition or development (“Effect”) that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on: (a) the Adhera License Agreement, (b) the Product, or (c) the ability of the Company to consummate the transactions contemplated hereby on a timely basis; provided, however, that “Material Adverse Effect” shall not include any Effect, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Company operates; (iii) any changes in financial or securities markets in general; (iv) pandemics, acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; or (v) any changes in applicable Laws or accounting rules; provided further, however, that any Effect referred to in clauses (i) through (v) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur if and to the extent that such Effect has a disproportionate effect on the Company compared to other participants in the industries in which the Company conducts its businesses.

“Maximum Percentage” has the meaning set forth in Section 2.2(b).

“May-June Noteholders” has the meaning set forth in Section 2.2(a)(i).

“Melior” has the meaning set forth in the recitals.

“Nasdaq” means The Nasdaq Stock Market LLC.

“Non-Fundamental Survival Period” has the meaning set forth in Section 8.1.

“Non-Participating Noteholders” has the meaning set forth in Section 2.2(a)(iii).

“Offering Price” means the offering price per Class A Unit (as defined in the Registration Statement) in the Registered Offering; it being understood and agreed that the “Offering Price” shall be adjusted from time to time for stock splits, stock dividends, stock combinations, exchanges, recapitalizations, exchange ratio adjustments and other similar events with respect to the ADS that occur on and after the Closing.

“Organizational Documents” means (a) in the case of a Person that is a corporation, its articles or certificate of incorporation and its by-laws, regulations or similar governing instruments required by the Laws of its jurisdiction of formation or organization; (b) in the case of a Person that is a partnership, its articles or certificate of partnership, formation or association, and its partnership agreement (in each case, limited, limited liability, general or otherwise); (c) in the case of a Person that is a limited liability company, its articles or certificate of formation or organization, and its limited liability company agreement or operating agreement; and (d) in the case of a Person that is not a corporation, partnership (limited, limited liability, general or otherwise), limited liability company or natural person, its governing instruments as required or contemplated by the Laws of its jurisdiction of organization.

“Participating Noteholders” has the meaning set forth in Section 2.2(a)(i).

“Party or Parties” has the meaning set forth in the preamble.

“Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

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“Pre-Closing Tax Period” means any taxable period (or portion thereof) ending on or before the Closing Date and, in the case of any taxable period that includes but does not end on the Closing Date, the portion of such taxable period beginning before and ending on and including the Closing Date.

“Pre-Funded Warrants” means the Pre-Funded Warrants representing rights to acquire ADSs of Buyer, in each case substantially in the form attached as Exhibit E.

“Product” means MLR-1023 (tolimidone).

“Product Marketing Approval” means any Approval of any New Drug Application (as more fully described in the FD&C Act and any applicable regulations promulgated thereunder by the FDA), or any analogous application or submission with any Governmental Authority outside of the United States, for the Product.

“Pro Rata Closing Percentage” means, with respect to each Secured Noteholder, the percentage set forth opposite such Secured Noteholder’s name on Schedule 1.

“Pro Rata Registered Offering Percentage” means, with respect to each Secured Noteholder, the amount of such Secured Noteholder’s contribution in the Registered Offering Closing divided by the aggregate amount of all Secured Noteholders’ contributions in the Registered Offering Closing.

“Registered Offering Closing” means the closing of the offering of the Class A Units in accordance with the Registration Statement (the “Registered Offering”) after it has been declared effective by the SEC.

“Registration Rights Agreement” means the Registration Rights Agreement to be executed by Buyer and each Secured Noteholder, in the form attached hereto as Exhibit F.

“Registration Statement” means the Form F-1 Registration Statement filed by Buyer with the SEC on October 6, 2023, as amended.

“Releasing Parties” has the meaning set forth in Section 6.7(a).

“Representative” means, with respect to any Person, any and all directors, managers, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“Resale Registration Statement” has the meaning set forth in Section 6.8.

“SEC” means the Securities and Exchange Commission.

“SEC Reports” means, collectively, all reports, schedules, forms, statements and other documents required to be filed by Buyer under the Securities Act and the Exchange Act, including the exhibits thereto and documents incorporated by reference therein.

“Secured Notes” means the secured notes issued by the Company to the Secured Noteholders set forth on Schedule 1 hereto.

“Secured Noteholder Distribution” has the meaning set forth in Section 2.2(a)(i).

“Secured Noteholders” has the meaning set forth in the preamble.

“Securities Act” means the Securities Act of 1933, as amended.

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“Standard Settlement Period” has the meaning set forth in Section 6.9(a).

“Subsidiary” of any Person means (i) a corporation of which such Person owns or controls such number of the voting securities which is sufficient to elect at least a majority of its Board of Directors or (ii) a partnership or limited liability company of which such Person (either alone or through or together with any other Subsidiary) is a partner or member.

“Tax” or “Taxes” means any and all taxes (whether federal, state, local or foreign), including, without limitation, income, gross receipts, profits, sales, use, occupation, value added, transfer, franchise, withholding, payroll, employment, excise, real property, personal property, environmental (including taxes under Section 59A of the Code), customs duties, license, severance, stamp, premium, windfall profits, capital stock, social security (or similar), unemployment, disability, alternative or add-on minimum and estimated taxes, together with any interest, penalties or additions to tax imposed with respect thereto.

“Tax Returns” means any return, claims for refund, report, information return or other document (including schedules or any related or supporting information) filed or required to be filed with any Governmental Authority in connection with the determination, assessment or collection of any Tax or the administration of any Laws relating to any Tax, and including any amendment thereof.

“Termination Agreement” means the agreement terminating the Adhera License Agreement, to be entered into by and between the Company and Melior concurrently with the Closing, in the form attached hereto as Exhibit G.

“Third Party Claim” has the meaning set forth in Section 8.6(a).

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Buyer Ordinary Shares and/or ADSs are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Biodexa License Agreement, the Lock-Up Agreement, the Registration Rights Agreement, the Termination Agreement, and any other agreements or documents to be executed hereunder.

“Transaction Securities” shall mean all of the ADSs and Pre-Funded Warrants required to be paid in accordance with Section 2.2.

Article II
ASSIGNMENT AND EXCHANGE; CONSIDERATION; CLOSING; TAX TREATMENT

Section 2.1        Assignment and Exchange.

(a)       Subject to the terms and conditions set forth herein (including without limitation execution and delivery of the Termination Agreement and the Biodexa License Agreement with Melior), at the Closing, the Company shall convey, transfer, assign, and deliver to Buyer, and Buyer shall acquire and accept, all of the Company’s right, title and interest in and to the License Rights for the consideration specified in Section 2.2.

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(b)       Pursuant to this Agreement, at the Closing, the Secured Noteholders shall cancel and terminate, in full, the Secured Notes in exchange for the rights to receive the consideration set forth in Section 2.2, and all obligations of the Company under the Secured Notes shall be extinguished and discharged in full as of Closing.

Section 2.2        Consideration.

(a)       As consideration for the transactions contemplated herein, Buyer shall pay the following to or for the Company:

(i)       At the Closing: (x) Buyer shall, on behalf of and at the direction of the Company, issue the Secured Noteholders an aggregate number of ADSs equal to the quotient (rounded down to the next whole number) obtained by dividing $2,000,000 by the Offering Price (the “Closing BDRX Equity”) as follows: (A) first, to the Secured Noteholders designated as the “May-June Noteholders” on Schedule 1 hereto (the “May-June Noteholders”), in accordance with their respective Pro Rata Registered Offering Percentages, until such May-June Noteholders’ secured debt set forth on Schedule 1 is repaid in full; and (B) then, the balance of the Closing BDRX Equity, if any, to the Secured Noteholders who participated in the Registered Offering Closing other than the May-June Noteholders, as set forth on Schedule 1 (together with the May-June Noteholders, collectively the “Participating Noteholders”) in accordance with their respective Pro Rata Registered Offering Percentages (such issuances of the Closing BDRX Equity, collectively, the “Secured Noteholder Distribution”); and (y) Buyer shall pay the Company $300,000 in immediately available cash (the consideration described in clauses (x) and (y) of this Section 2.2(a)(i), the “Closing Purchase Price”);

(ii)       On the date of the Registered Offering Closing: if (but only if) the Secured Noteholders purchase, in aggregate, at least $4,000,000 as part of the Registered Offering Closing, then (x) Buyer shall, on behalf of and at the direction of the Company, issue the Participating Noteholders an aggregate number of ADSs equal to the quotient (rounded down to the next whole number) obtained by dividing $3,000,000 by the Offering Price in accordance with the order of payment priority set forth in clause (i) above; and (y) Buyer shall pay the Company $400,000 in immediately available cash.

(iii)       At the completion of a positive Phase II study of the Product in Type-1 Diabetes which satisfies all of the conditions set forth on Schedule 2.2(a), Buyer shall, on behalf of and at the direction of the Company, issue the Secured Noteholders an aggregate number of ADSs equal to the quotient (rounded down to the next whole number) obtained by dividing $1,000,000 by the Offering Price, (x) first, to the Participating Noteholders in accordance with the order of payment priority set forth in clause (i) above until any amounts owed by the Company to such Participating Noteholders pursuant to their Secured Notes have been paid in full, and (y) then, the balance, if any, to any Secured Noteholders who are not Participating Noteholders (the “Non-Participating Noteholders”) in accordance with their respective Pro Rata Closing Percentages; and

(iv)       Upon the First Commercial Sale of the Product, Buyer shall, on behalf of and at the direction of the Company, either (x) issue the Secured Noteholders an aggregate number of ADSs equal to the quotient (rounded down to the next whole number) obtained by dividing $3,000,000 by the Five Day VWAP minus a discount of 10% as of the date of the First Commercial Sale or (y) pay the Secured Noteholders an aggregate of $3,000,000 in cash, at Buyer’s discretion, in accordance with the order of payment priority set forth in clause (iii) above.

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(b)       For the avoidance of doubt, in the case of the payments by Buyer to the Secured Noteholders under Section 2.2(a), the Company is assigning to the Secured Noteholders its rights to such payments as a matter of convenience as the sums due under the Secured Notes exceed the aggregate dollar amounts referred to therein. Notwithstanding anything herein to the contrary, if and to the extent any ADSs issuable by Buyer hereunder would result in a Secured Noteholder beneficially owning (as such phrase is defined and interpreted under the Exchange Act) over 4.99% of the total outstanding Buyer Ordinary Shares (the “Maximum Percentage”), such Buyer Ordinary Shares that would otherwise have caused such Secured Noteholder to exceed the Maximum Percentage shall instead be replaced with a Pre-Funded Warrant to obtain the remaining ADSs which would otherwise have been issuable to such Secured Noteholder under Section 2.2(a). For purposes of this Agreement, Closing BDRX Equity shall be deemed to include such Pre-Funded Warrants as contemplated by this Section 2.2(b). In no event shall Buyer have any liability to the Secured Noteholders with respect to the Secured Noteholder Distribution following such distribution of such Closing BDRX Equity, including the issuance of Pre-Funded Warrants to replace certain ADSs, if and as applicable, as provided herein.

Section 2.3        Closing Deliverables.

(a)       At the Closing, Buyer shall deliver to the Company or the Secured Noteholders, as applicable:

(i)       the Closing Purchase Price;

(ii)       the Lock-Up Agreement, duly executed by Buyer;

(iii)       the Consulting Agreement, duly executed by Buyer;

(iv)       the Registration Rights Agreement, duly executed by Buyer;

(v)       a copy of the Biodexa License Agreement duly executed by Buyer and Melior; and

(vi)       all other agreements, documents, instruments or certificates required to be delivered by Buyer at or prior to the Closing pursuant to Section 7.3 of this Agreement.

(b)       At the Closing, the Company and the Secured Noteholders shall deliver or shall cause to be delivered to Buyer:

(i)       the Termination Agreement, duly executed by Melior and the Company;

(ii)       the Lock-Up Agreement, duly executed by each Secured Noteholder;

(iii)       the Consulting Agreement, duly executed by Zahed Subhan;

(iv)       the Registration Rights Agreement, duly executed by each Secured Noteholder;

(v)       a duly executed IRS Form W-9 from the Company and each Secured Noteholder; and

(vi)       all other agreements, documents, instruments or certificates required to be delivered by the Company and the Secured Noteholders at or prior to the Closing pursuant to Section 7.2 of this Agreement.

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Section 2.4        Closing.     Subject to the terms and conditions of this Agreement, the assignment of the License Rights to Buyer and the issuance of the consideration contemplated by Section 2.2(a)(i) from Buyer to or on behalf of the Company shall take place at a closing (the “Closing”) to be held at 9:00 a.m., New York time, no later than two (2) Business Days after the last of the conditions to Closing set forth in Article VII have been satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date), or at such other time or on such other date or at such other place as the Company and Buyer may mutually agree upon in writing (the day on which the Closing takes place being the “Closing Date”).

Section 2.5        Tax Treatment.    The assignment of the License Rights by the Company in exchange for the consideration contemplated by Section 2.2 is intended to be treated as a taxable sale from the Company to Buyer for United States federal income tax purposes, and the Parties shall not take a tax position inconsistent with such intent unless otherwise required by applicable Tax Law.

Section 2.6        Withholding Tax.    Buyer shall be entitled to deduct and withhold from the consideration contemplated by Section 2.2 all Taxes that Buyer may be required to deduct and withhold under any provision of Tax Law. All such withheld amounts shall be promptly remitted to the relevant Governmental Authority and shall be treated as delivered to the payee hereunder. Buyer shall promptly provide the Company with written notice of its intent to deduct and withhold, and Buyer shall reasonably cooperate with the Company to eliminate or reduce the basis for such deduction or withholding (including by providing the Company with a reasonable opportunity to provide forms or other evidence that would exempt such amounts from withholding). Buyer shall promptly provide the Company with any applicable receipts for payments remitted to a Governmental Authority pursuant to this Section 2.6.

Article III
Representations and Warranties of the Company

Except as set forth in the correspondingly numbered Section of the Disclosure Schedules, the Company represents and warrants to Buyer that the statements contained in this Article III are true and correct as of the date hereof and shall be true and correct as of the Closing Date.

Section 3.1        Organization and Authority.    The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State Delaware. The Company has all requisite power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of this Agreement and each of the other Transaction Documents to which the Company is a party, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby has been duly authorized by all requisite corporate action on the part of the Company. This Agreement and the other Transaction Documents to which the Company is a party have been duly executed and delivered by the Company, and (assuming due authorization, execution and delivery by the other parties hereto and thereto) this Agreement and the other Transaction Documents to which the Company is a party constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at Law or in equity).

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Section 3.2        No Conflicts; Approvals.

(a)       The execution, delivery and performance of this Agreement by the Company and the other Transaction Documents to which it is a party, the consummation of the transactions contemplated hereby or thereby, and compliance by the Company with the provisions hereof or thereof do not and will not: (i) conflict with, violate, result in the breach of, or constitute a default under any provision of the Organizational Documents of the Company, (ii) to the Company’s Knowledge, conflict with, violate, result in the breach or termination of, constitute a default under, result in an acceleration of, constitute a change of control under, or create in any party the right to accelerate, terminate, modify or cancel, any material Contract to which the Company is a party or by which the Company or its properties or assets are subject, or require an Approval from any Person in order to avoid any such conflict, violation, breach, termination, default or acceleration; (iii) conflict with, violate, or result in the breach of any provision of any Law or Governmental Order applicable to the Company; or (iv) result in the creation of any Encumbrance upon the Adhera License Agreement or the Licensed Intellectual Property.

(b)       No Approval, Permit, Governmental Order, waiver, declaration or filing with, or notification to, any Person, including any Governmental Authority and the stockholders of the Company, is required on the part of the Company in connection with the execution, delivery and performance of this Agreement or the other Transaction Documents, or the compliance by the Company with any of the provisions hereof or thereof.

Section 3.3        Intellectual Property.

(a)       Except as set forth on Schedule 3.3(a) and Schedule 3.3(d), the Adhera License Agreement is in full force and effect. Except as set forth on Schedule 3.3(a), the Company possesses legally enforceable rights pursuant to a valid and enforceable written license, sublicense, agreement, or permission to use the Licensed Intellectual Property. Except as set forth on Schedule 3.3(a), the Company is the valid licensee of all Licensed Intellectual Property, free and clear of any and all Encumbrances. Assuming the execution and delivery of the Termination Agreement and Biodexa License Agreement contemplated hereby, neither the execution, delivery, or performance of this Agreement, nor the consummation of the transactions contemplated hereunder, will result in the loss or impairment of or payment of any additional amounts other than as provided for in the Adhera License Agreement, with respect to, or require the consent of any other Person in respect of, the right to own or use any Licensed Intellectual Property. Other than the Adhera License Agreement, there are no other royalty or licensing agreements relating to the Company or, to the Company’s Knowledge, any other party with respect to the Licensed Intellectual Property or other arrangements or amounts owed to any parties with respect or relating thereto, whether conditioned on the achievement of milestones, passage of time or otherwise. Except as set forth on Schedule 3.3(a), no amounts are owed under the Adhera License Agreement other than as provided therein. The Termination Agreement and the assignment of the License Rights to Buyer, pursuant to the terms and conditions set forth herein, do not conflict with or violate the Adhera License Agreement and comply in all respects with the Adhera License Agreement.

(b)       The Company has taken commercially reasonable steps to protect and preserve the confidentiality of all confidential Licensed Intellectual Property.

(c)       To the Company’s Knowledge, the Company has complied with and is presently in compliance in all material respects, with all foreign, federal, state, local, governmental, administrative, or regulatory Laws applicable to any Licensed Intellectual Property, and the Company shall take all steps necessary to ensure such compliance until Closing.

(d)       Except as disclosed on Schedule 3.3(d), there are no licenses, settlement agreements, covenants not to sue or other agreements in which the Company or any Company predecessor has granted any rights or interest in or to, or permitted use of, any material Licensed Intellectual Property by any third party or Affiliate. To the Company’s Knowledge, other than the Adhera License Agreement, there are no licenses, settlement agreements, covenants not to sue or other agreements in which Melior or any predecessor of Melior has granted any rights or interest in or to, or permitted use of, any material Licensed Intellectual Property by any third party or Affiliate.

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(e)       The Company has not made a previous assignment, transfer, or agreement in conflict herewith or constituting a present or future assignment of or encumbrance of the Adhera License Agreement or any of the Licensed Intellectual Property and has not granted any license or sublicense of any material rights under or with respect to the Adhera License Agreement or any Licensed Intellectual Property.

(f)       By executing and performing its obligations under this Agreement, the Company is not in violation of any agreement between the Company and any third party relating to any of the Licensed Intellectual Property.

(g)       Except as set forth on Schedule 3.3(a), the Company is not in breach of or default under, and neither has provided nor received any notice of any intention to terminate, the Adhera License Agreement, and to the Company’s Knowledge, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under the Adhera License Agreement or result in a termination or cancelation thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder.

Section 3.4        Legal Proceedings; Governmental Orders.

(a)       There are no Actions pending or, to the Company’s Knowledge, threatened (i) against or by the Company affecting the ownership, rights or efficacy of the Adhera License Agreement or the Licensed Intellectual Property; or (ii) against or by the Company, that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. To the Knowledge of the Company, no event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

(b)       There are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against or affecting the Company with respect to this Agreement, the Adhera License Agreement, or the Licensed Intellectual Property.

(c)       The Company has not received any complaints or notices or Actions from or by any Persons, whether to the Company, or any Governmental Authority with respect to the Adhera License Agreement or the Licensed Intellectual Property, and to the Company’s Knowledge, there exists no reasonable basis for any such notice, complaints or Actions.

Section 3.5        Compliance With Laws; Permits.    With respect to this Agreement, the Adhera License Agreement and the Licensed Intellectual Property, the Company has complied, and currently complies in all material respects with all Laws applicable to this Agreement, the Adhera License Agreement and the Licensed Intellectual Property.

Section 3.6        Indebtedness.    Schedule 3.6 sets forth all of the secured indebtedness of the Company. Except as set forth on Schedule 3.6, the Company has not granted any Person other than the Secured Noteholders any security interest, lien, or other Encumbrance with respect to the Company or any of its Affiliates or any of its or their respective assets, and there are no such security interests, liens, or other Encumbrances other than the Secured Notes.

Section 3.7        Full Disclosure.    No representation or warranty by the Company in this Agreement or any certificate or other document furnished or to be furnished to Buyer pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

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Section 3.8        Brokers.    Except as described in Section 3.8 of the Disclosure Schedules, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of the Company.

Section 3.9        Tax Matters.    The Company has duly and timely filed all Tax Returns required to be filed by it with respect to the License Rights, all such Tax Returns are true, correct and complete, and the Company has duly and timely paid all Taxes with respect thereto (whether or not shown as due and payable on any such Tax Return). There has been no dispute or claim concerning any Tax liability of the Company with respect to the License Rights claimed or raised by any taxing authority. No audit of any tax return or investigation relating to the License Rights is currently pending or threatened. There are no Encumbrances for Taxes on the License Rights, except for statutory liens for Taxes not yet due and payable.

Section 3.10        No Other Representations and Warranties.    The Company acknowledges that the representations and warranties of Buyer in this Agreement and the other Transaction Documents constitute the sole and exclusive representations and warranties of Buyer in connection with the transactions contemplated hereby and thereby, and the Company further acknowledges and agrees that neither Buyer nor any of its Affiliates, are making any representation or warranty whatsoever, express or implied, beyond those expressly given in this Agreement and the other Transaction Documents. Notwithstanding anything to the contrary in this Agreement, nothing herein is intended to or shall limit or otherwise restrict any claim by or right of the Company with respect to or arising from any intentional misrepresentation or reckless or intentional fraud.

Article IV
Representations and Warranties of Buyer

Except as set forth in the corresponding numbered Section of this Disclosure Schedules, Buyer represents and warrants to the Company and the Secured Noteholders that the statements contained in this Article IV are true and correct as of the date hereof and shall be true and correct as of the Closing Date.

Section 4.1        Organization and Authority.    Buyer is a public limited company duly organized, validly existing and in good standing under the Laws of England and Wales. Buyer has all requisite power and authority to execute and deliver this Agreement and each other Transaction Document to which Buyer is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Buyer of this Agreement and each of the other Transaction Document to which Buyer is a party, the performance by Buyer of its obligations hereunder and thereunder and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement and the other Transaction Documents to which Buyer is a party have been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by the other parties hereto and thereto) this Agreement and the other Transaction Documents to which Buyer is a party constitute legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at Law or in equity).

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Section 4.2        No Conflicts; Approvals.

(a)       The execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, and compliance by Buyer with the provisions hereof and thereof do not and will not (i) conflict with, violate, result in the breach of, or constitute a default under any provision of the Organizational Documents of Buyer or (ii) conflict with, violate, or result in the breach of any provision of any Law or Governmental Order applicable to Buyer.

(b)       Other than Buyer’s filings with the SEC, no Approval, Permit, Governmental Order, waiver, declaration or filing with, or notification to, any Person, including any Governmental Authority and the stockholders of Buyer, is required on the part of Buyer in connection with the execution, delivery and performance of this Agreement or the other Transaction Documents, or the compliance by Buyer with any of the provisions hereof or thereof.

Section 4.3        Legal Proceedings.    There are no Actions pending or, to Buyer’s knowledge, threatened against or by Buyer or any Affiliate of Buyer that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. To Buyer’s knowledge, no event has occurred or circumstances exist that may give rise or serve as a basis for any such Action.

Section 4.4        Valid Issuance.    The ADSs to be issued pursuant to this Agreement will, when issued, be duly authorized, validly issued, fully paid, and non-assessable, and will not be subject to any preemptive rights or rights of first refusal, or other similar rights of any Buyer securityholder. The Deposit Agreement is in full force and effect.

Section 4.5        Buyer SEC Reports; Financial Statements.    As of their respective dates, Buyer’s SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable. The consolidated financial statements of Buyer and its Subsidiaries included in Buyer’s SEC Reports present fairly, in all material respects, the financial position of Buyer and its Subsidiaries as of the dates thereof, and the results of operations and cash flows for the periods set forth therein (subject, in the case of unaudited statements, to the absence of notes and normal year-end audit adjustments), in each case in conformity with IFRS, except as may be noted therein.

Section 4.6        Brokers.    Except as described in Section 4.6 of the Disclosure Schedules, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Buyer.

Section 4.7        No Other Representations and Warranties.    Buyer acknowledges that the representations and warranties of the Company in this Agreement and the other Transaction Documents constitute the sole and exclusive representations and warranties of the Company in connection with the transactions contemplated hereby and thereby, and Buyer further acknowledges and agrees that neither the Company nor any of its Representatives, are making any representation or warranty whatsoever, express or implied, beyond those expressly given in this Agreement and the other Transaction Documents. Notwithstanding anything to the contrary in this Agreement, nothing herein is intended to or shall limit or otherwise restrict any claim by or right of Buyer with respect to or arising from any intentional misrepresentation or reckless or intentional fraud.

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Article V
REPRESENTATIONS AND WARRANTIES OF THE SECURED NOTEHOLDERS

Each of the Secured Noteholders represents and warrants to Buyer and the Company that the statements contained in this Article V are true and correct as of the date hereof.

Section 5.1        Organization and Authority.    Each Secured Noteholder that is an entity is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization. Such Secured Noteholder has all requisite power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by such Secured Noteholder of this Agreement and each of the other Transaction Documents to which such Secured Noteholder is a party, the performance by such Secured Noteholder of its obligations hereunder and thereunder and the consummation by such Secured Noteholder of the transactions contemplated hereby and thereby has been duly authorized by all requisite action on the part of such Secured Noteholder. This Agreement and the other Transaction Documents to which such Secured Noteholder is a party have been duly executed and delivered by such Secured Noteholder, and (assuming due authorization, execution and delivery by the other parties hereto and thereto) this Agreement and the other Transaction Documents to which such Secured Noteholder is a party constitute legal, valid and binding obligations of such Secured Noteholder enforceable against such Secured Noteholder in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at Law or in equity).

Section 5.2        No Conflicts; Approvals.

(a)       The execution, delivery and performance by such Secured Noteholder of this Agreement and the other Transaction Documents to which it is a party, the consummation of the transactions contemplated hereby or thereby, and compliance by such Secured Noteholder with the provisions hereof or thereof do not and will not: (i) conflict with, violate, result in the breach of, or constitute a default under any provision of the Organizational Documents of such Secured Noteholder (as applicable) or (ii) conflict with, violate, or result in the breach of any provision of any Law or Governmental Order applicable to such Secured Noteholder.

(b)       No Approval, Permit, Governmental Order, waiver, declaration or filing with, or notification to any Person, including any Governmental Authority and the stockholders of such Secured Noteholder (as applicable), is required on the part of such Secured Noteholder in connection with the execution, delivery and performance of this Agreement or the other Transaction Documents, or the compliance by such Secured Noteholder with any of the provisions hereof or thereof.

Section 5.3        Secured Notes.    Such Secured Noteholder is the holder of the Secured Note(s) set forth opposite its name on Schedule 1 hereto, and such Secured Note(s) constitute all of the secured indebtedness owed by the Company to such Secured Noteholder. Such Secured Noteholder has not granted any other Person a security interest, lien or other Encumbrance with respect to such Secured Note(s), the Company or any of its Affiliates or any of its or their respective assets.

Section 5.4        Investor Representations.    Each Secured Noteholder understands that none of the Transaction Securities has been registered under the Securities Act and that the Transaction Securities are being offered and sold pursuant to an exemption from registration under the Securities Act. Each Secured Noteholder understands that the Transaction Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, each Secured Noteholder must hold the Transaction Securities indefinitely unless the Transaction Securities are registered pursuant to the Securities Act, or an exemption from registration is available. Each Secured Noteholder understands the Transaction Securities will bear a legend to such effect. Each Secured Noteholder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to Buyer so that it is capable of evaluating the merits and risks of its investment in Buyer and has the capacity to bear the risks thereof. Each Secured Noteholder must bear the economic risk of this investment indefinitely unless the Transaction Securities are registered pursuant to the Securities Act, or an exemption from registration is available. Each Secured Noteholder also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow such Secured Noteholder to transfer all or any portion of the Transaction Securities under the circumstances, in the amounts or at the times such Secured Noteholder might propose. Each Secured Noteholder is acquiring the Transaction Securities for its own account for investment only, and not with a view towards their distribution in violation of any federal or state securities Laws.

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Section 5.5        No Other Representations and Warranties.    Each Secured Noteholder acknowledges that the representations and warranties of Buyer and the Company in this Agreement and the other Transaction Documents constitute the sole and exclusive representations and warranties of Buyer and the Company, respectively, in connection with the transactions contemplated hereby and thereby, and each Secured Noteholder further acknowledges and agrees that none of Buyer, the Company, or any of their respective Affiliates, are making any representation or warranty whatsoever, express or implied, beyond those expressly given in this Agreement and the other Transaction Documents. Notwithstanding anything to the contrary in this Agreement, nothing herein is intended to or shall limit or otherwise restrict any claim by or right of such Secured Noteholder with respect to or arising from any intentional misrepresentation or reckless or intentional fraud.

Article VI
Covenants

Section 6.1        Conduct of Business Prior to the Closing.    From the date hereof until the earlier to occur of the Closing or the valid termination of this Agreement in accordance with the terms hereof, except as otherwise provided in this Agreement or consented to in writing by Buyer (which consent shall not be unreasonably withheld or delayed), the Company shall (a) use commercially reasonable efforts to maintain and preserve intact the Adhera License Agreement and the Licensed Intellectual Property (without any amendments thereto or modifications thereof), (b) pay any obligations thereunder when due, (c) defend and protect its properties and assets relating to the Adhera License Agreement and the Licensed Intellectual Property from infringement or usurpation, and (d) comply in all material respects with all applicable Laws relating to the Adhera License Agreement and the Licensed Intellectual Property.

Section 6.2        Notice of Certain Events.

(a)       From the date hereof until the earlier to occur of the Closing or the valid termination of this Agreement in accordance with the terms hereof, the Company shall promptly notify Buyer in writing of:

(i)       any fact, circumstance, event or action the existence, occurrence or taking of which (A) has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (B) has resulted in, or could reasonably be expected to result in, any representation or warranty made by the Company hereunder not being true and correct or (C) has resulted in, or could reasonably be expected to result in, the failure of any of the conditions set forth in Section 7.2 to be satisfied;

(ii)       any notice or other communication from any Person alleging that the Approval of such Person is or may be required in connection with the transactions contemplated by this Agreement;

(iii)       any notice or other communication from any Governmental Authority, solely in connection with the transactions contemplated by this Agreement; and

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(iv)       any Actions commenced or, to the Company’s Knowledge, threatened against, relating to or involving or otherwise affecting the Company that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.4 that relates to the consummation of the transactions contemplated by this Agreement.

Section 6.3        Confidentiality.    From and after the Closing, the Company shall, and shall cause its respective Affiliates to, hold, and shall use its reasonable best efforts to cause its or their respective Representatives to hold, in confidence any and all information, whether written or oral, concerning the Licensed Intellectual Property and the Adhera License Agreement, except to the extent that the Company can show that such information (a) is generally available to and known by the public through no fault of the Company, any of its Affiliates or their respective Representatives; or (b) is lawfully acquired by the Company, any of its Affiliates or their respective Representatives from and after the Closing from sources which are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation. If the Company or its Affiliates or their respective Representatives are compelled to disclose any information by judicial or administrative process or by other requirements of Law, the Company shall promptly notify Buyer in writing and shall disclose only that portion of such information which the Company is advised by its counsel in writing is legally required to be disclosed, provided that the Company shall use commercially reasonable efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.

Section 6.4        Closing Conditions.    From the date hereof until the Closing, each Party hereto shall use reasonable best efforts to take such actions as are necessary to expeditiously satisfy the closing conditions set forth in Article VII hereof.

Section 6.5        Public Announcements.    Except as required by and in accordance with applicable Law or Nasdaq requirements (based upon the reasonable advice of counsel), no Party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of Buyer and the Company (which consent shall not be unreasonably withheld or delayed), and the Parties shall cooperate as to the timing and contents of any such announcement.

Section 6.6 No Termination of Adhera License Agreement.    Between the execution of this Agreement and the Closing, the Company shall use its commercially reasonable efforts to maintain in full force and effect the Adhera License Agreement, and the Company shall not terminate such agreement without the consent of Buyer, other than pursuant to the Termination Agreement.

Section 6.7        Release.

(a)       Effective upon the Closing, each of the Secured Noteholders, on behalf of itself and its Affiliates and its and their predecessors, successors and assigns (collectively, the “Releasing Parties”), effective immediately upon the Company’s receipt of the Closing Purchase Price, hereby forever releases and discharges Buyer and its Affiliates and its and their respective officers, directors, employees, attorneys, agents, managers, representatives, successors and assigns (collectively, the “Buyer Released Parties”) from any and all claims, causes of actions, damages and liabilities, known or unknown, which such Releasing Party ever had or now has against one or more of the Buyer Released Parties through the date hereof which arises from or relates to the Secured Notes, other than with respect to any claims arising from or relating to this Agreement or the Releasing Parties’ remaining rights to receive consideration in accordance with Section 2.2 following the date hereof (collectively, the “Buyer Released Claims”), and each Secured Noteholder, for itself and on behalf of the other Releasing Parties, does hereby forever covenant not to assert (and not to assist or enable any other person to assert) any Buyer Released Claim against any Buyer Released Party.

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(b)       Effective upon the Closing, each of the Secured Noteholders, on behalf of itself and the Releasing Parties, effective immediately upon such Secured Noteholder’s receipt of payment in full of its portion of the Secured Noteholder Distribution which constitutes the Closing BDRX Equity, if any, and otherwise effective upon the Closing, hereby forever releases and discharges the Company and its Affiliates and its and their respective officers, directors, employees, attorneys, agents, managers, representatives, successors and assigns (collectively, the “Company Released Parties”) from any and all claims, causes of actions, damages and liabilities, known or unknown, which such Releasing Party ever had or now has against one or more of the Company Released Parties which arises from or relates to the Secured Notes, other than with respect to any claims arising from or relating to this Agreement or the Releasing Parties’ remaining rights to receive consideration in accordance with Section 2.2 following the date hereof (collectively, the “Company Released Claims”), and each Secured Noteholder, for itself and on behalf of the other Releasing Parties, does hereby forever covenant not to assert (and not to assist or enable any other person to assert) any Company Released Claim against any Company Released Party.

(c)       Each of the Secured Noteholders authorizes the Company, or any other party acting on behalf of the Company, upon or after the date of the Secured Noteholders’ receipt of the Secured Noteholder Distribution, if any, and otherwise effective upon the Closing, to prepare and file any UCC-3 termination statements, intellectual property releases or other documents, agreements, notices or filings necessary or advisable, in the Company’s sole discretion, to evidence the release of any lien, security interest, pledge or guarantee by the Company or any of its Affiliates or affecting any of the Company’s and its Affiliates’ property or assets related to the Secured Notes.

Section 6.8        Resale Registration Statement.    On or prior to the ninetieth (90th) day following the date upon which the SEC declares the Registration Statement effective pursuant to the Securities Act, Buyer will file a Registration Statement on Form F-1 under the Securities Act (the “Resale Registration Statement”) with the SEC to register all of the ADSs issued to the Secured Noteholders pursuant to Section 2.2(a) and provide for shelf registration of such ADSs under SEC Rule 415.

Section 6.9        Legend Removal.

(a)       Certificates evidencing the ADSs, if any, shall not contain any legend: (i) while a registration statement with a current prospectus covering the resale of such security is effective under the Securities Act, (ii) following any sale of such ADSs pursuant to Rule 144 , or (iii) if such ADSs are eligible for sale under Rule 144, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC). Buyer shall cause its counsel to issue a legal opinion to the transfer agent promptly after the effective date of the Resale Registration Statement if required by the transfer agent to effect the removal of the legend hereunder. Buyer shall cause its counsel to issue a legal opinion to the transfer agent or the Secured Noteholders promptly if required by the transfer agent to effect the removal of the legend hereunder, or if requested by a Secured Noteholder, respectively. Upon reasonable request by counsel to Buyer (which request shall include a form of representation letter in customary form as reasonably determined by counsel to Buyer and the applicable Secured Noteholder’s counsel) to such Secured Noteholder, such Secured Noteholder shall promptly deliver a representation letter in customary form to counsel to Buyer in connection with the removal of the legend hereunder. If all or any portion of ADSs may be sold under Rule 144 or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC) then such ADSs shall be issued free of all legends. Buyer agrees that following the effective date of the Resale Registration Statement and at such time as such legend is no longer required under this Section, Buyer will, no later than the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) following the delivery by a Secured Noteholder to Buyer or the transfer agent of a certificate representing ADSs issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to such Secured Noteholder a certificate representing such ADSs that is free from all restrictive and other legends. Buyer may not make any notation on its records or give instructions to the transfer agent that enlarge the restrictions on transfer set forth in this Section. ADSs subject to legend removal hereunder shall be transmitted by the transfer agent to the Secured Noteholder by crediting the account of the Secured Noteholder’s prime broker with the Depository Trust Company System as directed by such Secured Noteholder. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on Buyer’s primary Trading Market with respect to the ADSs as in effect on the date of delivery of a certificate representing ADSs issued with a restrictive legend.

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(b)       In addition to such Secured Noteholder’s other available remedies, subject to the terms and conditions of this Section 6.9(b), Buyer shall pay to a Secured Noteholder, in cash, (i) as partial liquidated damages and not as a penalty, for each $2,000 of ADSs (based on the volume weighted average price of the ADSs on the date such securities are submitted to the Depositary) delivered for removal of the restrictive legend and subject to Section 6.9(a), $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue, and $25 per Trading Day ten (10) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such ADSs are delivered without a legend and (ii) if Buyer fails to (a) issue and deliver (or cause to be delivered) to a Secured Noteholder by the Legend Removal Date such ADSs so delivered to Buyer by such Secured Noteholder that is free from all restrictive and other legends and (b) if after the Legend Removal Date such Secured Noteholder purchases (in an open market transaction or otherwise) ADSs or Buyer Ordinary Shares to deliver in satisfaction of a sale by such Secured Noteholder of all or any portion of the number of ADSs or Buyer Ordinary Shares, or a sale of a number of ADSs equal to all or any portion of the number of ADSs, that such Secured Noteholder anticipated receiving from Buyer without any restrictive legend, then an amount equal to the excess of such Secured Noteholder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the ADSs so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (A) such number of ADSs that Buyer was required to deliver to such Secured Noteholder by the Legend Removal Date multiplied by (B) the lowest closing sale price of the ADSs on any Trading Day during the period commencing on the date of the delivery by such Secured Noteholder to Buyer of the applicable ADSs and ending on the date of such delivery and payment under this Section 6.9(b). Notwithstanding anything herein to the contrary, a Secured Noteholder shall not be entitled to the damages set forth in this Section 6.9(b) if and to the extent such Secured Noteholder has not provided a broker letter confirming the resale of the ADS that contains all of the information set forth in the form attached as Exhibit H.

Section 6.10        Fundamental Transaction.    If, at any time prior to the payment in full of the consideration under Sections 2.2(a)(iii) and/or (iv) herein, (a) Buyer, directly or indirectly, in one or more related transactions effects any merger or consolidation of Buyer with or into another Person, (b) Buyer, directly or indirectly, effects any sale, lease, exclusive license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (c) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by Buyer or another Person) is completed pursuant to which holders of Buyer Ordinary Shares (including any Buyer Ordinary Shares underlying the ADSs) are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Buyer Ordinary Shares (including any Buyer Ordinary Shares underlying the ADSs), (d) Buyer, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Buyer Ordinary Shares or any compulsory share exchange pursuant to which the Buyer Ordinary Shares effectively converted into or exchanged for other securities, cash or property, or (e) Buyer, directly or indirectly, in one or more related transactions consummates a share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding Buyer Ordinary Shares (including any Buyer Ordinary Shares underlying the ADSs) (each a “Fundamental Transaction”), then the payments to the Secured Noteholders under Sections 2.2(a)(iii) and (iv) herein shall be payable either (x) in cash (which, for the avoidance of doubt, shall be an aggregate of $1,000,000 with respect to Section 2.2(a)(iii), and an aggregate of $3,000,000 with respect to Section 2.2(a)(iv)) or (y) if shares of Buyer’s successor or its direct or indirect parent are traded on a national securities exchange, at Buyer’s discretion, in shares of Buyer’s successor or its direct or indirect parent, as applicable, calculated using the same methods as set forth in Sections 2.2(a)(iii) and (iv), respectively, in each case if and when such payments are otherwise payable under this Agreement.

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Section 6.11        Further Assurances.    Following the Closing, each of the Parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

Article VII
CONDITIONS TO CLOSING

Section 7.1        Conditions to Obligations of All Parties.    The obligations of each Party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

(a)       No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof, and no other Action shall have been commenced against Buyer or the Company which would prevent the Closing.

(b)       All Governmental Authorities’ and third parties’ Approvals required for the consummation of the transactions contemplated hereby, if any, shall have been obtained.

(c)       The Registered Offering Closing shall have occurred.

(d)       The Parties shall have received the Lock-Up Agreements duly executed by the Secured Noteholders.

Section 7.2        Conditions to Obligations of Buyer.    The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Buyer’s waiver, at or prior to the Closing, of each of the following conditions:

(a)       The Company shall have delivered the documents described in Section 2.3(b).

(b)       Other than the representations and warranties of the Company contained in Section 3.1 and Section 3.2, the representations and warranties of the Company contained in this Agreement, the other Transaction Documents and any certificate or other writing delivered pursuant hereto shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects). The representations and warranties of the Company contained in Section 3.1 and Section 3.2 shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects).

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(c)       The Company shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the other Transaction Documents to be performed or complied with by them prior to or on the Closing Date.

(d)       From the date of this Agreement, there shall not have occurred any Material Adverse Effect on the Company, nor shall any event or events have occurred that, individually or in the aggregate, with or without the lapse of time, could reasonably be expected to result in a Material Adverse Effect on the Company.

(e)       The Registered Offering Closing shall have occurred.

(f)       The other Transaction Documents shall have been executed and delivered by the Company and true and complete copies thereof shall have been delivered to Buyer.

(g)       Buyer shall have received from Melior a fully executed copy of Amendment No. 6 to the Bukwang License, in the form attached to the Biodexa License Agreement.

(h)       The Company shall have delivered to Buyer such other documents or instruments as Buyer reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement.

Section 7.3        Conditions to Obligations of the Company.    The obligations of the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Company’s waiver, at or prior to the Closing, of each of the following conditions:

(a)       Buyer shall have delivered the documents described in Section 2.3(a).

(b)       Other than the representations and warranties of Buyer contained in Section 4.1 and Section 4.2, the representations and warranties of Buyer contained in this Agreement, the other Transaction Documents and any certificate or other writing delivered pursuant hereto shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality) or in all material respects (in the case of any representation or warranty not qualified by materiality) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects). The representations and warranties of Buyer contained in Section 4.1 and Section 4.2 shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date.

(c)       Buyer shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the other Transaction Documents to be performed or complied with by it prior to or on the Closing Date.

(d)       The Registered Offering Closing shall have occurred.

(e)       The other Transaction Documents shall have been executed and delivered by Buyer, as applicable, and true and complete copies thereof shall have been delivered to the Company.

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Article VIII
Indemnification

Section 8.1        Survival.    Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein shall survive the Closing and shall remain in full force and effect until the date that is eighteen (18) months from the Closing Date (the “Non-Fundamental Survival Period”); provided, that the representations and warranties in Section 3.1, Section 3.2, Section 4.1, and Section 4.2 (collectively, the “Fundamental Representations”) shall survive for the maximum period permitted by applicable Law. All covenants and agreements of the parties contained herein shall survive the Closing indefinitely or for the period explicitly specified herein. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period, including, if applicable, the Non-Fundamental Survival Period, shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved.

Section 8.2        Indemnification by the Company.    Subject to the other terms and conditions of this Article VIII, the Company shall indemnify and defend each of Buyer and its Affiliates and their respective Representatives (collectively, the “Buyer Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Buyer Indemnitees based upon, arising out of, with respect to or by reason of:

(a)       any inaccuracy in or breach or alleged breach of any of the representations or warranties of the Company contained in this Agreement or in any certificate or instrument delivered by or on behalf of the Company pursuant to this Agreement, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date);

(b)       any breach, alleged breach or non-fulfillment of any covenant, agreement or obligation to be performed by the Company pursuant to this Agreement;

(c)       any Taxes (i) of the Company and the Secured Noteholders for any taxable period, (ii) imposed on or attributable to the License Rights for any Pre-Closing Tax Period, (iii) of any Person for which Buyer or its Affiliates become liable as a transferee or successor, by operation of Law or otherwise as a result of the transactions contemplated by this Agreement, (iv) imposed on Buyer as a result of Buyer’s payment of the consideration contemplated by Section 2.2 to the Secured Noteholders rather than to the Company, and (v) that are transfer, documentary, sales, use, stamp, excise, registration, value added and other similar Taxes, fees and costs (including any associated penalties and interest) incurred in connection with the transactions contemplated by this Agreement;

(d)       any amounts owed under the Adhera License Agreement prior to Closing and any fees or expenses (including without limitation any broker or accounting, legal or other professional fees or expenses) incurred by the Company prior to the Closing in connection with the transactions contemplated by this Agreement; and

(e)       any claims by a Secured Noteholder, or any other Person who is a holder of secured indebtedness of the Company, that it did not receive the consideration owed to it by the Company pursuant to Section 2.2(b).

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Section 8.3        Indemnification by Buyer.    Subject to the other terms and conditions of this Article VIII, Buyer shall indemnify and defend the Company, the Secured Noteholders and their respective Affiliates and Representatives (collectively, the “Company Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Company Indemnitees based upon, arising out of, with respect to or by reason of:

(a)       any inaccuracy in or breach or alleged breach of any of the representations or warranties of Buyer contained in this Agreement or in any certificate or instrument delivered by or on behalf of Buyer pursuant to this Agreement, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date);

(b)       any breach or alleged breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer pursuant to this Agreement; and

(c)       any amounts owed under the Biodexa License Agreement following the Closing Date of the transactions contemplated by this Agreement.

Section 8.4        Indemnification by the Secured Noteholders.    Subject to the other terms and conditions of this Article VIII, each Secured Noteholder shall, severally and not jointly, indemnify and defend Buyer, the Company, and their respective Affiliates and Representatives (collectively, the “Buyer/Company Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Buyer/Company Indemnitees based upon, arising out of, with respect to or by reason of:

(a)       any inaccuracy in or breach or alleged breach of any of the representations or warranties of such Secured Noteholder contained in this Agreement or in any certificate or instrument delivered by or on behalf of such Secured Noteholder pursuant to this Agreement, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date); and

(b)       any breach or alleged breach or non-fulfillment of any covenant, agreement or obligation to be performed by such Secured Noteholder pursuant to this Agreement.

Section 8.5        Certain Limitations.    The indemnification provided for in Section 8.2 and Section 8.3 shall be subject to the following limitations:

(a)       Subject to Section 8.5(c), the Company shall not be liable to the Buyer Indemnitees for indemnification under Section 8.2(a) until the aggregate amount of all Losses in respect of indemnification under Section 8.2(a) exceeds $50,000 (the “Basket”), in which event the Company shall be required to pay or be liable for all such Losses in excess of the Basket. Subject to Section 8.5(c), the aggregate amount of all Losses for which the Company shall be liable pursuant to Section 8.2(a) shall not exceed fifteen percent (15%) of the aggregate amount of the consideration paid pursuant to Section 2.2 (the “Cap”).

(b)       Subject to Section 8.5(c), Buyer shall not be liable to the Company Indemnitees for indemnification under Section 8.3(a) until the aggregate amount of all Losses in respect of indemnification under Section 8.3(a) exceeds the Basket, in which event Buyer shall be required to pay or be liable for all such Losses in excess of the Basket. Subject to Section 8.5(c), the aggregate amount of all Losses for which Buyer shall be liable pursuant to Section 8.3(a) shall not exceed the Cap.

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(c)       Notwithstanding the foregoing, the limitations set forth in Section 8.5(a) and Section 8.5(b) shall not apply to Losses based upon, arising out of, with respect to or by reason of (i) any inaccuracy in or breach of any Fundamental Representation or (ii) intentional breach, intentional misrepresentation, criminal misconduct, or fraud by any Indemnifying Party.

(d)       In determining the existence of, and any Losses arising from, any inaccuracy or breach of a representation or warranty herein, the terms “material” or “materially,” any clause or phrase containing “material,” “materially,” “material respects,” “Material Adverse Effect” or any similar terms, clauses or phrases in any such representation or warranty shall be disregarded (as if such word or clause, as applicable, were deleted from such representation, warranty or covenant).

Section 8.6        Indemnification Procedures.    The party making a claim under this Article VIII is referred to as the “Indemnified Party”, and the party against whom such claims are asserted under this Article VIII is referred to as the “Indemnifying Party”.

(a)       Third Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing (a “Third Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) calendar days after receipt of such notice of such Third Party Claim. The failure of the Indemnified Party to give reasonably prompt notice of any Third Party Claim shall not release, waive or otherwise affect the Indemnifying Party’s obligations with respect thereto unless, and only to the extent, that the Indemnifying Party is actually and materially prejudiced as a result of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail and shall include the amount or a good faith estimate (to the extent ascertainable) of the potential Losses that have been or may be sustained by the Indemnified Party. In the event (i) the Indemnifying Party has acknowledged in writing to the Indemnified Party its obligation, as between the Parties (together with all other Indemnified Parties), to indemnify the Indemnified Party in full for all Losses relating to the applicable Third Party Claim made against the Indemnified Party hereunder, and (ii) such Third Party Claim solely involves the payment of money damages in connection with such third party, the Indemnifying Party will have the right in its sole discretion to assume and control the defense or settlement of such Third Party Claim for so long as the conditions set forth in the preceding clauses (i) and (ii) are satisfied; provided that the Indemnified Party and its counsel (at such party’s sole expense) may participate in (but not control the conduct of) the defense of such Third Party Claim.

(b)       Direct Claims. Any Action by an Indemnified Party on account of a Loss which does not result from a Third Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) days after the Indemnified Party has actual knowledge of such Direct Claim. The failure of the Indemnified Party to give reasonably prompt notice of any Direct Claim shall not release, waive or otherwise affect the Indemnifying Party’s obligations with respect thereto unless, and only to the extent, that the Indemnifying Party is actually and materially prejudiced as a result of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail and shall include the amount or a good faith estimate (to the extent ascertainable) of the potential Losses that have been or may be sustained by the Indemnified Party. The Indemnifying Party shall have thirty (30) days after its receipt of such notice to respond in writing to such Direct Claim. The Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance (including access to the Company’s premises and personnel and the right to examine and copy any accounts, documents or records) as the Indemnifying Party or any of its professional advisors may reasonably request.

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Section 8.7        Payments.    Once a Loss is agreed to by the Indemnifying Party or is determined to be payable pursuant to this Article VIII, the Indemnifying Party shall satisfy its obligations within ten (10) Business Days of such determination by wire transfer of immediately available funds.

Article IX
Termination

Section 9.1        Termination.    This Agreement may be terminated at any time prior to the Closing:

(a)       by the mutual written consent of the Company and Buyer;

(b)       by Buyer by written notice to the Company if:

(i)       Buyer is not then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by the Company pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article VII and such breach, inaccuracy or failure has not been cured by the Company within ten (10) days of the Company’s receipt of written notice of such breach from Buyer; or

(ii)       The Closing has not occurred, and any of the conditions set forth in Section 7.1 or Section 7.2 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by six (6) months after the date hereof, unless such failure shall be due to the failure of Buyer to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing;

(c)       by the Company by written notice to Buyer if:

(i)       the Company is not then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Buyer pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article VII and such breach, inaccuracy or failure has not been cured by Buyer within ten (10) days of Buyer’s receipt of written notice of such breach from the Company; or

(ii)       The Closing has not occurred, and any of the conditions set forth in Section 7.1 or Section 7.3 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by six (6) months after the date hereof, unless such failure shall be due to the failure of the Company to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by any of them prior to the Closing; or

(d)       by Buyer or the Company in the event that (i) there shall be any Law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited or (ii) any Governmental Authority shall have issued a Governmental Order restraining or enjoining the transactions contemplated by this Agreement, and such Governmental Order shall have become final and non-appealable.

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Section 9.2 Effect of Termination.    In the event of the termination of this Agreement in accordance with this Article IX, this Agreement shall forthwith become void and there shall be no liability on the part of any Party hereto except:

(a)       as set forth in this Article IX and Article X hereof; and

(b)       that nothing herein shall relieve any Party hereto from liability for any willful breach or material breach of any provision hereof, or for fraud or criminal misconduct.

Article X
Miscellaneous

Section 10.1        Expenses.    Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses, whether or not the Closing shall have occurred.

Section 10.2        Notices.    All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.2):

If to Buyer:

Biodexa Pharmaceuticals PLC
1 Caspian Point, Caspian Way
Cardiff CF10 4DQ, UK
Attention: Stephen Stamp, Chief Executive Officer
Email: stephen.stamp@biodexapharma.com

with a copy (which shall not constitute notice) to:

Orrick, Herrington & Sutcliffe LLP
Columbia Center
1152 15th Street, N.W.
Washington, D.C. 20005-1706
United States
Attention: David Schulman
Email: dschulman@orrick.com

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If to the Company:

Adhera Therapeutics, Inc.
8000 Innovation Parkway

Baton Rouge, LA, 70820
Attention: Zahed Subhan, CEO
Email: Zsubhan@adherathera.com

with a copy (which shall not constitute notice) to:

Nason, Yeager, Gerson, Harris & Fumero, P.A.
3001 PGA Boulevard, Suite 305
Palm Beach Gardens, FL 33410
Attn: Michael D. Harris
Email: mharris@nasonyeager.com

If to a Secured Noteholder, to the address set forth on the signature page of the Secured Noteholder hereto,

with a copy (which shall not constitute notice) to:

Olshan Frome Wolosky LLP
1325 Avenue of the Americas
New York, NY 10019
Attn: Kenneth Schlesinger
Email: kschlesinger@olshanlaw.com

Section 10.3        Interpretation.    For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Disclosure Schedules and Exhibits mean the Articles and Sections of, and Disclosure Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Disclosure Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

Section 10.4        Headings.    The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 10.5        Severability.    If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

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Section 10.6        Entire Agreement.    This Agreement, the Disclosure Schedules and the other Transaction Documents constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. No Party is relying on any representation and warranty of the other party not specifically set forth herein. In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Documents, the Exhibits and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

Section 10.7        Successors and Assigns.    This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No Party may assign its rights or obligations hereunder without the prior written consent of the other Parties, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that prior to the Closing Date, Buyer may, without the prior written consent of the Company assign all or any portion of its rights under this Agreement to one or more of its direct or indirect wholly-owned subsidiaries. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 10.8        No Third-Party Beneficiaries.    Except as provided in Article VIII, this Agreement is for the sole benefit of the Parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 10.9        Amendment and Modification; Waiver.    This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each of the Parties. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by each of the Parties. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 10.10        Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)       This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction).

(b)       ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED EXCLUSIVELY IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF NEW YORK IN EACH CASE LOCATED IN THE COUNTY OF NEW YORK, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

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(c)       EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 10.10(c).

Section 10.11        Specific Performance.    The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 10.12        Counterparts.    This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

BUYER:

BIODEXA PHARMACEUTICALS PLC

By:	/s/ Stephen Stamp
Name: Stephen Stamp
Title: Chief Executive Officer

[Signature Page to Assignment and Exchange Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

THE COMPANY:

ADHERA THERAPEUTICS, INC.

By:	/s/ Zahed Subhan
Name: Zahed Subhan
Title: Chief Executive Officer

[Signature Page to Assignment and Exchange Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SECURED NOTEHOLDERS:

By:
Name:
Title:

Address:

E-mail Address:

[Signature Page to Assignment and Exchange Agreement]

Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of [•], between Biodexa Pharmaceuticals Plc, a public limited company organized under the laws of England and Wales (the “Company”), and each of the several purchasers signatory hereto (each such purchaser, a “Purchaser” and, collectively, the “Purchasers”).

This Agreement is made pursuant to the Assignment and Exchange Agreement, dated as of November [•], 2023, between the Company, Adhera Therapeutics, Inc., a Delaware corporation, and each Secured Noteholder (as defined therein) (the “Assignment and Exchange Agreement”).

The Company and each Purchaser hereby agrees as follows:

1.	Definitions.

Capitalized terms used and not otherwise defined herein that are defined in the Assignment and Exchange Agreement shall have the meanings given such terms in the Assignment and Exchange Agreement. As used in this Agreement, the following terms shall have the following meanings:

“ADS” means American Depositary Shares of the Company issued pursuant to an Amended and Restated Deposit Agreement, dated as of February 8, 2021, by and among the Company, The Bank of New York Mellon as depositary and the other parties thereto, each representing 400 Ordinary Shares.

“Advice” shall have the meaning set forth in Section 6(d).

“Effectiveness Date” means, with respect to the Initial Registration Statement required to be filed hereunder, the 90th calendar day following the Filing Date and with respect to any additional Registration Statements which may be required pursuant to Section 2(c) or Section 3(c), the 90th calendar day following the date on which an additional Registration Statement is required to be filed hereunder; provided, however, that in the event the Company is notified by the Commission that one or more of the above Registration Statements will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date as to such Registration Statement shall be the fifth Trading Day following the date on which the Company is so notified if such date precedes the dates otherwise required above, provided, further, if such Effectiveness Date falls on a day that is not a Trading Day, then the Effectiveness Date shall be the next succeeding Trading Day.

“Effectiveness Period” shall have the meaning set forth in Section 2(a).

“Event” shall have the meaning set forth in Section 2(d).

“Event Date” shall have the meaning set forth in Section 2(d).

“Filing Date” means, with respect to the Initial Registration Statement required hereunder, the 90th calendar day following the Closing Date and, with respect to any additional Registration Statements which may be required pursuant to Section 2(c) or Section 3(c), the earliest practical date on which the Company is permitted by SEC Guidance to file such additional Registration Statement related to the Registrable Securities.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Indemnified Party” shall have the meaning set forth in Section 5(c).

“Indemnifying Party” shall have the meaning set forth in Section 5(c).

“Initial Registration Statement” means the initial Registration Statement filed pursuant to this Agreement.

“Losses” shall have the meaning set forth in Section 5(a).

“Majority-in-Interest” means Holders of more than fifty percent (50%) of the Registrable Securities.

“Ordinary Shares” means the ordinary shares of the Company, par value £0.001 per share.

“Plan of Distribution” shall have the meaning set forth in Section 2(a).

“Pre-Funded Warrants” shall have the meaning set forth in the first Form F-1 Registration Statement filed by the Company with the SEC after the execution of the Assignment and Exchange Agreement.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated by the Commission pursuant to the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

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“Registrable Securities” means, as of any date of determination, (a) all ADSs issued pursuant to the Assignment and Exchange Agreement (b) all Warrant ADSs issued and issuable upon exercise of the Warrants (assuming on such date the Warrants are exercised in full without regard to any exercise limitations therein) and (c) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing; provided, however, that any such Registrable Securities shall cease to be Registrable Securities (and the Company shall not be required to maintain the effectiveness of any, or file another, Registration Statement hereunder with respect thereto) for so long as (a) a Registration Statement with respect to the sale of such Registrable Securities is declared effective by the Commission under the Securities Act and such Registrable Securities have been disposed of by the Holder in accordance with such effective Registration Statement, (b) such Registrable Securities have been previously sold in accordance with Rule 144, or (c) such securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 as set forth in a written opinion letter to such effect, addressed, delivered and acceptable to the Transfer Agent and the affected Holders, as reasonably determined by the Company, upon the advice of counsel to the Company.

“Registration Statement” means any registration statement required to be filed hereunder pursuant to Section 2(a) and any additional registration statements contemplated by Section 2(c) or Section 3(c), including (in each case) the Prospectus, amendments and supplements to any such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in any such registration statement.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Selling Shareholder Questionnaire” shall have the meaning set forth in Section 3(a).

“SEC Guidance” means (i) any publicly-available written or oral guidance of the Commission staff, or any comments, requirements or requests of the Commission staff and (ii) the Securities Act.

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“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Ordinary Shares and/or ADSs are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

“Warrant ADSs” means the ADSs issuable upon exercise of the Pre-Funded Warrants.

2.	Shelf Registration.

(a)       On or prior to each Filing Date, the Company shall prepare and file with the Commission a Registration Statement covering the resale of all of the Registrable Securities that are not then registered on an effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415. Each Registration Statement filed hereunder shall be on Form F-1, or such other form available to register for resale the Registrable Securities, and shall contain (unless otherwise directed by at least 85% in interest of the Holders) substantially the “Plan of Distribution” attached hereto as Annex A and substantially the “Selling Shareholder” section attached hereto as Annex B; provided, however, that no Holder shall be required to be named as an “underwriter” without such Holder’s express prior written consent. Subject to the terms of this Agreement, the Company shall use its best efforts to cause a Registration Statement filed under this Agreement (including, without limitation, under Section 3(c)) to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event no later than the applicable Effectiveness Date, and shall use its best efforts to keep such Registration Statement continuously effective under the Securities Act until the date that all Registrable Securities covered by such Registration Statement (i) have been sold, thereunder or pursuant to Rule 144, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Transfer Agent and the affected Holders (the “Effectiveness Period”). The Company shall telephonically request effectiveness of a Registration Statement as of 5:00 p.m. (New York City time) on a Trading Day. The Company shall promptly notify the Holders via e-mail of the effectiveness of a Registration Statement on the same Trading Day that the Company telephonically confirms effectiveness with the Commission, which shall be the date requested for effectiveness of such Registration Statement. The Company shall, by 9:30 a.m. (New York City time) on the Trading Day after the effective date of such Registration Statement, file a final Prospectus with the Commission as required by Rule 424. Failure to so file a final Prospectus as foresaid shall be deemed an Event under Section 2(d).

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(b)        Notwithstanding the registration obligations set forth in Section 2(a), if the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly inform each of the Holders thereof and use its commercially reasonable efforts to file amendments to the Initial Registration Statement as required by the Commission, covering the maximum number of Registrable Securities permitted to be registered by the Commission, on Form F-1 or such other form available to register for resale the Registrable Securities as a secondary offering; with respect to filing on Form F-1 or other appropriate form, and subject to the provisions of Section 2(d) with respect to the payment of liquidated damages; provided, however, that prior to filing such amendment, the Company shall be obligated to use diligent efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including without limitation, Compliance and Disclosure Interpretation 612.09.

(c)       Notwithstanding any other provision of this Agreement and subject to the payment of liquidated damages pursuant to Section 2(d), if the Commission or any SEC Guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the Commission for the registration of all or a greater portion of Registrable Securities), unless otherwise directed in writing by a Holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced as follows:

a.	First, the Company shall reduce or eliminate any securities to be included other than Registrable Securities; and

b.	Second, the Company shall reduce Registrable Securities represented by ADSs (applied, in the case that some ADSs may be registered, to the Holders on a pro rata basis based on the total number of unregistered ADSs).

In the event of a cutback hereunder, the Company shall give the Holder at least five (5) Trading Days prior written notice along with the calculations as to such Holder’s allotment. In the event the Company amends the Initial Registration Statement in accordance with the foregoing, the Company will use its best efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form F-1 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Initial Registration Statement, as amended.

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(d)       If: (i) the Initial Registration Statement is not filed on or prior to its Filing Date (if the Company files the Initial Registration Statement without affording the Holders the opportunity to review and comment on the same as required by Section 3(a) herein or the Company subsequent withdraws the filing of the Registration Statement, the Company shall be deemed to have not satisfied this clause as of the Filing Date), or (ii) the Company fails to file with the Commission a request for acceleration of a Registration Statement in accordance with Rule 461 promulgated by the Commission pursuant to the Securities Act, within five Trading Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that such Registration Statement will not be “reviewed” or will not be subject to further review, or (iii) prior to the effective date of a Registration Statement, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission in respect of such Registration Statement within ten (10) calendar days after the receipt of comments by or notice from the Commission that such amendment is required in order for such Registration Statement to be declared effective, or (iv) a Registration Statement registering for resale all of the Registrable Securities is not declared effective by the Commission by the Effectiveness Date of the Initial Registration Statement (provided if the Registration Statement does not allow for the resale of Registrable Securities at prevailing market prices (ie. only allows for fixed price sales), the Company shall have been deemed to have not satisfied this clause), or (v) after the effective date of a Registration Statement, such Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities included in such Registration Statement, or the Holders are otherwise not permitted to utilize the Prospectus therein to resell such Registrable Securities (other than with respect to a breach regarding failure to remove a legend, which is covered by Section 6.9(b) of the Assignment and Exchange Agreement), for more than ten (10) consecutive calendar days or more than an aggregate of fifteen (15) calendar days (which need not be consecutive calendar days) during any 12-month period (any such failure or breach being referred to as an “Event”, and for purposes of clauses (i) and (iv), the date on which such Event occurs, and for purpose of clause (ii) the date on which such five (5) Trading Day period is exceeded, and for purpose of clause (iii) the date which such ten (10) calendar day period is exceeded, and for purpose of clause (v) the date on which such ten (10) or fifteen (15) calendar day period, as applicable, is exceeded being referred to as “Event Date”), then, in addition to any other rights the Holders may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to the product of 2.0% multiplied by the Offering Price multiplied by the aggregate number of ADS and Pre-Funded Warrants issued to such Holder pursuant to the Assignment and Exchange Agreement. If the Company fails to pay any partial liquidated damages pursuant to this Section in full within seven days after the date payable, the Company will pay interest thereon at a rate of 15% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of an Event. Notwithstanding anything herein to the contrary, a Holder shall not be entitled to the damages set forth in this Section 2(d) if and to the extent such Holder has not provided a broker letter confirming the resale of the ADS that contains all of the information set forth in the form attached as Annex C.

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(e)       Notwithstanding anything to the contrary contained herein, in no event shall the Company be permitted to name any Holder or affiliate of a Holder as any underwriter without the prior written consent of such Holder.

3.	Registration Procedures.

In connection with the Company’s registration obligations hereunder, the Company shall:

(a)       Not less than five (5) Trading Days prior to the filing of each Registration Statement and not less than one (1) Trading Day prior to the filing of any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), the Company shall (i) furnish to each Holder copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Holders, and (ii) cause its officers and directors, counsel and independent registered public accountants to respond to such inquiries as shall be reasonably necessary, in the reasonable opinion of respective counsel to each Holder, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file a Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a Majority-in-Interest shall reasonably object in good faith, provided that, the Company is notified of such objection in writing no later than five (5) Trading Days after the Holders have been so furnished copies of a Registration Statement or one (1) Trading Day after the Holders have been so furnished copies of any related Prospectus or amendments or supplements thereto. To the extent such Holders have objected in accordance with this Section 3(a), any requirements to timely file such Registration Statement or Prospectus, as applicable, pursuant to Section 2 of this Agreement shall be suspended until such time as the Holders of a Majority-in-Interest no longer reasonably object to the filing of the Registration Statement or Prospectus, as applicable, in accordance with this Section 3(a). Each Holder agrees to furnish to the Company a completed questionnaire in the form attached to this Agreement as Annex B (a “Selling Shareholder Questionnaire”) on a date that is not less than three (3) Trading Days prior to the Filing Date or by the end of the fourth (4th) Trading Day following the date on which such Holder receives draft materials in accordance with this Section.

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(b)       (i) Prepare and file with the Commission such amendments, including post-effective amendments, to a Registration Statement and the Prospectus used in connection therewith as may be necessary to keep a Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities, (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and, as so supplemented or amended, to be filed pursuant to Rule 424, (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to a Registration Statement or any amendment thereto and provide as promptly as reasonably possible to the Holders true and complete copies of all correspondence from and to the Commission relating to a Registration Statement (provided that the Company shall excise any information contained therein which would constitute material non-public information regarding the Company or any of its Subsidiaries), and (iv) comply in all material respects with the applicable provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by a Registration Statement during the applicable period in accordance (subject to the terms of this Agreement) with the intended methods of disposition by the Holders thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

(c)       If during the Effectiveness Period, the number of Registrable Securities at any time exceeds 100% of the number of Ordinary Shares represented by ADSs then registered in a Registration Statement, then the Company shall file as soon as reasonably practicable, but in any case prior to the applicable Filing Date, an additional Registration Statement covering the resale by the Holders of not less than the number of such Registrable Securities.

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(d)       Notify the Holders of Registrable Securities to be sold (which notice shall, pursuant to clauses (iii) through (vi) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably possible (and, in the case of (i)(A) below, not less than one (1) Trading Day prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one (1) Trading Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed, (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement, and (C) with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information, (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose, (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in a Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to a Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vi) of the occurrence or existence of any pending corporate development with respect to the Company that the Company believes may be material and that, in the determination of the Company, makes it not in the best interest of the Company to allow continued availability of a Registration Statement or Prospectus; provided, however, that in no event shall any such notice contain any information which would constitute material, non-public information regarding the Company or any of its Subsidiaries, and the Company agrees that the Holder shall not have any duty of confidentiality to the Company or any of its Subsidiaries and shall not have any duty to the Company or any of its Subsidiaries not to trade on the basis of such information.

(e)       Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order stopping or suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(f)       Furnish to each Holder, without charge, at least one conformed copy of each such Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference to the extent requested by such Person, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission, provided that any such item which is available on the EDGAR system (or successor thereto) need not be furnished in physical form.

(g)       Subject to the terms of this Agreement, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Section 3(d).

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(h)        Prior to any resale of Registrable Securities by a Holder, use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States, if applicable, as any Holder reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement, provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

(i)       If requested by a Holder, cooperate with such Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by the Assignment and Exchange Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holder may request.

(j)       Upon the occurrence of any event contemplated by Section 3(d), as promptly as reasonably possible under the circumstances taking into account the Company’s good faith assessment of any adverse consequences to the Company and its shareholders of the premature disclosure of such event, prepare a supplement or amendment, including a post-effective amendment, to a Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither a Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with clauses (iii) through (vi) of Section 3(d) above to suspend the use of any Prospectus until the requisite changes to such Prospectus have been made, then the Holders shall suspend use of such Prospectus. The Company will use its best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable. The Company shall be entitled to exercise its right under this Section 3(j) to suspend the availability of a Registration Statement and Prospectus, subject to the payment of partial liquidated damages otherwise required pursuant to Section 2(d), for a period not to exceed 60 calendar days (which need not be consecutive days) in any 12-month period.

(k)       Otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission under the Securities Act and the Exchange Act, including, without limitation, Rule 172 under the Securities Act, file any final Prospectus, including any supplement or amendment thereof, with the Commission pursuant to Rule 424 under the Securities Act, promptly inform the Holders in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Holders are required to deliver a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder.

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(l)       The Company shall use its best efforts to maintain eligibility for use of Form F-1 (or any successor form thereto) for the registration of the resale of Registrable Securities.

(m)       The Company may require each selling Holder to furnish to the Company a certified statement as to the number of Ordinary Shares beneficially owned by such Holder and, if required by the Commission, the natural persons thereof that have voting and dispositive control over the shares. During any periods that the Company is unable to meet its obligations hereunder with respect to the registration of the Registrable Securities solely because any Holder fails to furnish such information within three Trading Days of the Company’s request, any liquidated damages that are accruing at such time as to such Holder only shall be tolled and any Event that may otherwise occur solely because of such delay shall be suspended as to such Holder only, until such information is delivered to the Company.

4.                      Registration Expenses. All fees and expenses incident to the performance of or compliance with, this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses of the Company’s counsel and independent registered public accountants) (A) with respect to filings made with the Commission, (B) with respect to filings required to be made with any Trading Market on which the ADSs are then listed for trading, and (C) in compliance with applicable state securities or Blue Sky laws, if applicable, reasonably agreed to by the Company in writing (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any broker or similar commissions or discounts, brokerage fees or stock transfer taxes of any Holder or, except to the extent provided for in the Assignment and Exchange Agreement, any legal fees or other costs of the Holders.

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5.	Indemnification.

(a)       Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, members, partners, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of ADSs), investment advisors and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, shareholders, partners, agents and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to (1) any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (2) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement, such Prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved Annex A hereto for this purpose) or (ii) in the case of an occurrence of an event of the type specified in Section 3(d)(iii)-(vi), the use by such Holder of an outdated, defective or otherwise unavailable Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated, defective or otherwise unavailable for use by such Holder and prior to the receipt by such Holder of the Advice contemplated in Section 6(d). The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified person and shall survive the transfer of any Registrable Securities by any of the Holders in accordance with Section 6(h).

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(b)       Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based solely upon: any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading (i) to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company expressly for inclusion in such Registration Statement or such Prospectus or (ii) to the extent, but only to the extent, that such information relates to such Holder’s information provided in the Selling Shareholder Questionnaire or the proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement (it being understood that the Holder has approved Annex A hereto for this purpose), such Prospectus or in any amendment or supplement thereto. In no event shall the liability of a selling Holder be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Holder in connection with any claim relating to this Section 5 and the amount of any damages such Holder has otherwise been required to pay by reason of such untrue statement or omission) received by such Holder upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

(c)       Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof, provided that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have materially and adversely prejudiced the Indemnifying Party.

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An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses, (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding, or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and counsel to the Indemnified Party shall reasonably believe that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of no more than one separate counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

Subject to the terms of this Agreement, all reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Trading Days of written notice thereof to the Indemnifying Party, provided that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) not to be entitled to indemnification hereunder.

(d)       Contribution. If the indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

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The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. In no event shall the contribution obligation of a Holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Holder in connection with any claim relating to this Section 5 and the amount of any damages such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

6.	Miscellaneous.

(a)           Remedies. In the event of a breach by the Company or by a Holder of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. Each of the Company and each Holder agrees that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall not assert or shall waive the defense that a remedy at law would be adequate.

(b)           No Piggyback on Registrations; Prohibition on Filing Other Registration Statements. Neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in any Registration Statements other than the Registrable Securities. The Company shall not file any other registration statements until all Registrable Securities are registered pursuant to a Registration Statement that is declared effective by the Commission, provided that this Section 6(b) shall not prohibit the Company from (i) filing amendments to registration statements filed prior to the date of this Agreement so long as no new securities are registered on any such existing registration statements and (ii) filing a registration statement on Form S-8 with respect to equity compensation plans.

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(c)           Discontinued Disposition. By its acquisition of Registrable Securities, each Holder agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(d)(iii) through (vi), such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed. The Company will use its best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable. The Company agrees and acknowledges that any periods during which the Holder is required to discontinue the disposition of the Registrable Securities hereunder shall be subject to the provisions of Section 2(d).

(d)           Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of a Majority-in-Interest of the then outstanding Registrable Securities (for purposes of clarification, this includes any Registrable Securities issuable upon exercise or conversion of any Security), provided that, if any amendment, modification or waiver disproportionately and adversely impacts a Holder (or group of Holders), the consent of such disproportionately impacted Holder (or group of Holders) shall be required. If a Registration Statement does not register all of the Registrable Securities pursuant to a waiver or amendment done in compliance with the previous sentence, then the number of Registrable Securities to be registered for each Holder shall be reduced pro rata among all Holders and each Holder shall have the right to designate which of its Registrable Securities shall be omitted from such Registration Statement. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of a Holder or some Holders and that does not directly or indirectly affect the rights of other Holders may be given only by such Holder or Holders of all of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the first sentence of this Section 6(f). No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

(e)           Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Assignment and Exchange Agreement.

(f)           Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign (except by merger, a sale of substantially all of its assets or similar transaction) its rights or obligations hereunder without the prior written consent of a Majority-in-Interest of the then outstanding Registrable Securities. Each Holder may assign their respective rights hereunder in the manner and to the Persons as permitted under Section 10.7 of the Assignment and Exchange Agreement.

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(g)           No Inconsistent Agreements. Neither the Company nor any of its Subsidiaries has entered, as of the date hereof, nor shall the Company or any of its Subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Except as set forth on Schedule 6(g), neither the Company nor any of its Subsidiaries has previously entered into any agreement granting any registration rights with respect to any of its securities to any Person that have not been satisfied in full.

(h)           Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery of a “.pdf” format data file or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com), such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof.

(i)           Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Assignment and Exchange Agreement.

(j)           Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any other remedies provided by law.

(k)           Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(l)           Headings. The headings in this Agreement are for convenience only, do not constitute a part of the Agreement and shall not be deemed to limit or affect any of the provisions hereof.

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(m)           Independent Nature of Holders’ Obligations and Rights. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Holders are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by this Agreement or any other matters, and the Company acknowledges that the Holders are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or transactions. Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose. The use of a single agreement with respect to the obligations of the Company contained herein was solely in the control of the Company, not the action or decision of any Holder, and was done solely for the convenience of the Company and not because it was required or requested to do so by any Holder. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and a Holder, solely, and not between the Company and the Holders collectively and not between and among Holders.

********************

(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

Biodexa Pharmaceuticals Plc

By:
Name:
Title:

[SIGNATURE PAGE OF HOLDERS FOLLOWS]

[SIGNATURE PAGE OF HOLDERS TO BDRX RRA]

Name of Holder: __________________________

Signature of Authorized Signatory of Holder: __________________________

Name of Authorized Signatory: _________________________

Title of Authorized Signatory: __________________________

[SIGNATURE PAGES CONTINUE]

Annex A

Plan of Distribution

Each selling shareholder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their Ordinary Shares represented by ADSs covered by this prospectus on the principal Trading Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling shareholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the selling shareholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling shareholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling shareholders has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the ADSs for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the ADSs by the selling shareholders or any other person. We will make copies of this prospectus available to the selling shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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SELLING SHAREHOLDERS

This prospectus covers the possible resale from time to time by the selling shareholders identified in the table below of Ordinary Shares represented by Depositary Shares, including Ordinary Shares represented by Depositary Shares issuable upon the exercise of the Private Placement Warrants (referred to in this prospectus collectively and individually as the “warrants”). The selling shareholders may sell some, all or none of their Ordinary Shares represented by Depositary Shares. We do not know how long the selling shareholders will hold the warrants, whether any will exercise the warrants, and upon such exercise, how long such selling shareholders will hold the Ordinary Shares represented by Depositary Shares before selling them, and we currently have no agreements, arrangements or understandings with the selling shareholders regarding the sale of any of the shares.

The table below lists the selling shareholders and other information regarding the beneficial ownership of the Ordinary Shares represented by Depositary Shares by each of the selling shareholders. The second column lists the number of Ordinary Shares represented by Depositary Shares beneficially owned by each selling shareholder, based on its ownership of Depositary Shares and warrants to purchase Depositary Shares, as of [___], 202[_], assuming exercise of the warrants held by the selling shareholders on that date, without regard to any limitations on conversions or exercises. The third column lists the maximum number of Ordinary Shares represented by Depositary Shares being offered in this prospectus by the selling shareholders. The fourth and fifth columns list the amount of Ordinary Shares represented by Depositary Shares owned after the offering, by number of Ordinary Shares represented by Depositary Shares and percentage of outstanding Ordinary Shares, assuming in both cases the sale of all of the Ordinary Shares represented by Depositary Shares offered by the selling shareholders pursuant to this prospectus, and without regard to any limitations on conversions or exercises.

In accordance with the terms of a registration rights agreement with the selling shareholders, this prospectus generally covers the resale of the sum of (i) the number of Ordinary Shares issued to the selling shareholders in the “Private Placement of ADS” described above and the number of Ordinary Shares issued to the selling shareholders upon the exercise of the warrants described in the “Private Placement of Warrants” above and (ii) the maximum number of Ordinary Shares upon exercise of the related warrants, determined as if the outstanding warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the registration right agreement, without regard to any limitations on the exercise of the warrants.

Under the terms of the warrants, a selling shareholder may not exercise the warrants to the extent such exercise would cause such selling shareholder, together with its affiliates and attribution parties, to beneficially own a number of Ordinary Shares which would exceed 4.99% or 9.99%, as applicable, of our then outstanding Ordinary Shares following such exercise, excluding for purposes of such determination Ordinary Shares issuable upon exercise of such warrants which have not been exercised. The beneficial ownership limitation may be increased or decreased, provided that in no event shall it exceed 9.99%, upon notice to us, provided that any increase in the beneficial ownership limitation shall not be effective until 61 days following the receipt of such notice by us. The number of shares in the table below does not reflect this limitation. See “Plan of Distribution.” The selling shareholders may sell all, some or none of their Ordinary Shares in this offering. See “Plan of Distribution.”

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	Number of Ordinary Shares Owned Prior to Offering	Maximum Number of Ordinary Shares to be Sold Pursuant to this Prospectus	Number of Ordinary Shares Owned After Offering
Name of Selling Shareholder

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Annex B

Selling Shareholder Notice and Questionnaire

The undersigned beneficial owner of Ordinary Shares (the “Registrable Securities”) of Biodexa Pharmaceuticals Plc (the “Company”), understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement (the “Registration Rights Agreement”) to which this document is annexed. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

Certain legal consequences arise from being named as a selling shareholder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling shareholder in the Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Shareholder”) of Registrable Securities hereby elects to include the Registrable Securities owned by it in the Registration Statement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1.	Name.

	(a)	Full Legal Name of Selling Shareholder

	(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities are held:

	(c)	Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by this Questionnaire):

2. Address for Notices to Selling Shareholder:

Telephone:

E-Mail:
Contact Person:

3. Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes ☐	No ☐

(b)	If “yes” to Section 3(a), did you receive your Registrable Securities as compensation for investment banking services to the Company?

Yes ☐	No ☐

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Note:	If “no” to Section 3(b), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(c)	Are you an affiliate of a broker-dealer?

Yes ☐	No ☐

(d)	If you are an affiliate of a broker-dealer, do you certify that you purchased the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes ☐	No ☐

Note:	If “no” to Section 3(d), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

4. Beneficial Ownership of Securities of the Company Owned by the Selling Shareholder.

Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company other than the securities issuable to the undersigned pursuant to the Assignment and Exchange Agreement.

(a)	Type and Amount of other securities beneficially owned by the Selling Shareholder:

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5. Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

The undersigned agrees to promptly notify the Company of any material inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective; provided, that the undersigned shall not be required to notify the Company of any changes to the number of securities held or owned by the undersigned or its affiliates.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 5 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus and any amendments or supplements thereto.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Date:	Beneficial Owner:

By:

Name:
Title:

PLEASE EMAIL A .PDF COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE TO:

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Exhibit 10.3

LOCK-UP AGREEMENT

This lock-up agreement (this “Agreement”) is dated as of [•], 2023, by and between Biodexa Pharmaceuticals, PLC, a public limited company organized under the laws of England and Wales (“Biodexa”), and the undersigned stockholder (the “Holder”). Each of Biodexa and the Holder may be referred to herein as a “Party” and collectively as the “Parties”. Capitalized terms used but not defined in this Agreement shall have the respective meanings ascribed to such terms in the Assignment and Exchange Agreement (as defined below).

RECITALS

WHEREAS, prior to the execution of this Agreement, Biodexa, Adhera Therapeutics, Inc., a Delaware corporation, and the Secured Noteholders have entered into an Assignment and Exchange Agreement (as amended or modified from time to time in accordance with the terms of such agreement, the “Assignment and Exchange Agreement”);

WHEREAS, as a result of the consummation of the transactions contemplated by the Assignment and Exchange Agreement, among other things, the Holder will receive Lock-Up Shares (as defined below); and

WHEREAS, the Parties desire to set forth their agreement with respect to certain matters, in each case, in accordance with the terms and conditions of this Agreement with respect to the Lock-Up Shares received by the Holder pursuant to the Assignment and Exchange Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

ARTICLE I
Lock-Up

Section 1.1       Lock-Up.

(a)       The Holder shall not Transfer, or make a public announcement of any intention to effect such Transfer, of any Lock-Up Shares Beneficially Owned or otherwise held by the Holder during the Lock-Up Period; provided, that such prohibition shall not apply to Transfers permitted pursuant to Section 1.2 and Section 1.3. The “Lock-Up Period” shall be the period commencing on the date of this Agreement and ending on the date that is the earlier of (i) 90 days following the effectiveness of the Resale Registration Statement, and (ii) 180 days after the date of this Agreement. The term “Lock-Up Shares” means, collectively, the ADS and Pre-Funded Warrants received by the Holder pursuant to the Assignment and Exchange Agreement.

(b)       During the Lock-Up Period, any purported Transfer of Lock-Up Shares other than in accordance with this Agreement shall be null and void, and Biodexa shall refuse to recognize any such Transfer for any purpose.

(c)       The Holder acknowledges and agrees that, notwithstanding anything to the contrary herein, ADS Beneficially Owned by the Holder shall remain subject to any restrictions on Transfer under applicable securities Laws of any Governmental Authority, including all applicable holding periods under the Securities Act and other rules of the SEC.

Section 1.2       Permitted Transfers. Notwithstanding anything to the contrary contained in this Agreement, during the Lock-Up Period, the Holder may Transfer, without the consent of Biodexa, any of its Lock-Up Shares to (a) any of its Permitted Transferees, upon written notice to Biodexa or (b) (i) a bona fide charitable organization, upon written notice to Biodexa; (ii) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (iii) in the case of an individual, pursuant to a qualified domestic relations order; (iv) in the case of an entity, Transfers by virtue of the laws of the jurisdiction of the entity’s organization and the entity’s organizational documents upon dissolution of the entity; (v) pursuant to transactions of ADS or other securities convertible into or exercisable or exchangeable for ADS acquired in open market transactions after the Closing; (vi) pursuant to the exercise of any options or warrants to purchase ADS (which exercises may be effected on a cashless basis to the extent the instruments representing such options or warrants permit exercises on a cashless basis); and (vii) pursuant to any liquidation, merger, stock exchange or other similar transaction which results in all of Biodexa’s stockholders having the right to exchange their ADS for cash, securities or other property subsequent to the date hereof; provided, that in connection with any Transfer of such Lock-Up Shares pursuant to clause (b) above, (x) the restrictions and obligations contained in Section 1.1 and this Section 1.2 will continue to apply to such Lock-Up Shares after any Transfer of such Lock-Up Shares, and (y) the Transferee of such Lock-Up Shares shall have no rights under this Agreement, unless, for the avoidance of doubt, such Transferee is a Permitted Transferee in accordance with this Agreement. Any Transferee of Lock-Up Shares who is a Permitted Transferee of the Transferor or a Transferee pursuant to clause (b) above pursuant to this Section 1.2 shall be required, at the time of and as a condition to such Transfer, to become a party to this Agreement by executing and delivering a joinder in the form attached to this Agreement as Exhibit A, whereupon such Transferee will be treated as a Party (with the same rights and obligations as the Transferor) for all purposes of this Agreement.

Section 1.3       Leak-Out. Notwithstanding anything to the contrary contained in this Agreement, during the Lock-Up Period following the effectiveness of the Resale Registration Statement, the Holder may Transfer, without the consent of Biodexa, any of its Lock-Up Shares in an amount representing up to, when measured at any given point on any Trading Day during the Lock-Up Period following the effectiveness of the Resale Registration Statement (any such date, a “Date of Determination”), the product of (a) such Holder’s Pro Rata Registered Offering Percentage multiplied by (b) 30% of the cumulative trading volume of the ADSs for such date (which cumulative trading volume shall include pre-market, market and post-market trading volume for such date) as reported by Bloomberg, LP (“Leak-Out Percentage”); provided that, for purposes of clarity, the Leak-Out Percentage of the cumulative trading volume of the ADSs on the applicable Date of Determination applies at each moment during such Date of Determination; provided further that, if during the Lock-Up Period following the effectiveness of the Resale Registration Statement, the price per ADS as reported by Bloomberg, LP equals or exceeds 150% of the Offering Price, such Holder may Transfer, without the consent of Biodexa, any of its Lock-Up Shares for so long as, and only for so long as, the price per ADS as reported by Bloomberg, LP equals or exceeds 150% of the Offering Price.

Section 1.4       Definitions. As used in this Agreement, the following terms shall have the following meanings:

“ADS” means American Depositary Shares of Biodexa issued pursuant to the Deposit Agreement (as defined in the Assignment and Exchange Agreement, each representing 400 Biodexa Ordinary Shares.

“Affiliate” shall have the meaning set forth in the Assignment and Exchange Agreement; provided that no Party shall be deemed an Affiliate of Biodexa for purposes of this Agreement.

“Beneficially Own” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act; provided, that, a Transfer with respect to any Equity Securities shall, for purposes of this Agreement, mean that the Transferor no longer Beneficially Owns such Equity Securities (except, for the avoidance of doubt, for any Transfer to Permitted Transferees or with respect to pledges or encumbrances which do not Transfer economic risk). “Beneficially Owns,” “Beneficially Owned,” and “Beneficial Ownership” shall have correlative meanings.

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“Biodexa Ordinary Shares” means the ordinary shares of Biodexa, nominal value £0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Equity Securities” means, with respect to any Person, all of the shares of capital stock or equity of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock or equity of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock or equity of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares or equity (or such other interests), restricted stock awards, restricted stock units, equity appreciation rights, phantom equity rights, profit participation and all of the other ownership or profit interests of such Person (including partnership or member interests therein), whether voting or nonvoting.

“Family Member” means with respect to any Person, a spouse, lineal descendant (whether natural or adopted) or spouse of a lineal descendant of such Person or any trust created for the benefit of such Person or of which any of the foregoing is a beneficiary.

“Permitted Transferee” means with respect to any Person, (a) any Family Member of such Person and (b) any Affiliate of such Person (including any partner, limited partner, stockholder, shareholder, member controlling or under common control with such Person and Affiliated investment fund or vehicle) of such Person, but excluding any Affiliate under this clause (b) who operates or engages in a business which competes with the business of Biodexa or its subsidiaries and any portfolio company.

“Pre-Funded Warrants” has the meaning set forth in the Form F-1 Registration Statement filed by Biodexa with the SEC on October 6, 2023, as amended.

“Transfer” means, when used as a noun, any voluntary or involuntary, direct or indirect, transfer, sale, pledge, hedge, encumbrance, or hypothecation or other disposition (whether by operation of law or otherwise), contract or legally binding agreement to undertake any of the foregoing, by the Transferor and, when used as a verb, the Transferor voluntarily or involuntarily, directly or indirectly, transfers, sells, pledges, hedges, encumbers or hypothecates or otherwise disposes of (whether by operation of law or otherwise), contracts or agrees (in a legally binding manner) to do any of the foregoing, including, in each case, (a) the establishment or increase of a put equivalent position or liquidation with respect to, or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security or (b) entry into any swap or other arrangement that transfers to another Person, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise. The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” shall have the correlative meanings.

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ARTICLE II
Miscellaneous

Section 2.1       Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 2.1):

if to Biodexa, to:

Biodexa Pharmaceuticals PLC

1 Caspian Point, Caspian Way

Cardiff CF10 4DQ, UK

Attention: Stephen Stamp, Chief Executive Officer

Email: stephen.stamp@biodexapharma.com

with a copy (which shall not constitute notice) to:

Orrick, Herrington & Sutcliffe LLP

Columbia Center

1152 15th Street, N.W.

Washington, D.C. 20005-1706

United States

Attention: David Schulman

Email: dschulman@orrick.com

if to the Holder, to the address set forth on the signature page of the Holder hereto.

Section 2.2       Termination. The Holder’s obligations under this Agreement shall terminate concurrently with the termination of the Lock-Up Period.

Section 2.3       Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 2.4       Entire Agreement. This Agreement, together with Exhibit A to this Agreement, the Assignment and Exchange Agreement, and all other documents required in connection with the transactions contemplated hereby and thereby, constitute the sole and entire agreement of the Parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

Section 2.5       Successors and Assigns.

(a)       Except as otherwise permitted hereunder, the Holder may not assign such Holder’s rights or obligations under this Agreement, in whole or in part, without the prior written consent of Biodexa. Any such assignee may not again assign those rights, other than in accordance with this Section 2.5(a). Any attempted assignment of rights or obligations in violation of this Section 2.5(a) shall be null and void.

(b)       This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

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Section 2.6       No Third Party Beneficiaries. This Agreement is for the sole benefit of the Parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 2.7       Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each of the Parties. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by each of the Parties. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 2.8       Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)       This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction).

(b)       ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF NEW YORK IN EACH CASE LOCATED IN THE COUNTY OF NEW YORK, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)       EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 2.8.

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Section 2.9       Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 2.10       Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

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IN WITNESS WHEREOF, Biodexa and the Holder have duly executed this Agreement as of the date first written above.

BIODEXA:

BIODEXA PHARMACEUTICALS PLC

By:
Name:
Title:

HOLDER:

Name:

Address:

Email:

[Signature Page - Lock-Up Agreement]

Exhibit A

Form of Joinder

This Joinder (this “Joinder”) to the Lock-Up Agreement (each as defined below), made as of ____________________, is between _______________________ (“Transferor”) and _____________________ (“Transferee”).

WHEREAS, as of the date hereof, Transferee is acquiring __________ Equity Securities (the “Acquired Interests”) from Transferor;

WHEREAS, Transferor is a party to that certain Lock-Up Agreement, dated as of [____], 2023, by and between Biodexa Pharmaceuticals, PLC (“Biodexa”) and Transferor (the “Lock-Up Agreement”); and

WHEREAS, Transferee is required, at the time of and as a condition to such Transfer, to become a party to the Lock-Up Agreement by executing and delivering this Joinder, whereupon such Transferee will be treated as a Party (with the same rights and obligations as the Transferor) for all purposes of the Lock-Up Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound hereby, the Parties hereto agree as follows:

Section 1.1       Definitions. To the extent capitalized words used in this Joinder are not defined in this Joinder, such words shall have the respective meanings set forth in the Lock-Up Agreement.

Section 1.2       Acquisition. The Transferor hereby Transfers to the Transferee all of the Acquired Interests.

Section 1.3       Joinder. Transferee hereby acknowledges and agrees that (a) such Transferee has received and read the Lock-Up Agreement, (b) such Transferee is acquiring the Acquired Interests in accordance with and subject to the terms and conditions of the Lock-Up Agreement, and (c) such Transferee will be treated as a Party (with the same rights and obligations as the Transferor) for all purposes of the Lock-Up Agreement.

Section 1.4       Notice. Any notice, request, demand, waiver or other communications under the Lock-Up Agreement to Transferee shall be given to Transferee at the address set forth on the signature page hereto in accordance with Section 2.1 of the Lock-Up Agreement.

Section 1.5       Governing Law. This Joinder shall be governed by and construed in accordance with the law of the State of New York (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters (including Actions related hereto), including matters of validity, construction, effect, performance and remedies.

Section 1.6       Counterparts. This Joinder may be executed in counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by e-mail shall be as effective as delivery of a manually executed counterpart of the Agreement. Minor variations in the form of the signature page, including footers from earlier versions of this Agreement or any such other document, will be disregarded in determining a Party’s intent or the effectiveness of such signature.

IN WITNESS WHEREOF, this Joinder has been duly executed and delivered by the parties as of the date first above written.

[TRANSFEROR]

By:
Name:
Title:

[TRANSFEREE]

By:
Name:
Title:

Address for notices:

[Signature Page to Joinder]

Exhibit 10.4

LICENSE AGREEMENT

by and between

BIODEXA PHARMACEUTICALS PLC

and

MELIOR PHARMACEUTICALS I, INC.

Dated as of November 22, 2023

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

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EXHIBITS

Exhibit A – Licensed Patents

Exhibit B – Compound Structure

Exhibit C – Bukwang Territory

Exhibit D – Third Party Agreements

Exhibit E – Lock-Up Agreement

Exhibit F – Consulting Agreement

Exhibit G – Amendment No. 6 to the Bukwang License

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LICENSE AGREEMENT

This LICENSE AGREEMENT is made and entered into as of November 22, 2023 (the “Signing Date”), by and between Biodexa Pharmaceuticals PLC, a public limited company organized under the laws of England and Wales with its principal offices at 1 Caspian Point, Caspian Way, Cardiff, CF10 4DQ, United Kingdom (“Biodexa”), and Melior Pharmaceuticals I, Inc., a Delaware corporation with principal offices located at 860 Springdale Drive, Exton, PA, USA (“Melior”). Biodexa and Melior are each referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, Melior has certain rights to patents and other intellectual property related to the Compound (as defined below);

WHEREAS, Melior has granted certain rights to patents and other intellectual property related to the Compound to Bukwang Pharmaceuticals Co., Ltd. (“Bukwang”) in the Bukwang Territory (as defined below) under a License Agreement dated November 20, 2013 (the “Bukwang License”);

WHEREAS, Melior will amend the Bukwang License to regain rights for the Bukwang Territory and, among other things, responsibility for prosecution and maintenance and enforcement of patents related to the Compound, and obtain rights to the Bukwang Patents (as defined below);

WHEREAS, Biodexa has significant experience in the development and commercialization of pharmaceutical products in the Territory (as defined below); and

WHEREAS, Biodexa desires to obtain from Melior, and Melior desires to grant to Biodexa, the exclusive right under the Licensed Technology to Develop, Manufacture and Commercialize Licensed Product for use in the Field in the Territory; and

WHEREAS, Melior is willing to grant Biodexa such rights on the terms and conditions set forth herein, including the receipt of ADSs to be held in accordance with the Lock-Up Agreement attached as Exhibit E (the “Lock-Up Agreement”).

NOW, THEREFORE, in consideration of the following mutual promises and obligations, and for other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Section 1
DEFINITIONS

Capitalized terms used in this Agreement, whether used in the singular or plural, except as otherwise expressly set forth herein, shall have the meanings set forth below:

1.1.       “Accounting Standards” shall mean maintaining records and books of accounts in accordance with International Financial Reporting Standards.

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1.2.       “Act” shall mean the U.S. Food, Drug and Cosmetic Act, as amended from time to time (21 U.S.C. § 301 et seq.), together with any rules and regulations promulgated thereunder.

1.3.       “ADS” means American Depositary Shares of Biodexa issued pursuant to the Amended and Restated Deposit Agreement, dated as of February 8, 2021, among Biodexa, The Bank of New York Mellon, as depositary thereunder, and the owners and holders of such American Depositary Shares from time to time, as such agreement may be amended or supplemented, with each such American Depositary Share representing 400 ordinary shares, nominal value £0.001 per share, of Biodexa (such ordinary shares, the “Ordinary Shares”).

1.4.       “Affiliate” means, with respect to any Person, any entity directly or indirectly controlled by, controlling, or under common control with, a Person, but only for so long as such control shall continue. For the purpose of this definition, “control” (including, with correlative meaning, the terms “controlled by” and “under the common control”), means the actual power, either directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such Person, whether by the ownership of at least fifty percent (50%) of the voting stock or other ownership interest of such Person, the power to elect or appoint at least fifty percent (50%) of the members of the governing body of such Person through ownership of the outstanding voting securities, by contract or otherwise.

1.5.       “Agreement” shall mean this License Agreement as amended from time to time.

1.6.       “Applicable Laws” shall mean the applicable provisions of any and all national, regional, provincial, territorial, state and local laws, treaties, statutes, rules, regulations, administrative codes, and ordinances, and any and all directives, and orders or administrative decisions of any Governmental Authority having jurisdiction over or related to the subject matter of this Agreement.

1.7.       “Approval” shall mean any approval, registration, license or authorization from any Governmental Authority in any jurisdiction required for the Manufacture, Development or Commercialization of a product in such jurisdiction.

1.8.       “Approval Application” shall mean the submission to the relevant Governmental Authority of an appropriate application seeking any Approval.

1.9.       “Background IP” means any Patents, Know-How and other IP rights that (a) a Party owns or Controls prior to the Effective Date of this Agreement, (b) a Party makes or develops independently and outside the scope of this Agreement, or (c) a Party acquires after the Effective Date outside the performance of the activities under this Agreement.

1.10.       “Bankruptcy Code” shall have the meaning set forth in Section 12.6.

1.11.       “Biodexa Indemnified Parties” shall have the meaning set forth in Section 10.1.

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1.12.       “Bukwang License” shall have the meaning set forth in the recitals.

1.13.       “Bukwang Patents” shall mean all Patents that are Controlled by Bukwang or its Affiliates and Cover the Licensed Product or are necessary or useful for the Development, Manufacture and Commercialization of the Licensed Product, including the method of synthesis patent filed by Bukwang with European Patent Number EP3737669B1.

1.14.       “Bukwang Territory” shall mean all countries listed in Exhibit C.

1.15.       “Bulk Drug Substance” shall mean the Compound in bulk form which, if appropriately formulated and finished, would be suitable for preclinical or clinical use or commercial use.

1.16.       “Bulk Formulation” shall mean the Licensed Product in tablet or capsule form.

1.17.       “Calendar Quarter” shall mean each successive period of three (3) months ending on March 31, June 30, September 30 and December 31 of each Calendar Year; provided that the first Calendar Quarter for the first Calendar Year extends from the Effective Date to the end of the then-current Calendar Quarter and the last Calendar Quarter extends from the first day of such Calendar Quarter until the effective date of the termination or expiration of this Agreement.

1.18.       “Calendar Year” shall mean each successive period of twelve (12) months commencing on January 1 and ending on December 31; provided, that the first Calendar Year under this Agreement will be the period beginning on the Effective Date and ending on the end of the Calendar Year in which the Effective Date is encompassed and the last Calendar Year of the Term will be the period beginning on January 1 of the Calendar Year in which the expiration or termination of the Agreement occurs and ending on the effective date of expiration or termination of the Agreement.

1.19.       “Change of Control” means with respect to either Party: (i) the acquisition by a Third Party, in one transaction or a series of related transactions, of direct or indirect beneficial ownership of fifty percent (50%) or more of the outstanding voting equity securities of such Party (or, if applicable, a controlling Affiliate of such Party); (ii) a merger or consolidation involving such Party (or, if applicable, a controlling Affiliate of such Party), as a result of which a Third Party acquires direct or indirect beneficial ownership of fifty percent (50%) or more of the voting power of the surviving entity immediately after such merger, reorganization or consolidation; or (iii) a sale, transfer or lease of all or substantially all of the assets of such Party and its Affiliates that relate to the transactions contemplated by this Agreement, in one transaction or a series of related transactions to a Third Party. The acquiring or combining Third Party in any of clauses (i), (ii) or (iii), and any of such Third Party’s Affiliates (whether in existence as of or any time following the applicable transaction, but other than the acquired Party and its Affiliates as in existence prior to the applicable transaction and any successors thereto) are referred to collectively herein as the “Acquirer”.

1.20.       “Claim” shall have the meaning set forth in Section 10.1.

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1.21.       “Clinical Trial” means any human clinical trial of a Licensed Product in the Field, including, without limitation, investigator-initiated studies.

1.22.       “Commercialize” shall mean to market, promote, distribute, offer to sell, sell and/or have sold a Licensed Product and/or conduct other commercialization activities, and “Commercialization” means commercialization activities relating to a Licensed Product, including activities relating to marketing, promoting, distributing, offering for sale, and/or selling of such Licensed Product or having such Licensed Product sold to trade, institutional, prescriber, payer, pharmacist and patient customers or otherwise.

1.23.       “Commercially Reasonable Efforts” shall mean the level of efforts and resources required to carry out such obligation in a manner consistent with the efforts and resources a similarly situated biopharmaceutical company devotes to a product of similar market potential, profit potential and strategic value within its portfolio for a product at a similar stage in its development and life cycle, based on conditions then prevailing, taking into account issues of scientific risk, patent coverage, safety and efficacy, patient tolerability and compliance, product profile, the competitiveness of the marketplace, the proprietary position of the compound or product, the regulatory structure involved, the pricing and profitability of the applicable products, and other relevant technical, legal, scientific and/or medical factors. For clarity, Commercially Reasonable Efforts will not mean that a party guarantees that it will actually accomplish the applicable task or objective.

1.24.       “Competing Generic” shall mean, with respect to a given Licensed Product (or Compound contained in a given Licensed Product) and a given country in the Territory, any pharmaceutical product sold by a Third Party within the Royalty Term in such country that receives Marketing Approval as a generic, follow-on or interchangeable product of such Licensed Product from the applicable Governmental Authority in such country by referencing or relying upon data from the Regulatory Materials for the Licensed Product or otherwise relying upon the approval of the Licensed Product.

1.25.       “Compound” shall mean the compound known as MLR-1023 (having the chemical structure set forth on Exhibit B), with the chemical name of tolimidone, including any salts and esters thereof.

1.26.       “Confidential Information” shall mean all information or materials possessed or developed by any Party or their respective Affiliates, whether before or after the Effective Date, related to such Party’s or its Affiliates’ business, including the Manufacture, Development and/or Commercialization of any pharmaceutical products hereunder, including any information or materials on substances, formulations, techniques, technology, equipment, data, reports, Know-How, sources for and methods of supply, patent position and business plans; provided, however, that Confidential Information shall not include information or material that (a) is already in the receiving Party’s or its Affiliate’s lawful possession, without any obligation to keep it confidential, at the time of disclosure by the disclosing Party, as established by relevant documentary evidence; (b) is already in the public domain as of the Effective Date by reason of prior publication or otherwise; (c) is received by a receiving Party or an Affiliate thereof on an unrestricted basis from a Third Party other than the disclosing Party, where such Third Party is authorized to disclose such information; (d) becomes part of the public domain after the Effective Date through no act, omission or fault of the receiving Party; or (e) is similar in nature to the purported confidential information but which the receiving Party can demonstrate has been independently created without the use of or reference to any Confidential Information of the disclosing Party, as established by relevant contemporaneous documentary evidence.

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1.27.       “Control” or “Controlled” means, with respect to any Know-How, Patents, Regulatory Materials or other Intellectual Property, that a Party has the ability (whether directly or indirectly and whether by ownership, license or otherwise) (other than by operation of the license grants in Section 2.1) to grant to the other Party a license under such Know-How, Patents, Regulatory Materials or other Intellectual Property, on the terms and conditions set forth herein, in each case without breaching the terms of any agreement with a Third Party. Notwithstanding the foregoing or anything to the contrary in this Agreement, if either Party undergoes a Change of Control, such Party will not be deemed to Control any Know-How, Patents, Regulatory Materials or other Intellectual Property that are owned or otherwise Controlled by any Affiliate of such Party (other than pursuant to a license to such Party in existence prior to such Change of Control) that was not an Affiliate of such Party prior to such Change of Control.

1.28.       “Cover” means, with respect to a Patent, that the making, using, selling, importing or offering for sale of the Licensed Product, or the practice of a method to make or use such Licensed Product would, but for the license granted in this Agreement, infringe a Valid Claim of the relevant Patent in the Territory or in the country where any such act relating to such Licensed Product occurs.

1.29.       “Designated Executives” means, with respect to Melior, the Chief Executive Officer (or such executive’s designee, each as applicable) and with respect to Biodexa, the Chief Executive Officer (or such executive’s designee, each as applicable).

1.30.       “Develop” or “Development” shall mean activities with respect to developing a Licensed Product and obtaining Marketing Approval, including pre-clinical research and development, clinical development, preparation and submission of regulatory filings, and product registration.

1.31.       “Development Data” shall have the meaning set forth in Section 3.2(c).

1.32.       “Development Plan” shall mean the written plan for Development of the Licensed Product, as it may be amended from time to time in accordance with this Agreement.

1.33.       “Dispute” shall have the meaning set forth in Section 14.1.

1.34.       “Distributor” means any Person appointed by Biodexa or any of its Affiliates or its or their Sublicensees to distribute, market and sell Licensed Product, with or without packaging rights, in one or more countries in the Territory, in circumstances where such Person purchases its requirements of Licensed Product from Biodexa or its Affiliates or its or their Sublicensees and does not make any royalty or other payments to Biodexa or its Affiliates or its or their Sublicensees with respect to the Licensed Technology licensed hereunder with respect to such Licensed Product.

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1.35.       “DMF” shall mean the Drug Master Files or any counterparts thereof.

1.36.       “Effective Date” shall have the meaning set forth in Section 2.9.

1.37.       “Exploit” or “Exploitation” means to make, import, export, use, sell or offer for sale, including to research, Develop, Commercialize, register, hold or keep (whether for disposal or otherwise), transport, distribute, promote, market or otherwise dispose of and to have any of the foregoing rights exercised (e.g., the right to make includes the right to have made).

1.38.       “FDA” shall mean the United States Food and Drug Administration and any successor agency thereto.

1.39.       “Field” means any and all diagnostic, therapeutic and prophylactic uses or applications (including in humans and animals).

1.40.       “Financing Registration Statement” shall mean the first Form F-1 Registration Statement filed by Biodexa with the U.S Securities and Exchange Commission (“SEC”) which covers the sale by Biodexa of its ADSs.

1.41.       “Finished Product” shall mean a Licensed Product in packaged product form suitable for distribution to customers.

1.42.       “First Commercial Sale” shall mean with respect to a particular Licensed Product in a given country, the first bona fide commercial sale to a Third Party of such Licensed Product following Marketing Approval in such country by or under authority of Biodexa, its Affiliates or Sublicensees. For clarity, First Commercial Sale does not include the supply or transfer of Licensed Product to an Affiliate or Sublicensee for scientific testing purposes, as free samples, under named patient use, patient assistance, charitable purposes, early access or compassionate use programs, or similar uses, programs or studies.

1.43.       “Force Majeure” shall have the meaning set forth in Section 11.1.

1.44.       “FTE Rate” means two hundred and fifty U.S. Dollars ($250) per hour.

1.45.       “Fully-Diluted” means, with respect to Ordinary Shares (including rights to acquire Ordinary Shares as a result of ownership of ADSs), that the total number of such Ordinary Shares would be calculated to include (i) the conversion of all issued and outstanding securities of Biodexa convertible into Ordinary Shares, and (ii) the exercise of all In-the-Money outstanding options and warrants to purchase Ordinary Shares, whether or not then exercisable.

1.46.       “Governmental Authority” shall mean any court, agency, authority, department, regulatory body or other instrumentality of any government or country or of any national, federal, state, provincial, regional, county, city or other political subdivision of any such government or any supranational organization of which any such country is a member, which has competent and binding authority to decide, mandate, regulate, enforce, or otherwise control the activities of the Parties or their Affiliates contemplated by this Agreement.

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1.47.       “IND” means any Investigational New Drug Application (including any amendments thereto) filed with the FDA pursuant to 21 C.F.R. §321 before the commencement of clinical studies of a Licensed Product, Clinical Trial application, Clinical Trial exemption or similar application or submission filed with or submitted to a Governmental Authority in a jurisdiction that is necessary to commence Clinical Trials in such jurisdiction (or any comparable filings with any Governmental Authority in any other jurisdiction).

1.48.       “Indemnitee” shall have the meaning set forth in Section 10.3.

1.49.       “Indemnitor” shall have the meaning set forth in Section 10.3.

1.50.       “Intellectual Property” or “IP” means intellectual or industrial property rights recognized under the Applicable Laws of any jurisdiction anywhere in the world, including all rights in: Know-How, inventions, Patents and copyrights.

1.51.       “In-the-Money” means, with respect to an option to acquire securities that are traded or quoted on a national securities exchange in the United States, as of any measurement date, that the exercise price for such option is less than the average of the closing prices for such securities on their principal market for the five trading days ending on the trading day immediately preceding the applicable date of determination.

1.52.       “Joint Patents” shall have the meaning set forth in Section 7.2.

1.53.       “Know-How” shall mean unpatented and proprietary technical information, know-how, data (including pre-clinical and clinical data), analytical methods, stability, validation results, knowledge, techniques, discoveries, inventions, specifications, designs, clinical design and measurement, test results, regulatory filings and approvals, trade secrets and other information (whether or not patentable). As used in this definition, “unpatented” shall mean that the subject matter of such Know-How is not claimed in a Patent.

1.54.       “Launch” shall mean the date on which Biodexa or its Affiliates or Sublicensees record the First Commercial Sale of a Licensed Product in the Field to an unrelated Third Party in a given country in the Territory following Marketing Approval.

1.55.       “Licensed Know-How” means all Know-How that (i) is Controlled by Melior or its Affiliates as of the Effective Date or (ii) comes under the Control of Melior or its Affiliates during the Term, in each case of (i) or (ii), which specifically describes, embodies or relates to the Licensed Product or its manufacture or use in any formulation and/or is necessary or useful for the Development, Manufacture or Commercialization of the Licensed Product in the Field in the Territory.

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1.56.       “Licensed Patents” shall mean Patents that (a) are Controlled by Melior or its Affiliates as of the Effective Date or at any time during the Term, including but not limited to the Bukwang Patents and (b) Cover the Licensed Product or are necessary or useful for the Development, Manufacture and Commercialization of the Licensed Product. Licensed Patents as of the Effective Date include those set forth in Exhibit A attached hereto.

1.57.       “Licensed Product” shall mean any Compound or any pharmaceutical product containing one or more Compounds as an active ingredient, alone or in combination with other active ingredients.

1.58.       “Licensed Technology” means, individually or collectively, the Licensed Patents and the Licensed Know-How.

1.59.       “Lock-Up Agreement” shall have the meaning set forth in the recitals.

1.60.       “Losses” shall mean all losses, damages, taxes, costs and expenses (including reasonable, actual and documented attorneys’ fees and expenses) incurred, paid, accrued or sustained, including any costs of investigating, defending or settling any action, suit, proceeding or claim, enforcing an Indemnified Party’s rights under this Agreement.

1.61.       “Manufacture” or “Manufacturing” shall mean any activities directed to making, having made, producing, manufacturing, processing, filling, finishing, packaging, labeling, quality assurance testing, test method development and stability testing, manufacturing process development, formulation development, delivery system development, quality assurance and quality control development, statistical analysis and release, shipping and storage of a drug or biologic product or compound, or any raw materials thereof, directly or through one or more Third Parties, whether for Development or Commercialization.

1.62.       “Manufacturing Transfer Plan” shall have the meaning set forth in Section 3.6.

1.63.       “Manufacturing Process” shall have the meaning set forth in Section 3.6.

1.64.       “Marketing Approval” shall mean an Approval to permit the marketing and sale of a Licensed Product.

1.65.       “Melior Indemnified Parties” shall have the meaning set forth in Section 10.2.

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1.66.       “Net Sales” with respect to the Compound, shall mean the gross invoiced sales of the Licensed Product to Third Parties by Biodexa, its Affiliates or any of their Sublicensees (or a sublicense of a Sublicensee of any tier), in a particular period, less the following deductions from such gross amounts which are actually incurred, allowed, paid, accrued or specifically allocated to the extent that such amounts are deducted from gross invoiced sales amounts as reported by Biodexa, its Affiliates or Sublicensees pursuant to its Accounting Standards, applied on a consistent basis, to the extent allocated to the Licensed Products:

(a)       credits or allowances actually granted for damaged Licensed Product, returns or rejections of Licensed Product, price adjustments, and billing errors;

(b)       governmental and other rebates (or equivalents thereof) to national, state/provincial, local and other governments, their agencies and purchasers, and reimbursors, or to trade customers;

(c)       Biodexa’s normal and customary trade, cash and quantity discounts, allowances, and credits actually allowed or paid, including discounts (including cash, quantity, trade, governmental, and similar discounts), coupons, retroactive price reductions, charge back payments and rebates granted to managed care organizations or to federal, state and local governments, or to their agencies (including payments made under the new “Medicare Part D Coverage Gap Discount Program” and the “Annual Fee for Branded Pharmaceutical Manufacturers” specific to the Licensed Product), in each case, as applied to sales of the Licensed Product and actually given to customers;

(d)       sales, use, value-added, excise, turnover, inventory and other similar Taxes (excluding income Taxes), and that portion of annual fees due under Section 9008 of the United States Patient Protection and Affordable Care Act of 2010 (Pub. L. No. 111-48) and any other fee imposed by any equivalent applicable law, in each of the foregoing cases, that Biodexa allocates to sales of the Licensed Product in accordance with Biodexa’s standard policies and procedures consistently applied across its products, as adjusted for rebates and refunds, imposed in connection with the sales of the Licensed Product to any Third Party, to the extent such Taxes are not paid by the Third Party;

(e)       actual copayment waiver amounts uncollected or uncollectible debt amounts with respect to sales of the Licensed Product, provided that if the debt is thereafter paid, the corresponding amount shall be added to the Net Sales of the period during which it is paid;

(f)       transportation costs, including insurance, for outbound freight related to delivery of Licensed Product to the extent included in the gross amount invoiced;

(g)       sales taxes, VAT, and other taxes directly linked to the sales of Licensed Product to the extent included in the gross amount invoiced; and

(h)       any other items actually deducted from gross invoiced sales amounts as reported by Biodexa in its financial statements in accordance with its Accounting Standards, applied on a consistent basis.

For purposes of this definition, a Licensed Product shall be considered “sold” and “deductions” allowed when recorded as invoiced in Biodexa’s financial statements prepared in accordance with the relevant Accounting Standards. Biodexa’s, its Affiliates’ or its or their Sublicensees’ transfer of any Licensed Product to an Affiliate or Sublicensee shall not result in any Net Sales, unless such Licensed Product is consumed by such Affiliate or Sublicensee in the course of its commercial activities. Instead, Net Sales shall be determined based on the gross amount received by such Affiliate or Sublicensee on resale of Licensed Products to a Distributor or another independent Third Party purchaser.

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1.67.       “Patents” shall mean: (a) patents and patent applications (including provisional applications and applications for certificates of invention); (b) any patents issuing from such patent applications (including certificates of invention); (c) all patents and patent applications based on, corresponding to, or claiming the priority date(s) of any of the foregoing; (d) any reissues, substitutions, confirmations, registrations, validations, re-examinations, additions, continuations, continued prosecution applications, continuations-in-part, or divisionals of or to any of the foregoing; and (e) term extensions, supplementary protection certificates and the like.

1.68.       “Person” shall mean and include an individual, partnership, joint venture, limited liability company, a corporation, a firm, a trust, a university or academic center, an unincorporated organization and a government or other department or agency thereof.

1.69.       “Prosecution and Maintenance” or “Prosecute and Maintain” shall mean, with regard to a Patent, the preparing, filing, prosecuting and maintenance of such Patent, as well as handling the filing of divisionals, continuations, continuation-in-part applications, re-examinations, reissues, PCT and national stage applications, and requests for patent term extensions with respect to such Patent, together with the conduct of interferences, the defense of oppositions, inter partes reviews before the Patent Trial and Appeal Board (PTAB) and other similar proceedings with respect to the particular Patent and defense of declaratory judgment actions seeking to invalidate a Patent or declare a Patent to be unenforceable. For clarification, “Prosecution and Maintenance” or “Prosecute and Maintain” shall not include enforcement actions taken to enforce a Patent right against a Third Party.

1.70.       “Regulatory Materials” means: all (a) applications (including all INDs, NDAs and other applications for Approval), registrations, licenses, authorizations and approvals (including Approvals and Approval Applications); (b) correspondence and reports submitted to or received from Governmental Authorities (including minutes and official contact reports relating to any communications with any Governmental Authority) and all supporting documents with respect thereto, including all regulatory drug lists and advertising and promotion documents; (c) supplements or changes to any of the foregoing following Approval; (d) adverse event files, complaint files and safety databases; and (e) clinical and other data contained or referenced in any of the foregoing; in each case ((a), (b), (c), (d) and (e)), relating to a Compound or Licensed Product.

1.71.       “Representatives” shall mean, with respect to a Person, the employees, consultants, officers, directors, representatives and permitted sublicensees and subcontractors of such Person.

1.72.       “Resale Registration Statement” shall have the meaning set forth in Section 6.2(b).

1.73.       “Royalty Term” shall have the meaning set forth in Section 6.1(f).

1.74.       “Signing Date” shall have the meaning set forth in the recitals.

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1.75.       “Sublicensee” shall mean a Person, other than an Affiliate or a Distributor, that is granted a sublicense by Biodexa or its Affiliate as provided in Section 2.2.

1.76.       “Taxes” means all forms of taxation, duties, levies and imposts and other similar impositions of any jurisdiction, whether central, regional or local (“taxes”) levied in relation to any payments made under this agreement.

1.77.       “Term” shall have the meaning set forth in Section 12.1.

1.78.       “Territory” shall mean all countries of the world.

1.79.       “Third Party” shall mean any Person other than a Party or any Affiliate of a Party.

1.80.       “Third Party Agreements” shall have the meaning set forth in Section 8.2(i).

1.81.       “Third Party Payments” shall have the meaning set forth in Section 6.1(d).

1.82.       “United States” or “U.S.” shall mean the United States of America, its territories and possessions, including the Commonwealth of Puerto Rico.

1.83.       “Valid Claim” means, solely with respect to claims in a Licensed Patent involving the method-of-use of the Licensed Product (i) a claim of an issued and unexpired Licensed Patent that has not been disclaimed, revoked or held to be invalid or unenforceable by a court or other authority of competent jurisdiction, from which decision no appeal can be further taken (or no appeal was taken within the allowable time period) or (ii) a claim included in a pending (less than seven (7) years from its earliest priority date) patent application whether filed before or after the Effective Date and that has not been (a) canceled, (b) withdrawn from consideration, (c) finally determined to be unallowable by the applicable governmental authority (from which no appeal is or can be taken), or (d) abandoned or disclaimed.

1.84.       “VAT” means any value added, sales, purchase, turnover or consumption tax as may be applicable in any relevant jurisdiction, including value added tax chargeable under legislation implementing Council Directive 2006/112/EC.

1.85.       “Interpretation”:

(a)       When used in this Agreement the words “include”, “includes” and “including” shall be deemed to be followed by the words “without limitation”, and “for example”, “e.g.”, “such as” and similar words or phrases are descriptive, not limiting.

(b)       Any terms defined in the singular shall have a comparable meaning when used in the plural, and vice-versa.

(c)       All references to recitals, Articles, Sections, Exhibits, Schedules and Appendices shall be deemed references to recitals, Articles, Sections, Exhibits, Schedules and Appendices to this Agreement.

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(d)       This Agreement shall be deemed drafted jointly by the Parties hereto and shall not be specifically construed against a Party hereto based on any claim that such Party or its counsel drafted this Agreement.

Section 2
LICENSE GRANT

2.1.       Melior License to Biodexa. Subject to the terms and conditions of this Agreement, Melior hereby grants (on behalf of itself and its Affiliates) to Biodexa an exclusive (even to Melior and its Affiliates), royalty-bearing license, with the right to sublicense (through multiple tiers) provided in Section 2.2, under the Licensed Technology to Develop, Manufacture, Commercialize, and otherwise Exploit (including to make, have made, use, import, export, offer to sell and sell) the Compounds and Licensed Products in the Field in the Territory. For the avoidance of doubt, the Licensed Know-How is Confidential Information of Melior and is subject to the confidentiality and non-disclosure obligations under this Agreement.

2.2.       Biodexa Sublicense Rights. Biodexa shall have the right to grant sublicenses, in full or in part, under any and all rights licensed to Biodexa under Section 2.1 to its Affiliates and to any Third Party; provided that (a) any sublicense is consistent with and made subject to the terms and conditions of this Agreement, and (b) Biodexa shall remain responsible for performance of Biodexa’s obligations under this Agreement and shall be responsible for all actions of each such Sublicensee as if such Sublicensee were Biodexa hereunder, and provided further that within ten (10) days of the grant of any sublicense, Biodexa shall provide Melior with a true copy of such sublicense with financial and other confidential or proprietary commercial terms redacted (but only to the extent that such terms are not reasonably necessary for Melior to determine Biodexa’s compliance with this Agreement).

2.3.            In addition, no sublicense of rights granted by Melior to Biodexa under this Agreement may exceed the scope of rights granted by Melior to Biodexa hereunder. Biodexa shall require all sublicenses to be in writing and to: (a) include an agreement by the sublicensee to be bound by the terms and conditions of this Agreement, including an audit right by Melior of the same scope as provided in Section 6 and (b) acknowledge Melior’s right to enforce its rights in the Licensed Patents and Licensed Know-How as and to the extent expressly provided in this Agreement. As between Melior and Biodexa, Biodexa shall be responsible for the acts and omissions of its Sublicensees. In the event of the termination or expiration of this Agreement, all sublicense rights will terminate effective as of the termination or expiration of this Agreement.

2.4.       Subcontractors. Each Party shall ensure that each of its subcontractors accepts and complies with all of the terms and conditions of this Agreement, and such Party shall guarantee its subcontractors’ performance under this Agreement. Each Party hereby expressly waives any requirement that the other Party exhaust any right, power or remedy, or proceed against a subcontractor, for any obligation or performance hereunder prior to proceeding directly against such Party.

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2.5.       Compliance With Law. Each of the Parties shall, and shall cause each of its Affiliates and Sublicensees and their respective Representatives to, perform its obligations under this Agreement in accordance with Applicable Law. No Party or any of its Affiliates shall, or shall be required to, undertake any activity under or in connection with this Agreement which violates, or which it believes, in good faith, may violate, any Applicable Law.

2.6.       Transfer of IND. On the Effective Date, Melior hereby transfers and assigns to Biodexa the IND for the Licensed Product (075144) filed with the FDA by Melior or Bukwang with respect to the Licensed Product and, pursuant to Section 3 below, any information in Melior’s or Bukwang’s control requested by Biodexa and required for Biodexa to take over such IND sponsorship, or reasonably requested by Biodexa with respect to the Development and Manufacture of the Compound and Licensed Product. Upon Biodexa’s request and subject to Section 3, Melior shall provide to Biodexa (A) electronic copies of all filings with Governmental Authorities and all other material documents including communications, reports, white papers, supporting material and Manufacturing data generated by or on behalf of Melior with respect to the Compound or Licensed Product and (B) any other Know-How that is necessary or reasonably useful, for the Development, Manufacture or Commercialization of the Licensed Product, in each case, to the extent that such information was not previously provided by Melior to Biodexa.

2.7.       Responsibility for Compound Costs. Subject to the terms and conditions of this Agreement, Biodexa shall be solely responsible for all costs associated with the Phase IIa Study and shall promptly reimburse Melior for all patent costs and drug maintenance costs associated with the Compound during the Term.

2.8.       No Implied License. Except as expressly set forth in this Section 2, nothing in this Agreement shall grant any Party, and no Party shall have, any right or license under any intellectual property owned or Controlled by any other Party, by implication, estoppel or otherwise

2.9.       Effective Date. Notwithstanding anything to the contrary, following the Signing Date, the effective date of this Agreement (the “Effective Date”) will occur on the date that Biodexa first notifies Melior in writing that both of the following have occurred: (a) the execution and delivery of the Consulting Agreement by each of Biodexa and Zahed Subhan, a form of which is attached hereto as Exhibit F; and (b) the date on which the SEC first declares effective the Financing Registration Statement; provided, that, unless previously waived by Biodexa, the Effective Date shall not occur until Melior shall have delivered to Biodexa a fully executed copy of Amendment No. 6 to the Bukwang License.

Section 3
DEVELOPMENT, MANUFACTURING AND COMMERCIALIZATION

3.1.       Rights. Following the Effective Date, Biodexa shall use Commercially Reasonable Efforts, at its sole cost and expense but subject to the terms and conditions of this Agreement, to further Develop, Manufacture, Commercialize and otherwise Exploit the Compounds and Licensed Products in the Field in the United States and the European Union, and will have the sole authority and discretion to make any and all decisions (or take any and all actions) with respect to Develop, Manufacture, Commercialize and otherwise Exploit the Compounds and Licensed Products in the Field in the Territory, subject to its obligations in this Section 3. For clarity, Biodexa shall have the sole right to invoice and book sales, establish all terms of sale (including pricing and discounts) and warehouse and distribute the Licensed Products in the Field in the Territory and perform or cause to be performed all related services and, as between the Parties, Biodexa shall handle all returns, recalls or withdrawals, order processing, invoicing, collection, distribution and inventory management with respect to the Licensed Products in the Territory.

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3.2.       Joint Development Committee.

(a)       Appointment of Representatives. As soon as practicable after the Effective Date, Biodexa shall appoint two (2) representatives and Melior shall appoint one (1) authorized representative (who shall initially be Zahed Subhan) for a joint development committee (each a “JDC Representative”). Each such party shall provide notice to the other as to the identity of the individual so appointed. Each JDC Representative shall be responsible for communications, other than legal notices, between the parties with respect to the subject matter of this Agreement. Each party may replace its JDC Representative(s) at any time for any or no reason by providing written notice to the other party.

(b)       Joint Development Committee. The JDC Representatives shall establish the Joint Development Committee consisting of the two (2) representatives from Biodexa and one (1) representative from Melior, such persons having significant responsibility for the to the development of MLR-1023, including preclinical and clinical programs.

(c)       The Joint Development Committee shall meet from time to time at mutually agreeable times by teleconference or in-person, but no less than semi-annually during the Term. The JDC Representatives shall set the agenda for each meeting, and each JDC Representative shall determine which regular members of Joint Development Committee and other representatives of such JDC Representative's party shall attend in light of the agenda. Each Party shall bear its own costs incurred in connection with participation in the Joint Development Committee. The JDC Representative from Biodexa shall prepare the meeting minutes whenever a Joint Development Committee is held.

(d)       Objective of the Joint Development Committee. The primary objective of the Joint Development Committee will be to oversee the MLR-1023 Program, and monitor and decide the needs or actions required relating to the development of MLR-1023, including preclinical and clinical programs by, but not limited to: providing a forum for protocol and development plan review; discussing the regulatory strategy, filing and activities; determining additional preclinical study or clinical study; coordinating the production of the Finished Product, Bulk Formulation and Bulk Drug Substance; and providing the budget for each of the above.

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Each Party agrees to give due consideration to any input received from the other Party at such Joint Development Committee meetings; provided, however, Biodexa shall have the final voting right if there is any conflict between Biodexa and Melior.

3.3.       Development Matters.

(a)       Development Plan. Biodexa shall be solely responsible for the creation and amendment of the Development Plan related to Biodexa’s planned Development of the Licensed Product for use in the Field in the Territory and Biodexa shall use its Commercially Reasonable Efforts to Develop the Licensed Product for use in the Field in the Territory in accordance with the Development Plan. Such Development Plan shall reflect that Biodexa shall conduct, at its expense, any pre-clinical and Clinical Trials necessary to receive and maintain Regulatory Approval (including registrations) to Commercialize the Licensed Product in the Field in the Territory.

(b)       Records, Reports and Information. Biodexa shall maintain current and accurate records of all work conducted by it under the Development Plan and all data and other information resulting from such work. Such records shall properly reflect all work done and results achieved in the performance of the activities under the Development Plan in good scientific manner appropriate for regulatory purposes. Biodexa shall document all preclinical studies and Clinical Trials to be conducted pursuant to the Development Plan in formal written study reports according to applicable national and international (e.g., ICH, GCP and GLP) guidelines. Biodexa shall provide copies of any such study reports (including copies of all toxicity, pharmacokinetics (PK) and pharmacodynamics (PD) reports to Melior within thirty (30) days after completion of each report.

(c)       Ownership and Transfer of Development Data. All data (including pre-clinical, clinical, technical, chemical, safety, and scientific data and information), know-how and other results generated by or resulting from or in connection with the conduct of activities under the Development Plan, including relevant laboratory notebook information, screening data, Regulatory Materials and synthesis schemes, including descriptions in any form, data and other information (collectively, the “Development Data”), shall be owned solely by Biodexa, and deemed to be its Confidential Information.

3.4.       Technology Transfer. Promptly after the Effective Date, Melior shall (and shall cause its Affiliates to) cooperate with Biodexa (and its designees) and provide reasonable assistance and technology transfers to Biodexa (and its designees) to enable Biodexa (and its designees) to Develop, Manufacture, Commercialize and otherwise Exploit the Compounds and Licensed Products, including by (a) providing Biodexa (and its designees) reasonable assistance with respect to Development (including regulatory) and Manufacturing matters related to such Compounds and Licensed Products, and (b) providing Biodexa (and its designees) with reasonable access by teleconference or in person (as requested by Biodexa) to Melior personnel (and personnel of its Affiliates and Third Party subcontractors) involved in the Exploitation of Compounds or Licensed Products to assist Biodexa (and its designees) with Development (including regulatory) and Manufacturing matters and to answer questions related to such Compounds and Licensed Products.

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3.5.       Know-How Transfer.

(a)       Within thirty (30) days following the Effective Date and without limiting Section 4, Melior shall, and shall cause its Affiliates to, at its own cost and expense, disclose or deliver to Biodexa, to the extent not previously provided, copies of all data and information in Melior’s or any of its Affiliates’ possession and Control that constitutes Licensed Know-How or Regulatory Materials, including, but not limited to pharmacology, toxicology, preclinical testing, clinical testing, CMC data, batch records, trials and studies, safety and efficacy, manufacturing information, analytical and quality control data, and any testing data for any Governmental Authority.

(b)       Furthermore, Melior shall: (a) provide Biodexa with access to any and all DMF in Melior’s or any of its Affiliates’ possession and Control relating to the manufacture of Bulk Drug Substance existing as of the Effective Date; and (b) reasonably cooperate with Biodexa in obtaining access to and letters of authorization to refer to the DMFs of Melior’s subcontractors which are, or will be, supplying any Bulk Drug Substance, Bulk Formulation, or Finished Product. Within thirty (30) days after the Effective Date, Melior shall provide Biodexa with copies of all documentation in Melior’s or any of its Affiliates’ possession and Control, including all correspondences between Melior and its subcontractors, regarding the manufacture of the Bulk Drug Substance or the Bulk Formulation which would be necessary or useful to assist Biodexa in the commercial production of Bulk Drug Substance or Bulk Formulation, or to support Approval of the Licensed Products.

3.6.       Technical Assistance. Melior shall, upon request by Biodexa, provide Biodexa with reasonable cooperation and assistance, consistent with this Agreement and in connection with the supply and transfer of the Licensed Technology. Biodexa shall pay third party costs reasonably incurred by Melior in the course of providing assistance under this Section 3.6.

3.7.       Manufacturing Technology Transfer. Promptly after the Effective Date, the Parties shall develop a plan for transitioning the Manufacturing of Compounds and Licensed Products to Biodexa or its designee (which designee may be an Affiliate, Sublicensee or a Third Party manufacturer) (the “Manufacturing Transfer Plan”), which Manufacturing Transfer Plan shall leverage Melior’s existing Third Party manufacturers and its licensee, Bukwang. Melior shall, and shall cause its Third Party manufacturers and Bukwang to, transfer to Biodexa or its designee all Licensed Know-How relating to the Manufacture of the Compounds and Licensed Products and all intermediates and components thereof, including, for clarity, the then-current process for the Manufacture of the Compounds and Licensed Products, as well as any improvements or enhancements to such processes (the “Manufacturing Process”) and provide such support as may be necessary or reasonably useful to Biodexa or its designee to use and practice the Manufacturing Process, in each case, in accordance with the Manufacturing Transfer Plan

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3.8.       Melior Obligations. Melior’s obligations to provide assistance under Sections 3.3 through 3.7, without reimbursement from Biodexa, are capped at a maximum of one-hundred (100) FTE hours to be utilized within one hundred and eighty (180) days following the Effective Date, and any such further support shall be charged at the FTE Rate. Melior is under no obligation to procure the assistance of any person other than its employees and existing consultants. Melior shall invoice Biodexa for any reimbursable FTE hours described above within sixty (60) days following provision of such support to Biodexa. Biodexa shall pay the amounts payable under any such invoice within thirty (30) days. External costs are to be reimbursed by Biodexa shall be invoiced separately by Melior upon Melior’s receipt of the applicable Third Party’s invoice. For the avoidance of doubt, any external third-party costs incurred by Melior as a result of services rendered to Melior prior to the Effective Date shall be for Melior account and shall be settled by Melior.

Section 4
REGULATORY

4.1.       Regulatory Matters Generally.

(a)       Regulatory Materials. As between the Parties, following the Effective Date, Biodexa will own all right, title and interest in and to any and all Regulatory Materials for Compounds and Licensed Products, and all such Regulatory Materials will be held in the name of Biodexa or its designated Affiliate, Sublicensee or designee. Melior shall as promptly as reasonably practicable, following the Effective Date, subject to any relevant regulatory timelines or required regulatory consent procedures, transfer to Biodexa all Regulatory Materials in the possession and Control of Melior or its Affiliates that relate to one or more Compounds or Licensed Products (including all ownership and rights thereto). Melior (on behalf of itself and its Affiliates) shall and does hereby assign to Biodexa all of its and its Affiliates’ right, title and interests in and to all such Regulatory Materials and all data and information associated with the Compounds or Licensed Products, including clinical data with respect to any prior or ongoing clinical trials. In connection with the foregoing, Melior shall execute all documents and take all actions, including any additional filings with the relevant Governmental Authorities, as are necessary or otherwise reasonably requested by Biodexa to vest all ownership and rights in and to such Regulatory Materials (including Approvals) with Biodexa and to reflect Biodexa as the holder of all such Regulatory Materials.

(b)       Regulatory Responsibilities. As between the Parties, following the Effective Date, Biodexa shall have the sole right and decision-making authority with respect to the preparation, submission and maintenance of all Regulatory Materials (including to obtaining Approvals) with respect to the Compounds and Licensed Products and shall have sole control over all interactions with the applicable Governmental Authority (including written communications and meetings with Governmental Authorities, safety management and adverse event reporting to the appropriate Governmental Authorities concerning Licensed Products and Compounds).

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4.2.       Ownership. All Approval Applications and Approvals, including Marketing Approvals, relating to the Licensed Products in or for the Territory shall be owned by Biodexa. As between the Parties, any such Approval Applications, Approvals, supporting documentation and data, including data obtained in connection with all Clinical Trials and other related studies, is owned by Biodexa and shall be treated by the Parties as Confidential Information of Biodexa and subject to the use and disclosure restrictions (and exceptions and authorizations) set forth in Section 9.

4.3.       Right of Reference. Melior hereby grants to Biodexa the right of reference to any and all Regulatory Materials Controlled by Melior or Bukwang that relate to Compounds and Licensed Products in the Field in the Territory for the purposes set forth in this Agreement. Except as provided in Section 3.5 above, Biodexa shall bear the reasonable costs and expenses of Melior associated with providing the right of reference pursuant to this Section 4.3.

4.4.       Safety Information. The Parties shall establish and implement a procedure for the mutual exchange of adverse effects reports and safety information concerning the Licensed Product to compliance with Applicable Laws and regulatory guidelines. The details of the operating procedure shall be separately agreed by the parties.

Section 5
Reports

5.1.       Bi-Yearly Reports. Each of Biodexa and Melior shall meet, within thirty (30) days following each calendar year, to discuss material developments with respect to the Development of the Licensed Product in the Territory.

Section 6
PAYMENT; PAYMENT TERMS; BOOKS AND RECORDS;
AUDITS; TAXES; PAYMENT CURRENCY

6.1.       Royalties. Subject to the terms and conditions of this Agreement, Biodexa shall pay Melior the amounts set forth in this Section 6.1(a) as consideration for the rights granted to Biodexa under this Agreement:

(a)       Royalty Rates. During the applicable Royalty Term, Biodexa shall pay royalties to Melior on the aggregate annual Net Sales of such Licensed Product sold in the Territory by Biodexa, its Affiliates or its Sublicensees at the applicable rates set forth below:

Net Sales of Licensed Product	Royalty Rate
On the portion of annual Net Sales of Licensed Product in the Territory equal to or less than $[***]	[***]%
On the portion of annual Net Sales of Licensed Product in the Territory greater than $[***] and equal to or less than $[***]	[***]%
On the portion of annual Net Sales of Licensed Product in the Territory greater than $[***]	[***]%

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(b)       Royalty Conditions. The royalties under Section 6.1(a) shall be subject to the following conditions:

(i)       only one (1) royalty shall be due with respect to each unit of Licensed Product, without regard to whether there is more than one Valid Claim of a Licensed Patent Covering such Licensed Product; no royalties shall be due upon the sale or other transfer of Licensed Product among Biodexa, its Affiliates and Sublicensees, but in such cases the royalty shall be due and calculated upon Biodexa’s, its Affiliate’s or Sublicensee’s Net Sales of Licensed Product to the first independent Third Party; and

(ii)       the Net Sales of Licensed Product sold in a country in the Territory after the expiration of the Royalty Term in such country shall not be included in the calculation of aggregate annual Net Sales to determine the applicable royalty payment.

(c)       Royalty Reductions.

(i)       Competing Generic. Each Party shall notify the other as promptly as practicable if, during the Royalty Term, it becomes aware of an Approval being issued to sell a Competing Generic in the Territory. Subject to Section 6.1(c)(iii), on a country-by-country basis, if one or more products being sold in a particular country during a Calendar Quarter are Competing Generics for which all such Competing Generics exceed 25% of the market for all such Competing Generics and Licensed Products combined (calculated on a unit volume basis) in any Calendar Quarter in such country, then the royalty rate otherwise applicable to the Net Sales of Licensed Product in such country during such Calendar Quarter and thereafter shall be reduced by fifty percent (50%), starting with the Calendar Quarter in which the first sale of such Competing Generic reaches the above threshold in such country. All determinations of the unit equivalent volume of sales shall be identified and calculated based on relevant information published by a reputable Third Party data source such as IQVIA, any successor to IQVIA, or any other similar Third Party source reasonably agreed upon by the Parties. For purposes of clarity, in any Calendar Quarter during which there are sales of a Competing Generic, the applicable royalty reduction shall be effective beginning in the Calendar Quarter in which the sales of such Competing Generic reaches the above threshold in such country. A quarterly true-up will occur following the completion of any such Calendar Quarter to ensure any balances owed/due have been settled.

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(ii)       In no event shall the royalty reductions described in this Section 6.1, alone or together, reduce the royalties payable by Biodexa for a Licensed Product in a country in any given Calendar Quarter to less than fifty percent (50%) of the amounts payable by Biodexa for such Calendar Quarter in Section 6.1(a) (without giving effect to any royalty deductions); provided, however, that to the extent Biodexa cannot deduct any amounts because of this Section 6.1(c)(ii), Biodexa may deduct such amounts from royalties payable in future Calendar Quarters, subject to the limitation set forth in this Section 6.1(c)(ii).

(d)       Third Party Payments. In the event that Biodexa, acting reasonably and in good faith, determines that a Third Party license to Third Party Rights is necessary in order to advance the Development, Manufacture, Commercialization or Exploitation of a Licensed Product in a particular country without infringing any Third Party patent(s) and, pursuant to the terms of such license (having been negotiated at arms’ length and in good faith) owes upfront payments, milestone payments or royalties to such Third Party in order to obtain such license or right under a Third Party Right (“Third Party Payments”), Biodexa shall be entitled to deduct from Royalties payable under Section 6.1(a) in respect of such country (after application of any adjustments pursuant to Section 6.1(c)) fifty percent (50%) of such Third Party Payments in the applicable country only. In no event will the deductions under this Section 6.1(d) reduce the royalties otherwise payable under Section 6.1(a) (prior to application of any adjustments pursuant to Section 6.1(c)) by more than fifty percent (50%); it being understood and agreed that any amounts not applied to reduce royalties shall be carried forward to future periods for application.

(e)       Report and Payment. Biodexa shall, within thirty (30) days following the end of each Calendar Quarter, commencing with the First Commercial Sale of a Licensed Product in the Territory, provide to Melior a written report showing the total Net Sales of Licensed Products in the Territory for that Calendar Quarter stated in U.S. Dollars and the royalties due thereon. Such report shall include the gross amount invoiced by Biodexa or any of its Affiliates or Sublicensees to any third party for the sale to such third party of Licensed Products; the type and amount of all deductions and offsets allocated with respect to such sale of Licensed Products; the calculation of Net Sales, including the applicable royalty rate; the calculation of sublicensing revenue, including the type and amount of all Sublicensee payments; the exchange rate used for calculating any royalties and sublicensing revenue; and such other particulars as are reasonably necessary for an accurate accounting of the payments due pursuant to this Agreement.

(f)       Upon receipt of each report, Melior shall issue an invoice to Biodexa for the applicable royalty payment. Invoices shall be issued by Melior and paid by Biodexa in accordance with this Section 6. With respect to Net Sales of Licensed Products invoiced in a currency other than U.S. Dollars, such amounts and the royalty amounts payable under this Agreement shall be expressed in U.S. Dollars equivalent calculated based on the rate of exchange in effect on the last business day of the Calendar Quarter to which the payment relates as required in the Wall Street Journal.

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(g)       Expiration of Royalty Obligations. Biodexa’s obligation to pay the royalty as provided in Section 6.1(a), subject to Section 6.1(c), commences on the date of Launch of a Licensed Product in such country and expires upon the earlier of (i) termination of this Agreement with respect to such country under Section 12.2 or (ii) on a country-by-country basis after the expiration of the last-to-expire Valid Claim of any such Licensed Patents in such country (as applicable, on a country-by-country basis, the “Royalty Term”). Upon the expiration of the Royalty Term for the applicable country resulting in termination of Biodexa’s obligation to pay the royalty for all Licensed Products Launched in a given country (in no case to include any termination of this Agreement pursuant to Section 12.2), Biodexa shall have a fully paid-up, royalty-free, perpetual, irrevocable, exclusive, sublicensable (through multiple tiers), transferable license in such country under the Licensed Technology to make, have made, use, have used, sell, offer for sale, have sold, import, have imported and otherwise Commercialize the Licensed Product in the Field in such country.

6.2.       Biodexa Equity.

(a) Subject to the terms and conditions of this Agreement following the Effective Date, Biodexa shall issue to Melior, on the fifth (5th) Business Day following the declaration of the effectiveness of the Financing Registration Statement by the SEC, a number of ADSs equal to 9.9% of the Ordinary Shares of Biodexa (calculated on a Fully-Diluted basis as of such Business Day); it being understood and agreed that 50% of such ADSs shall be paid directly to Bukwang pursuant to Amendment No. 6 to the Bukwang License (a copy of which is attached as Exhibit G). Melior covenants and agrees to hold all such ADSs strictly in accordance with the terms and conditions of the Lock-Up Agreement.

(b) On or prior to the ninetieth (90th) day following the date upon which the SEC declares the Financing Registration Statement effective pursuant to the Securities Act of 1933, amended, Biodexa will file a Registration Statement on Form F-1 under the Securities Act of 1933, as amended (the “Resale Registration Statement”) with the SEC to register all of the ADSs issued to Melior pursuant to Section 6.2(a) and provide for shelf registration of such ADSs under SEC Rule 415.

6.3.       Exclusive of VAT and Other Indirect Taxes. All amounts payable under or in connection with this Agreement are exclusive of VAT and any other indirect taxes. Any VAT or any other indirect taxes payable on the consideration shall be paid at the same time as the payment or provision of the consideration to which it relates. Such VAT or any other indirect taxes amounts shall be invoiced in addition to charges under the Agreement insofar as this is required under statutory provisions. Biodexa agrees to pay in accordance with Section 6.1 all such VAT and any other indirect taxes properly invoiced in accordance with the relevant law and regulations in force at the time of making the supply. Insofar as legislation makes provisions for exemptions, the Parties shall use their best endeavors to utilize such exemptions.

6.4.       Payments. Melior shall provide invoices to Biodexa for amounts due from Biodexa to Melior hereunder. Each invoice will identify the basis for which it seeks reimbursement. The Parties will work together in good faith to establish processes to facilitate the timely invoicing and payment of invoices to meet the timelines described in this section.

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6.5.       Books and Records. Biodexa shall, and shall cause each of its Affiliates and Sublicensees to (to the extent applicable), keep complete, true and accurate books and records in accordance with the defined Accounting Standards. Such parties will keep such books and records for at least three (3) years following the end of the Calendar Year to which they pertain. Such books of accounts shall be kept at Biodexa’s or its Affiliate’s or Sublicensee’s principal place of business. Each such party shall, and shall cause each of its Affiliates to, permit auditors, as provided in Section 6.6, to visit and inspect, during regular business hours and under the guidance of employees of the party being inspected, or to inspect through an online portal, and to examine the books of account of such party or such Affiliate.

6.6.       Audits. Melior shall have the right to engage an independent accounting firm reasonably acceptable to Biodexa, at Melior’s expense, which shall have the right, upon reasonable (no less than thirty (30) days’) prior written notice, to examine in confidence such books and records; provided, however, that Melior shall not be entitled to exercise such right more than once per Calendar Year and shall not be permitted to audit any period more than once. Such examination shall be conducted and shall take place, and Biodexa shall make such books and records available in the manner reasonably requested by the accounting firm, (i) during normal business hours at the facility(ies) where such books and records are maintained or (ii) through an online portal, as requested by the accounting firm. The independent accounting firm will prepare and provide to each Party a written report that is limited to a statement as to whether the reports submitted and amounts paid for the audited period were correct or incorrect and the amounts of any discrepancies. In the event there was an underpayment by Biodexa hereunder, Biodexa shall promptly (but in no event later than ten (10) days after its receipt of the independent auditor’s report so concluding) make payment to Melior of any shortfall by wire transfer. In the event that there was an overpayment by Biodexa hereunder, Melior shall promptly (but in no event later than ten (10) days after Melior’s receipt of the independent auditor’s report so concluding) refund to Biodexa the excess amount by wire transfer in U.S. Dollars. In the event of any underpayment by Biodexa resulting in a cumulative discrepancy during the audited period in excess of five percent (5%), the reasonable expenses of the independent accounting firm in connection with such audit shall be borne and promptly paid by Biodexa.

6.7.       Accounting Standards. All costs and expenses and other financial determinations with respect to this Agreement shall be determined in accordance with Accounting Standards, as generally and consistently applied by the Parties.

6.8.       Taxes. Subject to this Section 6.8, if any taxes are required by applicable law to be withheld by Biodexa, Biodexa shall: (a) deduct such taxes from the payment made to Melior; (b) timely pay the taxes to the proper taxing authority; (c) send proof of payment to Melior; and (d) reasonably assist Melior in its efforts to obtain a credit for such tax payment. Each Party agrees to reasonably assist the other Party in lawfully claiming exemptions from and/or minimizing such deductions or withholdings under double taxation laws or similar circumstances. Each Party shall provide and make available to the other Party any exemption certificates, resale certificates, information regarding out-of-state or out-of-country sales or use of equipment, materials or services, and any other information reasonably requested by the other Party to support the provisions of this Section, including the appropriate organization of invoice formats and supporting documents to allow maximization of reclamation of VAT and other transaction taxes paid.

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6.9.       Payment Currency. All amounts due under this Agreement shall be paid to the designated Party in U.S. Dollars. In the event that Biodexa or its Affiliates or Sublicensee receives payment in respect of Net Sales in a currency other than U.S. Dollars, the relevant amount payable shall be calculated in U.S. Dollars based on the rate of exchange in effect on the payment date in the Wall Street Journal.

Section 7
INTELLECTUAL PROPERTY

7.1.       Background IP. All right, title and interest in each Party’s Background IP shall remain solely with such respective Party. Except for the licenses expressly granted in this Agreement, no license, right, title or interest to a Party’s Background IP is transferred or granted to the other Party under this Agreement or through the performance of activities hereunder.

7.2.       Invention Ownership. Subject to the terms and conditions of this Agreement, (a) all inventions relating to the Compound and/or Licensed Product, or a method of use or method of manufacture thereof that are conceived, discovered, developed or otherwise made solely by employees, agents or independent contractors of Biodexa or any of its Affiliates on or after the Effective Date and during the Term shall be owned exclusively by Biodexa and (b) all inventions relating to the Compound and/or Licensed Product, or a method of use or method of manufacture thereof that are conceived, discovered, developed or otherwise made solely by employees, agents or independent contractors of Melior or any of its Affiliates on or after the Effective Date and during the Term shall be owned exclusively by Melior; provided, that Biodexa shall be entitled to use such inventions, which shall be deemed included in the Licensed Technology, including any such improvements thereto. The Parties shall jointly own all inventions conceived, discovered, developed or otherwise made jointly by the Parties, and shall jointly own all Patents Covering jointly-owned inventions (the “Joint Patents”) subject to Biodexa’s Prosecution and Maintenance thereof under Section 7.3(c). Determination of inventorship shall be made in accordance with the laws of the jurisdiction in which such invention was conceived, discovered, developed or otherwise made. Except to the extent restricted by the licenses and other rights granted to the other Party under this Agreement or any other agreement between the Parties, each Party, as joint owners, shall be entitled to practice, license, assign and otherwise exploit (subject the licenses granted under Section 2 and Section 6.1(f)) its interest in the jointly owned inventions or Joint Patents without the duty of accounting or seeking consent from the other Party.

7.3.       Patent Prosecution and Maintenance.

(a)       Generally. As between the Parties and subject to this Section 7, Biodexa shall be responsible for Prosecuting and Maintaining those Patent Rights that it or its Affiliates own or Control. Responsibilities for Prosecuting and Maintaining any matter set forth in this Section 7.3 shall be subject to any applicable enforcement rights set forth in Section 7.4. Biodexa shall have the sole right to determine which of the Licensed Patents shall be listed in the Orange Book for the Licensed Product in the Field.

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(b)       Licensed Patents.

(i)       Generally. At all times during the Term, Biodexa shall Prosecute and Maintain the Licensed Patents and shall not abandon, disclaim or otherwise render unenforceable any Licensed Patents unless Biodexa provides sixty (60) days prior written notice to Melior. Biodexa shall provide Melior, for its review and comment, with drafts of any material filings or responses to be made to any patent authority with respect to Licensed Patents at least thirty (30) days in advance of intended submission, and shall provide Melior with copies of material filings with and communication from patent authorities with respect to Licensed Patents. Biodexa shall reasonably consider in good faith any comments received from Melior relating to the Prosecuting and Maintaining of the Licensed Patents. Biodexa shall notify Melior of any decision to cease Prosecuting and Maintaining any Licensed Patents. Biodexa shall provide such notice at least sixty (60) days prior to any filing or payment due date, or any other due date that requires action, in connection with such Licensed Patent. In such event, Melior may elect to assume the Prosecution and Maintenance of such Licensed Patent, at Melior’s own expense. Following such approval, Melior shall Prosecute and Maintain such Patent Rights without further involvement (except as reasonably requested by Biodexa) of Biodexa.

(ii)       Each Party shall provide the other Party all reasonable assistance and cooperation in the prosecution efforts under this Section 7.3(b) including providing any necessary powers of attorney and executing any other required documents or instruments for such prosecution.

(iii)       At the Effective Date, Biodexa, at its sole cost and expense, shall retain Melior’s current patent counsel, Paul K. Legaard, Ph.D., to advise Melior and Biodexa on a joint-representation basis for the Prosecution and Maintenance of the Licensed Patents; it being understood that Biodexa shall be entitled, at its sole cost and expense, to retain additional patent counsel for the Prosecution and Maintenance of the Licensed Patents, and in all cases shall consult with Melior and seek its reasonable input regarding all such Prosecution and Maintenance.

(c)       Joint Patents. Biodexa shall have the initial right to Prosecute and Maintain each Joint Patent at Biodexa’s sole expense. Biodexa shall provide Melior, for its review and comment, with drafts of any material filings or responses to be made to any patent authority with respect to Joint Patents at least thirty (30) days in advance (to the extent practicable) of intended submission, and shall provide Melior with copies of material filings with and communication from patent authorities with respect to Joint Patents. Biodexa shall reasonably consider incorporating Melior’s timely provided comments thereto. If Biodexa decides not to file an application for Joint Patents, or to cease the prosecution or maintenance of any Joint Patent, it shall notify Melior in writing sufficiently in advance so that Melior may, at its discretion, assume the responsibility for the drafting, prosecution and/or maintenance of such Joint Patent at Melior’s cost and expense.

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7.4.       Infringement.

(a)       Enforcement. In the event that either Party becomes aware of actual or threatened infringement of a Patent included within Licensed Patents by a Third Party, that Party will promptly notify the other Party in writing. Biodexa shall have the sole right, but not the obligation, to bring, at its own expense, any action that it believes is reasonably required to protect (e.g., prevent or abate actual or threatened infringement or misappropriation of) or otherwise enforce the IP rights of the Licensed Patents in the Field in the Territory, at its own cost. In any event, Melior and Biodexa shall provide reasonable assistance to one another and will reasonably cooperate in any such litigation at the other’s request without expense (other than reimbursement of out-of-pocket expenses) to the requesting Party. The Parties will keep one another informed of the status of their respective activities regarding any litigation or settlement thereof including providing the other Party with a reasonable opportunity to comment regarding such activities.

(b)       Settlements. Biodexa shall not settle an action brought pursuant to Section 7.4(a) without first obtaining Melior’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) if such settlement would admit or concede that any aspect of the Licensed Patents is invalid or unenforceable or which would require specific performance by Melior or require Melior to incur new monetary obligations.

(c)       Recoveries. Melior and Biodexa shall each first recoup their respective actual out-of-pocket expenses, or equitable proportions thereof, associated with any litigation or settlement thereof from any recovery made by any Party. In the event that Biodexa brings the action against a Third Party, any remainder of the recovery attributable to infringement of any Licensed Patent in the Field will be treated as Net Sales of the applicable Licensed Product and subject to the royalties and Milestone Payments payable hereunder, if any.

Section 8
REPRESENTATIONS AND WARRANTIES

8.1.       Mutual Representations and Warranties. Each of Melior and Biodexa represents and warrants to the other as follows:

(a)       it is duly organized and validly existing under the Applicable Laws of its jurisdiction of incorporation or organization;

(b)       it has full corporate power and authority and has taken all corporate action necessary to enter into and perform this Agreement;

(c)       the execution and delivery by it of this Agreement and the performance by it of its obligations hereunder will not constitute a breach of, or conflict with, its organizational documents;

(d)       this Agreement is a legal and valid obligation of such Party, binding upon such Party and enforceable against such Party in accordance with the terms of this Agreement, except as enforcement may be limited by applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other Applicable Law relating to or affecting creditors’ rights generally and by general equitable principles;

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(e)       neither it nor any of its Affiliates, nor, to its knowledge, any of their respective officers, directors, employees or agents has been (i) debarred under Subsection (a) or (b) of Section 306 of the Act or (ii) debarred by the FDA under the provisions of the Generic Drug Enforcement Act of 1992, as amended, or any other Applicable Laws; and

(f)       no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority is required on the part of such Party in connection with the valid execution, delivery and performance of this Agreement.

8.2.       Representations and Warranties of Melior. Melior additionally represents and warrants to Biodexa as follows:

(a)       Melior is the owner of, or has exclusive rights (with rights of sublicense as provided hereunder) to, the Licensed Technology for purposes of Developing, Manufacturing and Commercializing the Licensed Product in the Field;

(b)       Melior has not granted rights to any Person which would violate the terms of or its obligations under this Agreement, or otherwise cause Melior to breach or violate any agreement with any Person upon execution hereof;

(c)       effective as of the Effective Date, Melior will be the sole and exclusive owner of the Licensed Technology;

(d)       the Licensed Technology is free and clear of all liens, encumbrances or restrictions of any kind;

(e)       Melior does not have actual knowledge of, nor has it received any written notifications from any Person claiming that, any additional licenses or other intellectual property rights are necessary to exploit the Licensed Technology or otherwise conduct the activities contemplated to be conducted by either Party under this Agreement with respect to the Licensed Technology;

(f)       there are no additional licenses under any intellectual property that is owned or Controlled by Melior or its Affiliates as of the Effective Date that would be required in order for Biodexa to further Develop, Manufacture and Commercialize any Licensed Product as of the Effective Date;

(g)       to Melior’s knowledge and belief, the Licensed Technology represents all of the Intellectual Property reasonably necessary for the Development, Manufacture and Commercialization of any Licensed Product as of the Effective Date;

(h)       Exhibit A sets forth a true, correct and complete list of all Patents included in the Licensed Technology that are pending or issued as of the Effective Date that pertain to the Manufacture, Development, Commercialization or other use of a Licensed Product, indicating for each whether such Patent is owned by Melior or licensed by Melior from any Person (other than an Affiliate), and if licensed, identifies the licensor or sublicensor from which such Patents are licensed;

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(i)       Exhibit D sets forth a true, correct and complete list of all material agreements, contracts, or other arrangements between Melior or any of its Affiliates and any Person (i) with which Melior or any of its Affiliates has acquired rights to the Licensed Technology or (ii) which restrict the ability of Biodexa to Develop, Manufacture, or Commercialize the Licensed Products (collectively the “Third Party Agreements”). Melior is in compliance in all material respects with the terms of the Third Party Agreements and is not in default in any material way or material breach under any such Third Party Agreement. To Melior’s knowledge and belief, no facts exist that would give any Person the right to terminate a Third Party Agreement, and to Melior’s knowledge and belief, no such Persons are in default or material breach of any such Third Party Agreement; and

(j)       Melior does not have knowledge, and has not received any written notifications from any Person alleging, that (i) any of the Licensed Technology existing as of the Effective Date is invalid or unenforceable, or (ii) the practice of the Licensed Technology in connection with Biodexa’s activities and/or obligations under this Agreement would infringe any intellectual property rights of a Third Party.

8.3.       Covenants

(a)       Compliance with Applicable Law. Each Party hereby covenants and agrees to comply with Applicable Law in performing its activities under or in connection with this Agreement, including those associated with the Development, Manufacture and Commercialization (as applicable) of the Licensed Product.

8.4.       No Guarantee of Success. Except as otherwise specifically provided in this Agreement, neither of the Parties makes any representations or warranties, express, implied, statutory or otherwise, concerning the success or potential success of the Development or Commercialization of the Licensed Product.

8.5.       DISCLAIMER OF WARRANTIES. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 8, EACH PARTY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, WHETHER WRITTEN, ORAL, EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, CONCERNING THE VALIDITY, ENFORCEABILITY, AND SCOPE OF THE LICENSED PATENTS, THE ACCURACY, COMPLETENESS, SAFETY, USEFULNESS FOR ANY PURPOSE, OR LIKELIHOOD OF SUCCESS (COMMERCIAL, REGULATORY OR OTHER) OF THE LICENSED PRODUCTS, LICENSED KNOW-HOW, AND ANY OTHER TECHNICAL INFORMATION, TECHNIQUES, MATERIALS, METHODS, PRODUCTS, PROCESSES, OR PRACTICES AT ANY TIME MADE AVAILABLE BY EITHER PARTY, INCLUDING ALL IMPLIED WARRANTIES OF MERCHANTABILITY, QUALITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, AND WARRANTIES ARISING FROM A COURSE OF DEALING, COURSE OF PERFORMANCE, USAGE, OR TRADE PRACTICE. WITHOUT LIMITATION TO THE FOREGOING, NEITHER PARTY WILL HAVE ANY LIABILITY WHATSOEVER TO THE OTHER PARTY OR ANY OTHER PERSON FOR OR ON ACCOUNT OF ANY INJURY, LOSS, OR DAMAGE, OF ANY KIND OR NATURE, SUSTAINED BY, OR ANY DAMAGE ASSESSED OR ASSERTED AGAINST, OR ANY OTHER LIABILITY INCURRED BY OR IMPOSED ON THE OTHER PARTY OR ANY OTHER PERSON, ARISING OUT OF OR IN CONNECTION WITH OR RESULTING FROM (A) THE MANUFACTURE, USE, OFFER FOR SALE, SALE, OR IMPORT OF A LICENSED PRODUCT, OR THE PRACTICE OF THE LICENSED PATENTS; (B) THE USE OF OR ANY ERRORS OF OMISSIONS IN ANY KNOW-HOW, TECHNICAL INFORMATION, TECHNIQUES, OR PRACTICES DISCLOSED BY MELIOR; OR (C) ANY ADVERTISING OR OTHER PROMOTIONAL ACTIVITIES CONCERNING ANY OF THE FOREGOING.

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Section 9
CONFIDENTIALITY

9.1.       Confidentiality. The Parties agree that during the Term, and for a period of seven (7) years thereafter, a Party receiving Confidential Information of the other Party will (a) maintain in confidence such Confidential Information to the same extent such Party maintains its own proprietary information of similar kind and value, (b) not disclose such Confidential Information to any Third Party without the prior written consent of the other Party, except as otherwise expressly permitted below, and (c) not use such Confidential Information for any purpose except performing its obligations and exercising its rights under this Agreement to Manufacture, Develop and Commercialize the Licensed Product.

(a)       Permitted Disclosures. The receiving Party shall have the right to disclose any Confidential Information of the disclosing Party if, in the reasonable opinion of the receiving Party’s legal counsel, such disclosure is necessary to comply with the terms and conditions of this Agreement, or the requirements of any law or rule imposed by the SEC or any securities exchange or other Applicable Law, but only to the extent of such necessity or requirements; and no such disclosure shall cause any such information to cease to be Confidential Information hereunder, except to the extent such disclosure results in a public disclosure of such information. Where reasonably possible, the receiving Party shall notify the disclosing Party of the receiving Party’s intent to make such disclosure of Confidential Information pursuant to the preceding sentence sufficiently prior to making such disclosure so as to allow the disclosing Party adequate time to take whatever action the disclosing Party may deem to be appropriate to protect the confidentiality of the Confidential Information, including redaction of Confidential Information from any documents which may be submitted pursuant to such disclosure.

(b)       Permitted Use. Except as set forth above, each Party agrees that it shall provide or permit access to Confidential Information of the other Party only to (i) the receiving Party’s attorneys, independent accountants and financial advisors for the sole purpose of enabling such attorneys, independent accountants and financial advisors to provide advice to the receiving Party, (ii) the receiving Party’s Affiliates, directors, officers, employees, consultants, advisors and permitted subcontractors and sublicensees, and to the directors, officers, employees, consultants, advisors and permitted subcontractors and sublicensees of such Affiliates, who have a need to know such Confidential Information to assist the receiving Party with the activities contemplated or required of it by this Agreement, and (iii) the receiving Party’s prospective or actual acquirers, merger partners, lenders or investors who have a need to know such Confidential Information in connection with prospective or actual acquisition or financing transactions; provided, that in each case the Person to whom Confidential Information is being disclosed under (i) to (iii) is subject to obligations of confidentiality and non-use with respect to such Confidential Information substantially similar to the obligations of confidentiality and nonuse of the receiving Party pursuant to this Section 9.1; and provided, further, that each Party shall remain responsible for any failure by any such Person to treat such Confidential Information as required under this Section 9.1.

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(c)       Equitable Relief. Each Party acknowledges that a Party in breach of any of its obligations under this Section 9.1 may cause the non-breaching Party irreparable harm, for which monetary damages may be an inadequate remedy. Therefore, notwithstanding anything to the contrary in this Agreement in the event of any such breach, the non-breaching Party shall be entitled, in addition to any other remedy available to it under this Agreement, at law or in equity, to seek injunctive relief, including an accounting for profits, specific performance of the terms hereof and other equitable relief for such breach.

9.2.       Publicity. Subject to disclosures required by Applicable Law, neither Party shall make a public announcement relating to the execution of this Agreement without the prior written consent of the other Party, and the Parties shall cooperate in the content and issuance of any such approved announcement. In addition, each Party may from time to time redisclose information which was previously disclosed in accordance hereto without prior written consent of the other Party. Any other publication, news release or other public announcement relating to this Agreement or to the performance hereunder, shall first be reviewed and approved in writing by both Parties; provided, that any disclosure which is required by Applicable Law or the rules of the SEC or any securities exchange, as reasonably advised by the disclosing Party’s counsel, may be made without the prior consent of the other Party, although the other Party shall be given prompt notice of any such legally required disclosure and the disclosing Party shall provide the other Party a reasonable opportunity to comment on the proposed disclosure, including on redactions to documents submitted therewith, such comments to be considered in good faith; provided further, that any publication or disclosure by one party shall not mention the other party by name without such other party’s prior written consent. Notwithstanding the foregoing, nothing in this Agreement is intended to limit Biodexa’s ability or independence to market the Licensed Product in the Field in the Territory in its sole discretion, and to issue press releases or other public announcements of the Launch of a Licensed Product in a country or countries within the Territory, which such press releases would not require the consent of Melior.

9.3.       Destruction of Confidential Information. Upon the termination of this Agreement for any reason in its entirety prior to the end of the Royalty Term, upon the written request of a Party, the non-requesting Party shall promptly destroy (and confirm such destruction in writing to the requesting Party), at the non-requesting Party’s sole cost and expense, all copies in its possession or control of any Confidential Information of the requesting Party. Notwithstanding the foregoing, the non-requesting Party shall be permitted to retain such Confidential Information (a) to the extent necessary or useful for purposes of performing any continuing obligations or exercising any ongoing rights hereunder and, in any event, a single copy of such Confidential Information for archival purposes and (b) any computer records or files containing such Confidential Information that have been created solely by such non-requesting Party’s document retention, automatic archiving and back-up procedures, to the extent created and retained in a manner consistent with such non-requesting Party’s standard policies and procedures, but not for any other uses or purposes. All Confidential Information shall continue to be subject to the terms of this Agreement for the period set forth in Section 9.1.

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Section 10
INDEMNITY

10.1.       Indemnification of Biodexa. From and after the Effective Date, Melior agrees to defend, indemnify and hold harmless Biodexa, its Affiliates and their respective directors, officers, employees and agents (the “Biodexa Indemnified Parties”) against and in respect of Losses payable to Third Parties, in connection with any Third Party action, suit, proceeding or claim (each, a “Claim”) caused by, resulting or arising from (a) the gross negligence or wrongful intentional acts (or omissions thereof) of Melior, its Affiliates, or its or their respective directors, officers, employees and agents, in connection with Melior’s performance of its obligations or exercise of its rights under this Agreement; (b) personal injury or death or other damages arising from Melior’s gross negligence in conducting all Clinical Trials; and (c) breaches by Melior of any representation, warranty or covenant contained in this Agreement, in each case except to the extent such Losses result or arise from Losses subject to indemnification by Biodexa pursuant to Section 10.2.

10.2.       Indemnification of Melior. From and after the Effective Date, Biodexa agrees to defend, indemnify and hold harmless Melior, its Affiliates and its or their respective directors, officers, employees and agents (the “Melior Indemnified Parties”) against and in respect of Losses payable to Third Parties, in connection with any Claim caused by, resulting or arising from (a) the gross negligence or wrongful intentional acts (or omissions thereof) of Biodexa, its Affiliates and Sublicensees, or its or their respective directors, officers, employees and agents, in connection with Biodexa’s performance of its obligations or exercise of its rights under this Agreement; (b) breaches by Biodexa of any representation, covenant or warranty contained in this Agreement; (c) Biodexa or its Affiliates or Sublicensee’s Development and Commercialization of the Licensed Products (including Claims alleging the Manufacture or Commercialization of the Licensed Product infringes or misappropriates Third Party IP other than the Licensed Technology); (d) personal injury or death or other damages arising from conduct of clinical studies or other activities by Biodexa involving the Development of the Licensed Product following the Effective Date; and (e) any use, sale, or other disposition of Licensed Products or any other products made by use of the Licensed Patents or Licensed Know-How by Biodexa, its Affiliates or Sublicensees, in each case, except to the extent such Losses result or arise from Losses subject to indemnification by Melior pursuant to Section 10.1.

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10.3.       Indemnification Procedure.

(a)       Notice. All claims for indemnification under Section 10.1 or Section 10.2 shall be made solely by the applicable Party to this Agreement (the “Indemnitee”), and the Indemnitee shall promptly notify the other Party (the “Indemnitor”) in writing of any Claim in respect of which the Indemnitee intends to claim such indemnification, which notice must contain a description of the Claim and the nature and amount of the applicable Losses (to the extent that the nature and amount of such Losses are known at such time). The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any action with respect to a Claim shall only relieve the Indemnitor of its indemnification obligations under Sections 10.1 or Section 10.2 if and to the extent the Indemnitor is actually and materially prejudiced thereby.

(b)       Defense. Subject to the terms of this Agreement, at its option, the Indemnitor shall have the right to assume the sole control of the defense or settlement of any Claim solely for monetary damages by giving written notice to the Indemnitee within ten (10) days after the Indemnitor’s receipt of a Claim notice under Section 10.3(a). The assumption of the defense of a Claim by the Indemnitor shall be construed as an acknowledgment that the Indemnitor is liable to indemnify the Indemnitee in respect of the Claim. Regardless of whether the Indemnitor chooses to defend or prosecute any Claim, the Indemnitee shall, and shall cause each Melior Indemnified Party or Biodexa Indemnified Party, as applicable, to, cooperate fully with the Indemnitor and its legal representatives in the investigation of any action with respect to a Claim covered by this indemnification, including by (a) delivering to the Indemnitor all original notices and documents (including court papers) received by the Indemnitee in connection with the Claim, and (b) furnishing such records, information and testimony, and providing such witnesses and attending such conferences, discovery proceedings, hearings, trials and appeals, in each case, as may be reasonably requested in connection with such Claim. In the case where the Indemnitor has assumed the defense of any Claim pursuant to this Section 10.3, the Indemnitee may participate in, but not control, at its sole cost and expense (subject to the following sentence), the Indemnitor’s defense of any Claim with counsel of the Indemnitee’s own selection. Should the Indemnitor assume the defense of a Claim, the Indemnitor shall not be liable to the Indemnitee for any legal expenses subsequently incurred by such Indemnitee in connection with the analysis, defense or settlement of the Claim unless (i) specifically approved in writing by the Indemnitor or (ii) the interests of the Indemnitor and Indemnitee with respect to such Claim are sufficiently adverse to prohibit the representation by the same counsel of both Parties under Applicable Law, ethical rules or equitable principles. For clarity, if the Indemnitee has the right to control the defense of a Claim pursuant to this Section 10.3, the Indemnitee shall be entitled to control such Claim, without limiting the Indemnitor’s responsibility for Losses under Section 10.1 or Section 10.2, as applicable.

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(c)       Settlement; Losses. With respect to any Losses relating solely to the payment of money damages in connection with a Claim and that shall not result in the Indemnitee’s becoming subject to injunctive or other relief and as to which the Indemnitor shall have acknowledged in writing the obligation to indemnify the Indemnitee hereunder, the Indemnitor shall have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss, on such terms as the Indemnitor, in its sole discretion, shall deem appropriate. With respect to all other Losses, the Indemnitor shall not settle any Claim without the prior written consent of the Indemnitee, not to be unreasonably withheld, conditioned or delayed. If the Indemnitor has assumed the defense of a Claim, the Indemnitee shall not settle or compromise such Claim without the prior written consent of the Indemnitor. If the Indemnitor does not assume the defense of a Claim: (a) the Indemnitee may defend against, consent to the entry of any judgment, or enter into any settlement with respect to such Claim in any manner the Indemnitee may deem reasonably appropriate (and the Indemnitee need not consult with, or obtain any consent from, the Indemnitor in connection therewith); and (b) the Indemnitor shall remain responsible to indemnify the Indemnitee as provided in Section 10.1 or Section 10.2. For clarity, if a Claim, or the events giving rise to or resulting in such Claim, are subject to Article 7 and Section 10.1 or Section 10.2, then Article 7 shall apply with respect to the defense of such Claim and Section 10.1 or Section 10.2, as applicable, shall apply with respect to the allocation of financial responsibility for the related Losses.

(d)       Expenses. Except as provided above, the reasonable and verifiable costs and expenses, including the reasonable fees and disbursements of counsel, incurred by the Indemnitee in connection with any Claim shall be reimbursed on a Calendar Quarter basis in arrears by the Indemnitor.

Section 11
FORCE MAJEURE

11.1.       Force Majeure. In the event any circumstances whatsoever which are not within the reasonable control of the Party affected thereby, including an act of God, civil commotion, war, act of terrorism, insurrection, riot, strike or labor dispute, epidemic, pandemic, quarantine, shortage of materials, fire, explosion, flood, government requisition or allocation, breakdown of or damage to plant, equipment or facilities, interruption or delay in transportation, fuel supplies or electrical power, embargo, boycott, order or act of a Governmental Authority (“Force Majeure”), the Parties agree that, if either Melior or Biodexa finds itself wholly or partially unable to fulfill its respective obligations in this Agreement by reasons of Force Majeure, the Party affected will advise the other Party in writing of its inability to perform, giving a detailed explanation of the occurrence of the event which excuses performance as soon as possible after the cause or event has occurred. If such notice is given, the performance of the Party giving the notification, except the payment of funds (subject to the provision below), shall be abated, and any time deadlines shall be extended for so long as performance may be prevented by Force Majeure. Except for the payment of funds that are or become due and payable, neither Party shall be required to make up any performance that was prevented by Force Majeure.

Section 12
TERM AND TERMINATION

12.1.       Term. Unless terminated earlier as set forth in this Section 12, the term of this Agreement shall commence as of the Effective Date and shall continue on a Licensed Product-by-Licensed Product, and country-by-country basis in the Territory until the expiration of all royalty payment obligations under this Agreement (collectively, the “Term”).

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12.2.       Termination. This Agreement shall be terminable upon reasonable written notice, if one or more of the following events should occur:

(a)       by any Party, if the other Party commits a material breach of this Agreement, which breach shall not have been remedied within ninety (90) days from the giving of written notice requiring such breach to be remedied if such breach is capable of being cured during such ninety (90) day period;

(b)       by Biodexa, on a country-by-country basis, at any time for any reason upon ninety (90) days’ prior written notice to Melior; provided that during such ninety (90) day period, the Parties shall cooperate in the wind down of applicable activities under this Agreement in a commercially reasonable manner;

(c)       by Melior, in the event Biodexa: (i) breaches its obligations to file the Resale Registration Statement as contemplated by Section 6.2(b), (ii) fails to obtain a minimum of $4,000,000.00 in new equity financing within ninety (90) days after the Effective Date, or (iii) fails to Manufacture sufficient quantities of API within one (1) year after the Effective Date to conduct a Phase IIa Clinical Study as contemplated by the Development Plan, or (iv) fails to recruit its first patient into a Phase IIa Clinical Study within two (2) years following the Effective Date.

(d)       by either Party, if the other Party commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar Applicable Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or similar official of it or of any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

(e)       by either Party, if the other Party has an involuntary case or other proceeding commenced against it seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar Applicable Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of ninety (90) days; or an order for relief is entered against such Party under applicable bankruptcy laws as now or hereafter in effect.

12.3.       Survival of Obligations. Notwithstanding any expiration or termination of this Agreement, (a) neither Biodexa nor Melior shall be relieved of any liabilities or obligations incurred by such Party prior to such termination and (b) Section 2.5, Section 5, Section 6, Section 7, Section 9, Section 10, Sections 12.3 through 12.7, Section 13, Section 14 and Section 15 (only insofar as such Sections relate to the obligations of the Parties prior to such termination or expiration or with respect to perpetual licenses to be granted upon such termination or expiration) shall survive any expiration or termination of this Agreement.

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12.4.       Effect of Expiration or Termination. Notwithstanding any other rights or obligations a Party or its Affiliates may have under this Agreement or under Applicable Law, except as otherwise provided herein (including Section 6.1(f) with respect to expiration), upon termination (but not expiration) of this Agreement (or in the case of a termination by Biodexa pursuant to Section 12.2(b) with respect to one or more countries, such provisions shall only apply to such particular country being terminated and shall have no application or effect on any of the other countries not being terminated), (i) all rights and licenses granted by Melior to Biodexa and its Affiliates and all rights and licenses granted by Biodexa to Melior and its Affiliates hereunder shall terminate and revert to the Party granting such rights and all of the Parties’ obligations under this Agreement shall, except as specifically provided in Section 12.3 or this Section 12.4, cease, terminate and be of no further force and effect from and after the effective date of expiration or termination, (ii) following mutual agreement by Biodexa and Melior regarding a customary reverse royalty payment obligation, Biodexa shall transfer all right, title and interest in and to all Development Data to Melior, and (iii) any royalties that have accrued and would otherwise be payable hereunder shall be prorated through the effective date of expiration or termination. The Parties and their Affiliates shall cooperate in informing relevant Governmental Authorities of the cessation of their activities in relation to the Licensed Products. In addition, the Parties shall, and shall ensure that their respective Affiliates, promptly return to the other Parties or destroy (subject to written certification of the latter) all Confidential Information in written, electronic or material form, and all copies thereof (except one copy which may be kept for record-keeping purposes only), belonging to such other Parties. Biodexa covenants and agrees that it will fund to closure any active and ongoing Clinical Study involving previously dosed patients with the Licensed Product,

12.5.       Rights in Bankruptcy. All rights and licenses granted under or pursuant to any section of this Agreement are, and shall be deemed to be for purposes of Section 365(n) of the United States Bankruptcy Code (Title 11, U.S. Code), as amended (the “Bankruptcy Code”) or any analogous provision of Applicable Law outside the United States, licenses of rights to “intellectual property” as defined in Section 101(35A) of the Bankruptcy Code or any analogous provision of Applicable Law outside the United States. Each Party shall retain and may fully exercise all of its respective rights and elections under the Bankruptcy Code or any analogous provision of Applicable Law outside the United States. In the event of the commencement of a bankruptcy proceeding by or against a Party under the Bankruptcy Code or any analogous provision of Applicable Law outside the United States, the other Party shall be entitled to a complete duplicate of (or complete access to, as appropriate) any intellectual property subject to any rights or licenses granted to such other Party under or pursuant to this Agreement and to all embodiments thereof, which, if not already in such other Party’s possession, shall be promptly delivered to (or otherwise made available to, as appropriate) such other Party upon such other Party’s written request. Any agreements supplemental hereto shall be deemed to be “agreements supplementary to” this Agreement for purposes of Section 365(n) of the Bankruptcy Code or any analogous provision of Applicable Law outside the United States.

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12.6.       Remedies. Except as otherwise expressly set forth in this Agreement, the termination provisions of this Section 12 are in addition to any other relief and remedies available to either Party at law in equity or otherwise.

12.7.       LIMITATION OF DAMAGES. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOSS OF PROFITS) SUFFERED BY THE OTHER PARTY, EXCEPT FOR ANY SUCH DAMAGES PAID TO A THIRD PARTY AS PART OF A THIRD-PARTY CLAIM SUBJECT TO SECTION 10.1 OR 10.2, PROVIDED, THAT THE FOREGOING SHALL NOT PRECLUDE A PARTY FROM SEEKING ANY SUCH DAMAGES RESULTING FROM FRAUD (INCLUDING ANY WILLFUL MISREPRESENTATION, WILLFUL MISCONDUCT OR WILLFUL CONCEALMENT BY A PARTY) AND/OR WILLFUL BREACH.

Section 13
INSURANCE

13.1.       Insurance. Each Party shall procure and maintain insurance, including product liability insurance, adequate to cover its obligations hereunder and which is consistent with normal business practices of prudent companies similarly situated at all times during which the Licensed Product is being clinically tested in human subjects or commercially distributed or sold by such Party pursuant to this Agreement. Each Party shall provide the other Party with written evidence of such insurance upon request. Each Party shall provide the other Party with written notice at least thirty (30) days prior to the cancellation, nonrenewal or material change in such insurance or self-insurance which materially adversely affects the rights of the other Party hereunder.

Section 14
DISPUTE RESOLUTION

14.1.       Disputes. The Parties recognize that, from time to time, disputes, controversies or claims may arise which stem from or are related to a Party’s respective rights or obligations under this Agreement or a Party’s actual or alleged breach of this Agreement (a “Dispute”). It is the desire of the Parties to establish procedures to facilitate the resolution of Disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to arbitration or litigation. To accomplish this objective, the Parties agree to follow the following procedures if and when a Dispute arises under this Agreement.

(a)       If the Parties are unable to resolve any Dispute within thirty (30) days after such Dispute is submitted to it, either Party may, by written notice to the other Party, have such dispute referred to Designated Executives of each Party for attempted resolution.

(b)       Arbitration. If the Designated Executives cannot reach resolution of the Dispute within thirty (30) days after such referral, the Parties agree that they shall submit such dispute for final settlement via binding arbitration. The arbitration shall be conducted under the Commercial Arbitration Rules of the American Arbitration Association in effect at the time of the arbitration, except as they may be modified herein or by mutual agreement of the Parties, but need not be under the auspices of the American Arbitration Association, and heard before a single arbitrator as selected in accordance with the Commercial Arbitration Rules. Such arbitration shall be held in New York, New York and shall be conducted in English. Except as otherwise determined by the arbitrator, each Party shall be responsible for its own expenses in connection therewith. The arbitration award shall be final and binding, and judgment over the award may be entered by any court having jurisdiction thereof or having jurisdiction over the relevant Party and its assets.

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(c)        Effect of Dispute Resolution on Termination Rights. In the event of a Dispute involving the alleged breach of this Agreement, (i) neither Party may terminate this Agreement under Section 12 until resolution of the Dispute pursuant to this Section 14.1, and (ii) if the arbitrators render a decision that a breach of this Agreement has occurred, the arbitrators shall have no authority to modify the right of the non-breaching Party to terminate this Agreement in accordance with Section 12.2(a). Further, all periods of time allowed by this Agreement for curing any breach shall be tolled until after the final resolution of the Dispute pursuant to this Section 14.1 relating to that breach and, unless otherwise agreed by the Parties, the post-Dispute time period for cure shall be calculated as the cure period allowed by this Agreement, if any, less the time period from the date of the notice of breach up to the notice of Dispute under this Section 14.1.

14.2.       Injunctive Relief. Notwithstanding the Dispute resolution procedures set forth in Section 14.1, in the event of an actual or threatened breach hereunder, the aggrieved Party may seek equitable relief (including restraining orders, specific performance or other injunctive relief) in any court or other forum, without first submitting to any Dispute resolution procedures hereunder.

Section 15
MISCELLANEOUS

15.1.       Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

15.2.       Waiver. Waiver by a Party of a breach hereunder by any Party shall not be construed as a waiver of any succeeding breach of the same or any other provision. No delay or omission by a Party in exercising or availing itself of any right, power or privilege hereunder shall preclude the later exercise of any such right, power or privilege by such Party. No waiver shall be effective unless made in writing with specific reference to the relevant provision(s) of this Agreement and signed by a duly authorized representative of the Party granting the waiver.

15.3.       Notices. All notices required or permitted hereunder shall be given in writing and sent by confirmed electronic mail or mailed postage prepaid by certified or registered mail (return receipt requested), sent by a nationally recognized express courier service or hand-delivered at the following address:

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If to Melior:	Melior Pharmaceuticals I, Inc.
860 Springdale Drive, Suite 500
Exton, Pennsylvania 19341 USA
Email: areaume@meliordiscovery.com
Attention: Andrew Reaume, President

With a copy to:	Borghese Law Firm LLC
1845 Walnut Street, Suite 1100
Philadelphia, Pennsylvania 19103 USA
Email: rjb@borgheselaw.com
Attention: Robert J. Borghese

If to Biodexa:	Biodexa Pharmaceuticals PLC
1 Caspian Point
Caspian Way
Cardiff
CF10 4DQ
United Kingdom
Email: stephen.stamp@biodexapharma.com
Attention: Stephen Stamp

With a copy to:	Orrick, Herrington & Sutcliffe LLP
1152 15th St. NW,
Washington, DC 20005
United States
Email: dschulman@orrick.com
Attention: David Schulman

All notices shall be deemed made upon receipt by the addressee as evidenced by the applicable written receipt.

15.4.       Entire Agreement. This Agreement (including any exhibits and schedules attached hereto) contains the complete understanding of the Parties with respect to the subject matter hereof and supersedes all prior understandings and writings relating to the subject matter hereof as of the Effective Date.

15.5.       Amendments. No provision in this Agreement shall be supplemented, deleted, amended or waived except in a writing executed by each of the Parties.

15.6.       Headings. Headings in this Agreement are for convenience of reference only and shall not be considered in construing this Agreement.

15.7.       Severability. If any provision of this Agreement is held unenforceable by a court or tribunal of competent jurisdiction because it is invalid or conflicts with any Applicable Laws of any relevant jurisdiction, the validity of the remaining provisions shall not be affected. The Parties shall negotiate a substitute provision that, to the extent possible, accomplishes the original intent of the Parties.

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15.8.       Assignment. Except as otherwise expressly provided herein, neither this Agreement nor any of the rights or obligations hereunder may be assigned by either Party without the prior written consent of the other Parties, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, either Party may assign this Agreement (i) to any Affiliate of such Party or (ii) to any other Person pursuant to a Change of Control; provided that, in each instance the Affiliate or licensee or assignee, as applicable, affirmatively assumes and agrees in writing to perform and comply with all of the obligations of such Party under this Agreement as they apply to such Party and its Affiliates. Any attempted assignment in violation hereof shall be void.

15.9.       Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

15.10.       Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

15.11.       Third-Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party including any creditor of any Party hereto. No such Third Party shall obtain any right under any provision of this Agreement or shall by reason of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against any Party hereto.

15.12.       Relationship of the Parties. Each Party shall bear its own costs incurred in the performance of its obligations hereunder without charge or expense to the other except as expressly provided in this Agreement. Neither Melior nor Biodexa shall have any responsibility for the hiring, termination or compensation of the other Parties’ employees or for any employee compensation or benefits of the other Parties’ employees. No employee or representative of a Party shall have any authority to bind or obligate the other Party to this Agreement for any sum or in any manner whatsoever, or to create or impose any contractual or other liability on the other Party without said Party’s approval. For all purposes, and notwithstanding any other provision of this Agreement to the contrary, the Parties legal relationship to each other under this Agreement shall be that of independent contractors. Nothing in this Agreement shall be construed to establish a relationship of partners or joint venturers. This Agreement shall not be construed, nor will either Party construe it, as a partnership for tax purposes.

15.13.       Specific Performance. Each of the Parties acknowledges and agrees that the other Party may be damaged irreparably in the event any of the provisions of this Agreement are not performed in all material respects or otherwise are breached. Accordingly, and notwithstanding anything herein to the contrary, each of the Parties agrees that the other Party will be entitled to seek injunctive relief to prevent breaches of the provisions of this Agreement, and/or to enforce specifically this Agreement and the terms and provisions hereof, in any action instituted in any court or tribunal having jurisdiction over the Parties and the matter, without posting any bond or other security, and that such injunctive relief shall be in addition to any other remedies to which such Party may be entitled, at law or in equity.

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15.14.       Further Assurances and Actions. Each of the Parties hereto, upon the request of any other Party hereto, shall, without further consideration, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably necessary to effectuate any of the provisions of this Agreement.

15.15.       Attorneys’ Fees. In the event that any action, suit, or other legal or administrative proceeding is instituted or commenced by either Party against the other Party arising out of or related to this Agreement, the prevailing Party will be entitled to recover its reasonable attorneys’ fees and court costs from the non-prevailing Party.

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IN WITNESS WHEREOF, Biodexa and Melior have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

BIODEXA PHARMACEUTICALS PLC

By	/s/ Stephen Stamp
Name: Stephen Stamp
Title: Chief Executive Officer

[Signature Page to License Agreement]

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

IN WITNESS WHEREOF, Biodexa and Melior have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

MELIOR PHARMACEUTICALS I, INC.

By	/s/ Andrew Reaume
Name: Andrew Reaume
Title: President

[Signature Page to License Agreement]

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Exhibit 10.5

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of November [•], 2023, between Biodexa Pharmaceuticals PLC, a public limited company organized under the laws of England and Wales (the “Company”), and each of the several purchasers signatory hereto (each such purchaser, a “Purchaser” and, collectively, the “Purchasers”).

This Agreement is made pursuant to the License Agreement, dated as of November [•], 2023, between the Company and Melior Pharmaceuticals I, Inc., a Delaware corporation (the “License Agreement”).

The Company and each Purchaser hereby agrees as follows:

1.          Definitions.

Capitalized terms used and not otherwise defined herein that are defined in the License Agreement shall have the meanings given such terms in the License Agreement. As used in this Agreement, the following terms shall have the following meanings:

“ADS” means American Depositary Shares of the Company issued pursuant to an Amended and Restated Deposit Agreement, dated as of February 8, 2021, by and among the Company, The Bank of New York Mellon as depositary and the other parties thereto, each representing 400 Ordinary Shares.

“Advice” shall have the meaning set forth in Section 6(d).

“Effectiveness Date” means, with respect to the Initial Registration Statement required to be filed hereunder, the 90th calendar day following the Filing Date and with respect to any additional Registration Statements which may be required pursuant to Section 2(c) or Section 3(c), the 90th calendar day following the date on which an additional Registration Statement is required to be filed hereunder; provided, however, that in the event the Company is notified by the Commission that one or more of the above Registration Statements will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date as to such Registration Statement shall be the fifth Trading Day following the date on which the Company is so notified if such date precedes the dates otherwise required above, provided, further, if such Effectiveness Date falls on a day that is not a Trading Day, then the Effectiveness Date shall be the next succeeding Trading Day.

“Effectiveness Period” shall have the meaning set forth in Section 2(a).

“Event” shall have the meaning set forth in Section 2(d).

“Event Date” shall have the meaning set forth in Section 2(d).

“Filing Date” means, with respect to the Initial Registration Statement required hereunder, the 90th calendar day following the Effective Date and, with respect to any additional Registration Statements which may be required pursuant to Section 2(c) or Section 3(c), the earliest practical date on which the Company is permitted by SEC Guidance to file such additional Registration Statement related to the Registrable Securities.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Indemnified Party” shall have the meaning set forth in Section 5(c).

“Indemnifying Party” shall have the meaning set forth in Section 5(c).

“Initial Registration Statement” means the initial Registration Statement filed pursuant to this Agreement.

“Losses” shall have the meaning set forth in Section 5(a).

“Majority-in-Interest” means Holders of more than fifty percent (50%) of the Registrable Securities.

“Ordinary Shares” means the ordinary shares of the Company, par value £0.001 per share.

“Plan of Distribution” shall have the meaning set forth in Section 2(a).

“Pre-Funded Warrants” shall have the meaning set forth in the first Form F-1 Registration Statement filed by the Company with the SEC after the execution of the License Agreement.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated by the Commission pursuant to the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

2

“Registrable Securities” means, as of any date of determination, (a) all ADSs issued pursuant to the License Agreement (b) all Warrant ADSs issued and issuable upon exercise of the Warrants (assuming on such date the Warrants are exercised in full without regard to any exercise limitations therein) and (c) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing; provided, however, that any such Registrable Securities shall cease to be Registrable Securities (and the Company shall not be required to maintain the effectiveness of any, or file another, Registration Statement hereunder with respect thereto) for so long as (a) a Registration Statement with respect to the sale of such Registrable Securities is declared effective by the Commission under the Securities Act and such Registrable Securities have been disposed of by the Holder in accordance with such effective Registration Statement, (b) such Registrable Securities have been previously sold in accordance with Rule 144, or (c) such securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 as set forth in a written opinion letter to such effect, addressed, delivered and acceptable to the Transfer Agent and the affected Holders, as reasonably determined by the Company, upon the advice of counsel to the Company.

“Registration Statement” means any registration statement required to be filed hereunder pursuant to Section 2(a) and any additional registration statements contemplated by Section 2(c) or Section 3(c), including (in each case) the Prospectus, amendments and supplements to any such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in any such registration statement.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Selling Shareholder Questionnaire” shall have the meaning set forth in Section 3(a).

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“SEC Guidance” means (i) any publicly-available written or oral guidance of the Commission staff, or any comments, requirements or requests of the Commission staff and (ii) the Securities Act.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Ordinary Shares and/or ADSs are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

“Warrant ADSs” means the ADSs issuable upon exercise of the Pre-Funded Warrants.

2.            Shelf Registration.

(a)       On or prior to each Filing Date, the Company shall prepare and file with the Commission a Registration Statement covering the resale of all of the Registrable Securities that are not then registered on an effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415. Each Registration Statement filed hereunder shall be on Form F-1, or such other form available to register for resale the Registrable Securities, and shall contain (unless otherwise directed by at least 85% in interest of the Holders) substantially the “Plan of Distribution” attached hereto as Annex A and substantially the “Selling Shareholder” section attached hereto as Annex B; provided, however, that no Holder shall be required to be named as an “underwriter” without such Holder’s express prior written consent. Subject to the terms of this Agreement, the Company shall use its best efforts to cause a Registration Statement filed under this Agreement (including, without limitation, under Section 3(c)) to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event no later than the applicable Effectiveness Date, and shall use its best efforts to keep such Registration Statement continuously effective under the Securities Act until the date that all Registrable Securities covered by such Registration Statement (i) have been sold, thereunder or pursuant to Rule 144, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Transfer Agent and the affected Holders (the “Effectiveness Period”). The Company shall telephonically request effectiveness of a Registration Statement as of 5:00 p.m. (New York City time) on a Trading Day. The Company shall promptly notify the Holders via e-mail of the effectiveness of a Registration Statement on the same Trading Day that the Company telephonically confirms effectiveness with the Commission, which shall be the date requested for effectiveness of such Registration Statement. The Company shall, by 9:30 a.m. (New York City time) on the Trading Day after the effective date of such Registration Statement, file a final Prospectus with the Commission as required by Rule 424. Failure to so file a final Prospectus as foresaid shall be deemed an Event under Section 2(d).

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(b)        Notwithstanding the registration obligations set forth in Section 2(a), if the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly inform each of the Holders thereof and use its commercially reasonable efforts to file amendments to the Initial Registration Statement as required by the Commission, covering the maximum number of Registrable Securities permitted to be registered by the Commission, on Form F-1 or such other form available to register for resale the Registrable Securities as a secondary offering; with respect to filing on Form F-1 or other appropriate form, and subject to the provisions of Section 2(d) with respect to the payment of liquidated damages; provided, however, that prior to filing such amendment, the Company shall be obligated to use diligent efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including without limitation, Compliance and Disclosure Interpretation 612.09.

(c)       Notwithstanding any other provision of this Agreement and subject to the payment of liquidated damages pursuant to Section 2(d), if the Commission or any SEC Guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the Commission for the registration of all or a greater portion of Registrable Securities), unless otherwise directed in writing by a Holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced as follows:

a.	First, the Company shall reduce or eliminate any securities to be included other than Registrable Securities; and

b.	Second, the Company shall reduce Registrable Securities represented by ADSs (applied, in the case that some ADSs may be registered, to the Holders on a pro rata basis based on the total number of unregistered ADSs).

In the event of a cutback hereunder, the Company shall give the Holder at least five (5) Trading Days prior written notice along with the calculations as to such Holder’s allotment. In the event the Company amends the Initial Registration Statement in accordance with the foregoing, the Company will use its best efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form F-1 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Initial Registration Statement, as amended.

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(d)       If: (i) the Initial Registration Statement is not filed on or prior to its Filing Date (if the Company files the Initial Registration Statement without affording the Holders the opportunity to review and comment on the same as required by Section 3(a) herein or the Company subsequent withdraws the filing of the Registration Statement, the Company shall be deemed to have not satisfied this clause as of the Filing Date), or (ii) the Company fails to file with the Commission a request for acceleration of a Registration Statement in accordance with Rule 461 promulgated by the Commission pursuant to the Securities Act, within five Trading Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that such Registration Statement will not be “reviewed” or will not be subject to further review, or (iii) prior to the effective date of a Registration Statement, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission in respect of such Registration Statement within ten (10) calendar days after the receipt of comments by or notice from the Commission that such amendment is required in order for such Registration Statement to be declared effective, or (iv) a Registration Statement registering for resale all of the Registrable Securities is not declared effective by the Commission by the Effectiveness Date of the Initial Registration Statement (provided if the Registration Statement does not allow for the resale of Registrable Securities at prevailing market prices (ie. only allows for fixed price sales), the Company shall have been deemed to have not satisfied this clause), or (v) after the effective date of a Registration Statement, such Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities included in such Registration Statement, or the Holders are otherwise not permitted to utilize the Prospectus therein to resell such Registrable Securities, for more than ten (10) consecutive calendar days or more than an aggregate of fifteen (15) calendar days (which need not be consecutive calendar days) during any 12-month period (any such failure or breach being referred to as an “Event”, and for purposes of clauses (i) and (iv), the date on which such Event occurs, and for purpose of clause (ii) the date on which such five (5) Trading Day period is exceeded, and for purpose of clause (iii) the date which such ten (10) calendar day period is exceeded, and for purpose of clause (v) the date on which such ten (10) or fifteen (15) calendar day period, as applicable, is exceeded being referred to as “Event Date”), then, in addition to any other rights the Holders may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to the product of 2.0% multiplied by the gross cash proceeds price per Class A Unit paid to the Company by the applicable underwriters (as set forth in the Registration Statement that is declared effective by the SEC) multiplied by the aggregate number of ADS issued to such Holder pursuant to the License Agreement. If the Company fails to pay any partial liquidated damages pursuant to this Section in full within seven days after the date payable, the Company will pay interest thereon at a rate of 15% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of an Event. Notwithstanding anything herein to the contrary, a Holder shall not be entitled to the damages set forth in this Section 2(d) if and to the extent such Holder has not provided a broker letter confirming the resale of the ADS that contains all of the information set forth in the form attached as Annex C.

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(e)       Notwithstanding anything to the contrary contained herein, in no event shall the Company be permitted to name any Holder or affiliate of a Holder as any underwriter without the prior written consent of such Holder.

3.            Registration Procedures.

In connection with the Company’s registration obligations hereunder, the Company shall:

(a)       Not less than five (5) Trading Days prior to the filing of each Registration Statement and not less than one (1) Trading Day prior to the filing of any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), the Company shall (i) furnish to each Holder copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Holders, and (ii) cause its officers and directors, counsel and independent registered public accountants to respond to such inquiries as shall be reasonably necessary, in the reasonable opinion of respective counsel to each Holder, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file a Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a Majority-in-Interest shall reasonably object in good faith, provided that, the Company is notified of such objection in writing no later than five (5) Trading Days after the Holders have been so furnished copies of a Registration Statement or one (1) Trading Day after the Holders have been so furnished copies of any related Prospectus or amendments or supplements thereto. To the extent such Holders have objected in accordance with this Section 3(a), any requirements to timely file such Registration Statement or Prospectus, as applicable, pursuant to Section 2 of this Agreement shall be suspended until such time as the Holders of a Majority-in-Interest no longer reasonably object to the filing of the Registration Statement or Prospectus, as applicable, in accordance with this Section 3(a). Each Holder agrees to furnish to the Company a completed questionnaire in the form attached to this Agreement as Annex B (a “Selling Shareholder Questionnaire”) on a date that is not less than three (3) Trading Days prior to the Filing Date or by the end of the fourth (4th) Trading Day following the date on which such Holder receives draft materials in accordance with this Section.

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(b)       (i) Prepare and file with the Commission such amendments, including post-effective amendments, to a Registration Statement and the Prospectus used in connection therewith as may be necessary to keep a Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities, (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and, as so supplemented or amended, to be filed pursuant to Rule 424, (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to a Registration Statement or any amendment thereto and provide as promptly as reasonably possible to the Holders true and complete copies of all correspondence from and to the Commission relating to a Registration Statement (provided that the Company shall excise any information contained therein which would constitute material non-public information regarding the Company or any of its Subsidiaries), and (iv) comply in all material respects with the applicable provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by a Registration Statement during the applicable period in accordance (subject to the terms of this Agreement) with the intended methods of disposition by the Holders thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

(c)       If during the Effectiveness Period, the number of Registrable Securities at any time exceeds 100% of the number of Ordinary Shares represented by ADSs then registered in a Registration Statement, then the Company shall file as soon as reasonably practicable, but in any case prior to the applicable Filing Date, an additional Registration Statement covering the resale by the Holders of not less than the number of such Registrable Securities.

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(d)       Notify the Holders of Registrable Securities to be sold (which notice shall, pursuant to clauses (iii) through (vi) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably possible (and, in the case of (i)(A) below, not less than one (1) Trading Day prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one (1) Trading Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed, (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement, and (C) with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information, (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose, (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in a Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to a Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vi) of the occurrence or existence of any pending corporate development with respect to the Company that the Company believes may be material and that, in the determination of the Company, makes it not in the best interest of the Company to allow continued availability of a Registration Statement or Prospectus; provided, however, that in no event shall any such notice contain any information which would constitute material, non-public information regarding the Company or any of its Subsidiaries, and the Company agrees that the Holder shall not have any duty of confidentiality to the Company or any of its Subsidiaries and shall not have any duty to the Company or any of its Subsidiaries not to trade on the basis of such information.

(e)       Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order stopping or suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(f)       Furnish to each Holder, without charge, at least one conformed copy of each such Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference to the extent requested by such Person, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission, provided that any such item which is available on the EDGAR system (or successor thereto) need not be furnished in physical form.

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(g)       Subject to the terms of this Agreement, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Section 3(d).

(h)        Prior to any resale of Registrable Securities by a Holder, use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States, if applicable, as any Holder reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement, provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

(i)       If requested by a Holder, cooperate with such Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by the License Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holder may request.

(j)       Upon the occurrence of any event contemplated by Section 3(d), as promptly as reasonably possible under the circumstances taking into account the Company’s good faith assessment of any adverse consequences to the Company and its shareholders of the premature disclosure of such event, prepare a supplement or amendment, including a post-effective amendment, to a Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither a Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with clauses (iii) through (vi) of Section 3(d) above to suspend the use of any Prospectus until the requisite changes to such Prospectus have been made, then the Holders shall suspend use of such Prospectus. The Company will use its best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable. The Company shall be entitled to exercise its right under this Section 3(j) to suspend the availability of a Registration Statement and Prospectus, subject to the payment of partial liquidated damages otherwise required pursuant to Section 2(d), for a period not to exceed 60 calendar days (which need not be consecutive days) in any 12-month period.

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(k)       Otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission under the Securities Act and the Exchange Act, including, without limitation, Rule 172 under the Securities Act, file any final Prospectus, including any supplement or amendment thereof, with the Commission pursuant to Rule 424 under the Securities Act, promptly inform the Holders in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Holders are required to deliver a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder.

(l)       The Company shall use its best efforts to maintain eligibility for use of Form F-1 (or any successor form thereto) for the registration of the resale of Registrable Securities.

(m)       The Company may require each selling Holder to furnish to the Company a certified statement as to the number of Ordinary Shares beneficially owned by such Holder and, if required by the Commission, the natural persons thereof that have voting and dispositive control over the shares. During any periods that the Company is unable to meet its obligations hereunder with respect to the registration of the Registrable Securities solely because any Holder fails to furnish such information within three Trading Days of the Company’s request, any liquidated damages that are accruing at such time as to such Holder only shall be tolled and any Event that may otherwise occur solely because of such delay shall be suspended as to such Holder only, until such information is delivered to the Company.

4.           Registration Expenses. All fees and expenses incident to the performance of or compliance with, this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses of the Company’s counsel and independent registered public accountants) (A) with respect to filings made with the Commission, (B) with respect to filings required to be made with any Trading Market on which the ADSs are then listed for trading, and (C) in compliance with applicable state securities or Blue Sky laws, if applicable, reasonably agreed to by the Company in writing (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any broker or similar commissions or discounts, brokerage fees or stock transfer taxes of any Holder or, except to the extent provided for in the License Agreement, any legal fees or other costs of the Holders.

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5.            Indemnification.

(a)       Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, members, partners, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of ADSs), investment advisors and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, shareholders, partners, agents and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to (1) any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (2) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement, such Prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved Annex A hereto for this purpose) or (ii) in the case of an occurrence of an event of the type specified in Section 3(d)(iii)-(vi), the use by such Holder of an outdated, defective or otherwise unavailable Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated, defective or otherwise unavailable for use by such Holder and prior to the receipt by such Holder of the Advice contemplated in Section 6(d). The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified person and shall survive the transfer of any Registrable Securities by any of the Holders in accordance with Section 6(h).

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(b)       Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based solely upon: any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading (i) to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company expressly for inclusion in such Registration Statement or such Prospectus or (ii) to the extent, but only to the extent, that such information relates to such Holder’s information provided in the Selling Shareholder Questionnaire or the proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement (it being understood that the Holder has approved Annex A hereto for this purpose), such Prospectus or in any amendment or supplement thereto. In no event shall the liability of a selling Holder be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Holder in connection with any claim relating to this Section 5 and the amount of any damages such Holder has otherwise been required to pay by reason of such untrue statement or omission) received by such Holder upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

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(c)       Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof, provided that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have materially and adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses, (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding, or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and counsel to the Indemnified Party shall reasonably believe that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of no more than one separate counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

Subject to the terms of this Agreement, all reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Trading Days of written notice thereof to the Indemnifying Party, provided that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) not to be entitled to indemnification hereunder.

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(d)       Contribution. If the indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. In no event shall the contribution obligation of a Holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Holder in connection with any claim relating to this Section 5 and the amount of any damages such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

6.         Miscellaneous.

(a)       Remedies. In the event of a breach by the Company or by a Holder of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. Each of the Company and each Holder agrees that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall not assert or shall waive the defense that a remedy at law would be adequate.

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(b)       No Piggyback on Registrations; Prohibition on Filing Other Registration Statements. Neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in any Registration Statements other than the Registrable Securities. The Company shall not file any other registration statements until all Registrable Securities are registered pursuant to a Registration Statement that is declared effective by the Commission, provided that this Section 6(b) shall not prohibit the Company from (i) filing amendments to registration statements filed prior to the date of this Agreement so long as no new securities are registered on any such existing registration statements and (ii) filing a registration statement on Form S-8 with respect to equity compensation plans.

(c)       Discontinued Disposition. By its acquisition of Registrable Securities, each Holder agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(d)(iii) through (vi), such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed. The Company will use its best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable. The Company agrees and acknowledges that any periods during which the Holder is required to discontinue the disposition of the Registrable Securities hereunder shall be subject to the provisions of Section 2(d).

(d)       Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of a Majority-in-Interest of the then outstanding Registrable Securities (for purposes of clarification, this includes any Registrable Securities issuable upon exercise or conversion of any Security), provided that, if any amendment, modification or waiver disproportionately and adversely impacts a Holder (or group of Holders), the consent of such disproportionately impacted Holder (or group of Holders) shall be required. If a Registration Statement does not register all of the Registrable Securities pursuant to a waiver or amendment done in compliance with the previous sentence, then the number of Registrable Securities to be registered for each Holder shall be reduced pro rata among all Holders and each Holder shall have the right to designate which of its Registrable Securities shall be omitted from such Registration Statement. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of a Holder or some Holders and that does not directly or indirectly affect the rights of other Holders may be given only by such Holder or Holders of all of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the first sentence of this Section 6(f). No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

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(e)       Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the License Agreement.

(f)       Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign (except by merger, a sale of substantially all of its assets or similar transaction) its rights or obligations hereunder without the prior written consent of a Majority-in-Interest of the then outstanding Registrable Securities. Each Holder may assign their respective rights hereunder in the manner and to the Persons as permitted under Section 15.8 of the License Agreement.

(g)       No Inconsistent Agreements. Neither the Company nor any of its Subsidiaries has entered, as of the date hereof, nor shall the Company or any of its Subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Except as set forth on Schedule 6(g), neither the Company nor any of its Subsidiaries has previously entered into any agreement granting any registration rights with respect to any of its securities to any Person that have not been satisfied in full.

(h)       Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery of a “.pdf” format data file or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com), such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof.

(i)       Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the License Agreement.

(j)       Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any other remedies provided by law.

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(k)       Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(l)       Headings. The headings in this Agreement are for convenience only, do not constitute a part of the Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(m)       Independent Nature of Holders’ Obligations and Rights. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Holders are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by this Agreement or any other matters, and the Company acknowledges that the Holders are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or transactions. Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose. The use of a single agreement with respect to the obligations of the Company contained herein was solely in the control of the Company, not the action or decision of any Holder, and was done solely for the convenience of the Company and not because it was required or requested to do so by any Holder. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and a Holder, solely, and not between the Company and the Holders collectively and not between and among Holders.

********************

(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

Biodexa Pharmaceuticals Plc
By:
Name: Stephen Stamp Title: Chief Executive Officer

[SIGNATURE PAGE OF HOLDERS FOLLOWS]

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[SIGNATURE PAGE OF HOLDERS TO BDRX RRA]

Name of Holder: __________________________

Signature of Authorized Signatory of Holder: __________________________

Name of Authorized Signatory: _________________________

Title of Authorized Signatory: __________________________

[SIGNATURE PAGES CONTINUE]

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Annex A

Plan of Distribution

Each selling shareholder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their Ordinary Shares represented by ADSs covered by this prospectus on the principal Trading Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling shareholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the selling shareholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling shareholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

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In connection with the sale of the securities or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling shareholders has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

2

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the ADSs for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the ADSs by the selling shareholders or any other person. We will make copies of this prospectus available to the selling shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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SELLING SHAREHOLDERS

This prospectus covers the possible resale from time to time by the selling shareholders identified in the table below of Ordinary Shares represented by Depositary Shares, including Ordinary Shares represented by Depositary Shares issuable upon the exercise of the Private Placement Warrants (referred to in this prospectus collectively and individually as the “warrants”). The selling shareholders may sell some, all or none of their Ordinary Shares represented by Depositary Shares. We do not know how long the selling shareholders will hold the warrants, whether any will exercise the warrants, and upon such exercise, how long such selling shareholders will hold the Ordinary Shares represented by Depositary Shares before selling them, and we currently have no agreements, arrangements or understandings with the selling shareholders regarding the sale of any of the shares.

The table below lists the selling shareholders and other information regarding the beneficial ownership of the Ordinary Shares represented by Depositary Shares by each of the selling shareholders. The second column lists the number of Ordinary Shares represented by Depositary Shares beneficially owned by each selling shareholder, based on its ownership of Depositary Shares and warrants to purchase Depositary Shares, as of [___], 202[_], assuming exercise of the warrants held by the selling shareholders on that date, without regard to any limitations on conversions or exercises. The third column lists the maximum number of Ordinary Shares represented by Depositary Shares being offered in this prospectus by the selling shareholders. The fourth and fifth columns list the amount of Ordinary Shares represented by Depositary Shares owned after the offering, by number of Ordinary Shares represented by Depositary Shares and percentage of outstanding Ordinary Shares, assuming in both cases the sale of all of the Ordinary Shares represented by Depositary Shares offered by the selling shareholders pursuant to this prospectus, and without regard to any limitations on conversions or exercises.

In accordance with the terms of a registration rights agreement with the selling shareholders, this prospectus generally covers the resale of the sum of (i) the number of Ordinary Shares issued to the selling shareholders in the “Private Placement of ADS” described above and the number of Ordinary Shares issued to the selling shareholders upon the exercise of the warrants described in the “Private Placement of Warrants” above and (ii) the maximum number of Ordinary Shares upon exercise of the related warrants, determined as if the outstanding warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the registration right agreement, without regard to any limitations on the exercise of the warrants.

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Under the terms of the warrants, a selling shareholder may not exercise the warrants to the extent such exercise would cause such selling shareholder, together with its affiliates and attribution parties, to beneficially own a number of Ordinary Shares which would exceed 4.99% or 9.99%, as applicable, of our then outstanding Ordinary Shares following such exercise, excluding for purposes of such determination Ordinary Shares issuable upon exercise of such warrants which have not been exercised. The beneficial ownership limitation may be increased or decreased, provided that in no event shall it exceed 9.99%, upon notice to us, provided that any increase in the beneficial ownership limitation shall not be effective until 61 days following the receipt of such notice by us. The number of shares in the table below does not reflect this limitation. See “Plan of Distribution.” The selling shareholders may sell all, some or none of their Ordinary Shares in this offering. See “Plan of Distribution.”

5

	Number of Ordinary Shares Owned Prior to Offering	Maximum Number of Ordinary Shares to be Sold Pursuant to this Prospectus	Number of Ordinary Shares Owned After Offering
Name of Selling Shareholder

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Annex B

Selling Shareholder Notice and Questionnaire

The undersigned beneficial owner of Ordinary Shares (the “Registrable Securities”) of Biodexa Pharmaceuticals PLC (the “Company”), understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement (the “Registration Rights Agreement”) to which this document is annexed. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

Certain legal consequences arise from being named as a selling shareholder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling shareholder in the Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Shareholder”) of Registrable Securities hereby elects to include the Registrable Securities owned by it in the Registration Statement.

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The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1.	Name.

(a)	Full Legal Name of Selling Shareholder

(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities are held:

(c)	Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by this Questionnaire):

2. Address for Notices to Selling Shareholder:

Telephone:
E-Mail:
Contact Person:

3. Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes ☐                No ☐

(b)	If “yes” to Section 3(a), did you receive your Registrable Securities as compensation for investment banking services to the Company?

Yes ☐               No ☐

Note:     If “no” to Section 3(b), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

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(c)	Are you an affiliate of a broker-dealer?

Yes ☐           No ☐

(d)	If you are an affiliate of a broker-dealer, do you certify that you purchased the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes ☐           No ☐

Note:     If “no” to Section 3(d), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

4. Beneficial Ownership of Securities of the Company Owned by the Selling Shareholder.

Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company other than the securities issuable to the undersigned pursuant to the License Agreement.

(a)	Type and Amount of other securities beneficially owned by the Selling Shareholder:

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5. Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

The undersigned agrees to promptly notify the Company of any material inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective; provided, that the undersigned shall not be required to notify the Company of any changes to the number of securities held or owned by the undersigned or its affiliates.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 5 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus and any amendments or supplements thereto.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Date:	Beneficial Owner:

By:
Name:
Title:

PLEASE EMAIL A .PDF COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE TO:

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Exhibit 10.6

LOCK-UP AGREEMENT

This lock-up agreement (this “Agreement”) is dated as of [•], 2023, by and between Biodexa Pharmaceuticals PLC, a public limited company organized under the laws of England and Wales (“Biodexa”), and the undersigned stockholder (the “Holder”). Each of Biodexa and the Holder may be referred to herein as a “Party” and collectively as the “Parties”. Capitalized terms used but not defined in this Agreement shall have the respective meanings ascribed to such terms in the License Agreement (as defined below).

RECITALS

WHEREAS, prior to the execution of this Agreement, Biodexa and Melior Pharmaceuticals I, Inc., a Delaware corporation, have entered into a License Agreement (as amended or modified from time to time in accordance with the terms of such agreement, the “License Agreement”);

WHEREAS, as a result of the consummation of the transactions contemplated by the License Agreement, among other things, the Holder will receive Lock-Up Shares (as defined below); and

WHEREAS, the Parties desire to set forth their agreement with respect to certain matters, in each case, in accordance with the terms and conditions of this Agreement with respect to the Lock-Up Shares received by the Holder pursuant to the License Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

ARTICLE I
Lock-Up

Section 1.1       Lock-Up.

(a)      The Holder shall not Transfer, or make a public announcement of any intention to effect such Transfer, of any Lock-Up Shares Beneficially Owned or otherwise held by the Holder during the Lock-Up Period; provided, that such prohibition shall not apply to Transfers permitted pursuant to Section 1.2 and Section 1.3. The “Lock-Up Period” shall be the period commencing on the date of this Agreement and ending on the date that is the earlier of (i) 90 days following the effectiveness of the Resale Registration Statement, and (ii) 180 days after the date of this Agreement. The term “Lock-Up Shares” means, collectively, the ADS and Pre-Funded Warrants received by the Holder pursuant to the License Agreement or any agreement thereunder.

(b)      During the Lock-Up Period, any purported Transfer of Lock-Up Shares other than in accordance with this Agreement shall be null and void, and Biodexa shall refuse to recognize any such Transfer for any purpose.

(c)      The Holder acknowledges and agrees that, notwithstanding anything to the contrary herein, ADS Beneficially Owned by the Holder shall remain subject to any restrictions on Transfer under applicable securities Laws of any Governmental Authority, including all applicable holding periods under the Securities Act and other rules of the SEC.

Section 1.2      Permitted Transfers. Notwithstanding anything to the contrary contained in this Agreement, during the Lock-Up Period, the Holder may Transfer, without the consent of Biodexa, any of its Lock-Up Shares to (a) any of its Permitted Transferees, upon written notice to Biodexa or (b) (i) a bona fide charitable organization, upon written notice to Biodexa; (ii) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (iii) in the case of an individual, pursuant to a qualified domestic relations order; (iv) in the case of an entity, Transfers by virtue of the laws of the jurisdiction of the entity’s organization and the entity’s organizational documents upon dissolution of the entity; (v) pursuant to transactions of ADS or other securities convertible into or exercisable or exchangeable for ADS acquired in open market transactions after the Closing; (vi) pursuant to the exercise of any options or warrants to purchase ADS (which exercises may be effected on a cashless basis to the extent the instruments representing such options or warrants permit exercises on a cashless basis); and (vii) pursuant to any liquidation, merger, stock exchange or other similar transaction which results in all of Biodexa’s stockholders having the right to exchange their ADS for cash, securities or other property subsequent to the date hereof; provided, that in connection with any Transfer of such Lock-Up Shares pursuant to clause (b) above, (x) the restrictions and obligations contained in Section 1.1 and this Section 1.2 will continue to apply to such Lock-Up Shares after any Transfer of such Lock-Up Shares, and (y) the Transferee of such Lock-Up Shares shall have no rights under this Agreement, unless, for the avoidance of doubt, such Transferee is a Permitted Transferee in accordance with this Agreement. Any Transferee of Lock-Up Shares who is a Permitted Transferee of the Transferor or a Transferee pursuant to clause (b) above pursuant to this Section 1.2 shall be required, at the time of and as a condition to such Transfer, to become a party to this Agreement by executing and delivering a joinder in the form attached to this Agreement as Exhibit A, whereupon such Transferee will be treated as a Party (with the same rights and obligations as the Transferor) for all purposes of this Agreement.

Section 1.3       Leak-Out. Notwithstanding anything to the contrary contained in this Agreement, during the Lock-Up Period following the effectiveness of the Resale Registration Statement, the Holder may Transfer, without the consent of Biodexa, any of its Lock-Up Shares in an amount representing up to, when measured at any given point on any Trading Day during the Lock-Up Period following the effectiveness of the Resale Registration Statement (any such date, a “Date of Determination”), 5.5% of the cumulative trading volume of the ADSs for such date (which cumulative trading volume shall include pre-market, market and post-market trading volume for such date) as reported by Bloomberg, LP (“Leak-Out Percentage”); provided that, for purposes of clarity, the Leak-Out Percentage of the cumulative trading volume of the ADSs on the applicable Date of Determination applies at each moment during such Date of Determination; provided further that, if during the Lock-Up Period following the effectiveness of the Resale Registration Statement, the price per ADS as reported by Bloomberg, LP equals or exceeds 150% of the Offering Price, such Holder may Transfer, without the consent of Biodexa, any of its Lock-Up Shares for so long as, and only for so long as, the price per ADS as reported by Bloomberg, LP equals or exceeds 150% of the Offering Price.

Section 1.4       Definitions. As used in this Agreement, the following terms shall have the following meanings:

“ADS” means American Depositary Shares of Biodexa issued pursuant to the Deposit Agreement (as defined in the License Agreement), each representing 400 Biodexa Ordinary Shares.

“Affiliate” shall have the meaning set forth in the License Agreement; provided that no Party shall be deemed an Affiliate of Biodexa for purposes of this Agreement.

“Beneficially Own” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act; provided, that, a Transfer with respect to any Equity Securities shall, for purposes of this Agreement, mean that the Transferor no longer Beneficially Owns such Equity Securities (except, for the avoidance of doubt, for any Transfer to Permitted Transferees or with respect to pledges or encumbrances which do not Transfer economic risk). “Beneficially Owns,” “Beneficially Owned,” and “Beneficial Ownership” shall have correlative meanings.

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“Biodexa Ordinary Shares” means the ordinary shares of Biodexa, nominal value £0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Equity Securities” means, with respect to any Person, all of the shares of capital stock or equity of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock or equity of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock or equity of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares or equity (or such other interests), restricted stock awards, restricted stock units, equity appreciation rights, phantom equity rights, profit participation and all of the other ownership or profit interests of such Person (including partnership or member interests therein), whether voting or nonvoting.

“Family Member” means with respect to any Person, a spouse, lineal descendant (whether natural or adopted) or spouse of a lineal descendant of such Person or any trust created for the benefit of such Person or of which any of the foregoing is a beneficiary.

“Offering Price” means the offering price per Class A Unit (as defined in the Financing Registration Statement); it being understood and agreed that the “Offering Price” shall be adjusted from time to time for stock splits, stock dividends, stock combinations, exchanges, recapitalizations, exchange ratio adjustments and other similar events with respect to the ADS that occur on and after the effectiveness of the Financing Registration Statement.

“Permitted Transferee” means with respect to any Person, (a) any Family Member of such Person and (b) any Affiliate of such Person (including any partner, limited partner, stockholder, shareholder, member controlling or under common control with such Person and Affiliated investment fund or vehicle) of such Person, but excluding any Affiliate under this clause (b) who operates or engages in a business which competes with the business of Biodexa or its subsidiaries and any portfolio company.

“Pre-Funded Warrants” has the meaning set forth in the Form F-1 Registration Statement filed by Biodexa with the SEC on October 6, 2023, as amended.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Biodexa Ordinary Shares and/or ADSs are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

“Transfer” means, when used as a noun, any voluntary or involuntary, direct or indirect, transfer, sale, pledge, hedge, encumbrance, or hypothecation or other disposition (whether by operation of law or otherwise), contract or legally binding agreement to undertake any of the foregoing, by the Transferor and, when used as a verb, the Transferor voluntarily or involuntarily, directly or indirectly, transfers, sells, pledges, hedges, encumbers or hypothecates or otherwise disposes of (whether by operation of law or otherwise), contracts or agrees (in a legally binding manner) to do any of the foregoing, including, in each case, (a) the establishment or increase of a put equivalent position or liquidation with respect to, or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security or (b) entry into any swap or other arrangement that transfers to another Person, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise. The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” shall have the correlative meanings.

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ARTICLE II
Miscellaneous

Section 2.1       Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 2.1):

if to Biodexa, to:

Biodexa Pharmaceuticals PLC

1 Caspian Point, Caspian Way

Cardiff CF10 4DQ, UK

Attention: Stephen Stamp, Chief Executive Officer

Email: stephen.stamp@biodexapharma.com

with a copy (which shall not constitute notice) to:

Orrick, Herrington & Sutcliffe LLP

Columbia Center

1152 15th Street, N.W.

Washington, D.C. 20005-1706

United States

Attention: David Schulman

Email: dschulman@orrick.com

if to the Holder, to the address set forth on the signature page of the Holder hereto.

Section 2.2       Termination. The Holder’s obligations under this Agreement shall terminate concurrently with the termination of the Lock-Up Period.

Section 2.3       Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 2.4       Entire Agreement. This Agreement, together with Exhibit A to this Agreement, the License Agreement, and all other documents required in connection with the transactions contemplated hereby and thereby, constitute the sole and entire agreement of the Parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

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Section 2.5       Successors and Assigns.

(a)       Except as otherwise permitted hereunder, the Holder may not assign such Holder’s rights or obligations under this Agreement, in whole or in part, without the prior written consent of Biodexa. Any such assignee may not again assign those rights, other than in accordance with this Section 2.5(a). Any attempted assignment of rights or obligations in violation of this Section 2.5(a) shall be null and void.

(b)      This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

Section 2.6       No Third Party Beneficiaries. This Agreement is for the sole benefit of the Parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 2.7       Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each of the Parties. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by each of the Parties. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 2.8       Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)       This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction).

(b)    ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF NEW YORK IN EACH CASE LOCATED IN THE COUNTY OF NEW YORK, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

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(c)       EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 2.8.

Section 2.9      Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 2.10      Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

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IN WITNESS WHEREOF, Biodexa and the Holder have duly executed this Agreement as of the date first written above.

BIODEXA:

BIODEXA PHARMACEUTICALS PLC

By:
Name: Stephen Stamp
Title: Chief Executive Officer

[Signature Page - Lock-Up Agreement]

IN WITNESS WHEREOF, Biodexa and the Holder have duly executed this Agreement as of the date first written above.

HOLDER:

Name:

Address:

___________________

___________________

___________________

Email: ___________________

[Signature Page - Lock-Up Agreement]

Exhibit A

Form of Joinder

This Joinder (this “Joinder”) to the Lock-Up Agreement (each as defined below), made as of               , is between         (“Transferor”) and                 (“Transferee”).

WHEREAS, as of the date hereof, Transferee is acquiring         Equity Securities (the “Acquired Interests”) from Transferor;

WHEREAS, Transferor is a party to that certain Lock-Up Agreement, dated as of [____], 2023, by and between Biodexa Pharmaceuticals PLC (“Biodexa”) and Transferor (the “Lock-Up Agreement”); and

WHEREAS, Transferee is required, at the time of and as a condition to such Transfer, to become a party to the Lock-Up Agreement by executing and delivering this Joinder, whereupon such Transferee will be treated as a Party (with the same rights and obligations as the Transferor) for all purposes of the Lock-Up Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound hereby, the Parties hereto agree as follows:

Section 1.1       Definitions. To the extent capitalized words used in this Joinder are not defined in this Joinder, such words shall have the respective meanings set forth in the Lock-Up Agreement.

Section 1.2       Acquisition. The Transferor hereby Transfers to the Transferee all of the Acquired Interests.

Section 1.3       Joinder. Transferee hereby acknowledges and agrees that (a) such Transferee has received and read the Lock-Up Agreement, (b) such Transferee is acquiring the Acquired Interests in accordance with and subject to the terms and conditions of the Lock-Up Agreement, and (c) such Transferee will be treated as a Party (with the same rights and obligations as the Transferor) for all purposes of the Lock-Up Agreement.

Section 1.4       Notice. Any notice, request, demand, waiver or other communications under the Lock-Up Agreement to Transferee shall be given to Transferee at the address set forth on the signature page hereto in accordance with Section 2.1 of the Lock-Up Agreement.

Section 1.5       Governing Law. This Joinder shall be governed by and construed in accordance with the law of the State of New York (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters (including Actions related hereto), including matters of validity, construction, effect, performance and remedies.

Section 1.6       Counterparts. This Joinder may be executed in counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by e-mail shall be as effective as delivery of a manually executed counterpart of the Agreement. Minor variations in the form of the signature page, including footers from earlier versions of this Agreement or any such other document, will be disregarded in determining a Party’s intent or the effectiveness of such signature.

IN WITNESS WHEREOF, this Joinder has been duly executed and delivered by the parties as of the date first above written.

[TRANSFEROR]

By:
Name:
Title:

[TRANSFEEE]

By:
Name:
Title:

Address for notices:

___________________

___________________

___________________

[Signature Page to Joinder]

Exhibit 99.1

27 November 2023

Biodexa Pharmaceuticals PLC

(“Biodexa” or the “Company”)

Biodexa Enters Into Agreements to Acquire Exclusive Worldwide License to Tolimidone, a Phase II Ready Asset for Type 1 Diabetes

Highlights:

•	Acquisition of exclusive worldwide license to develop and commercialize tolimidone
•	Phase II ready with encouraging signals of β cell proliferation in preclinical models
•	Extensive safety database as Tolimidone exposed to approximately [700] patients in other indications

Biodexa Pharmaceuticals PLC, (Nasdaq: BDRX), a clinical stage biopharmaceutical company developing a pipeline of innovative products for the treatment of diseases with unmet medical needs, is pleased to announce that it has entered into an agreement for the assignment of Adhera Therapeutics, Inc.’s (“Adhera’s”) rights to tolimidone (formerly coded MLR-1023) under an exclusive, worldwide, sub-licensable license from Melior Pharmaceuticals I, Inc. (“Melior”) to develop, manufacture, commercialize or otherwise exploit tolimidone.

About tolimidone

Tolimidone was originally discovered by Pfizer Inc. (“Pfizer”) and was developed through Phase II for the treatment of gastric ulcers. Pfizer undertook a broad pre-clinical program to characterize the pharmacology, pharmacokinetics, metabolism and toxicology of tolimidone. Pfizer discontinued development of the drug due to lack of efficacy for that indication in a Phase II clinical trial.

Tolimidone is a selective activator of the enzyme lyn kinase which increases phosphorylation of insulin substrate -1, thereby amplifying the signalling cascade initiated by the binding of insulin to its receptor.

Commenting, Stephen Stamp, CEO and CFO of Biodexa, said: “Tolimidone offers the exciting potential to radically improve disease management for millions of Type-1 diabetes patients. We are eager to initiate a Phase II clinical programme as expeditiously as possible to deliver a positive impact on those patient’s lives. For Biodexa, we believe this deal will significantly strengthen and diversify our pipeline offering existing and new investors greater opportunities for value creation.”

Tolimidone in T1D

Biodexa plans to develop tolimidone for the treatment of Type-1 diabetes (T1D).

Tolimidone’s potential utility in T1D has been demonstrated by several ground-breaking studies conducted by Professor Jean Buteau at the University of Alberta, where lyn kinase was identified as a key factor for beta cell survival and proliferation in in vitro and in vivo models. Most importantly, tolimidone was able to induce proliferation in beta cells isolated from human cadavers. From a mechanism of action perspective, tolimidone has been shown to both prevent beta cell degradation and to stimulate beta cell proliferation.

As a first step in the planned continued clinical development of tolimidone, the Company intends to conduct a Phase Ib dose confirmation study in conjunction with the Alberta Diabetes Institute at the University of Alberta to establish the minimum effective dose of tolimidone in patients with T1D. The Phase II study is expected to be a double-blind, placebo-controlled study of approximately 35 patients with T1D over a period of four months with C-peptide levels as primary end-point. C-peptide is known to correlate with insulin levels in the body.

Type 1 and Type 2 Diabetes

T1D and Type 2 diabetes (“T2D”) both occur when the body cannot produce sufficient levels of insulin, the hormone essential for regulating glucose levels in the blood. Insufficient levels of insulin results in high blood sugar levels leading to potentially serious complications. T1D usually appears first in children and adolescents, but it can also occur in adults. In T1D, the body’s immune system attacks pancreatic beta cells so that they can no longer produce insulin. The causes of T1D are not fully understood and there is currently no cure. Patients with T1D are dependent on daily administration of insulin (via injection or infusion). In a meta analysis of 1,202 articles and 193 studies, the incidence of T1D was shown to be 15 per 100,000 with a prevalence of 9.5 per 10,000 of the population1.

Tolimidone in T2D

Melior initially evaluated tolimidone for the treatment of T2D. In studies conducted in in vivo models of T2D diabetes, tolimidone decreased blood glucose levels in mouse and rat oral glucose tolerance tests, in db/db mice and Zucker rats. Blood glucose lowering was produced with both acute and chronic dosing regimens.

Melior, in partnership with Bukwang Pharmaceutical Co. Ltd. (“Bukwang”), conducted two Phase II studies in T2D. In the first Phase II study, 130 patients were treated with four active doses; 100mg once daily, 100mg twice daily, 200mg one daily and 200mg twice daily for four weeks. The primary endpoint was a mixed meal tolerance test, or MMTT, conducted on day one and day 29 and fasting plasma glucose, or FPG, was monitored weekly. Top line results from analyses of covariance, or ANCOVA, showed statistically significant (p=0.0079) improvement in MMTT and FPG in the 100mg once daily dosed group. In addition, there was a statistically significant decrease in MMTT in the 100mg twice daily dosed group. In general, favorable drug effects in all dose groups were suggestive of decreases in MMTT and FPG even when not statistically significant. Beneficial changes were also observed in all lipid parameters, though only triglycerides exhibited statistically significant differences.

About the Proposed Transaction

In connection with the assignment, the Company agreed to pay up an upfront payment to Adhera and certain secured noteholders of Adhera, in the form of cash, with respect to Adhera, and the Company’s American Depositry Shares, with respect to the secured noteholders, and such parties are eligible to receive additional payments, in the form of cash and/or American Depositary Shares, upon the achievement of certain milestones. In addition, in connection with the license, the Company has agreed to issue to Melior and Bukwang American Depositary Shares. The Company would also be obligated to pay single digit tiered royalties on net sales of tolimidone.

The assignment of rights by Adhera, and the related effectiveness of the license, are each subject to certain closing conditions. The transaction is expected to close in the fourth quarter of 2023.

1.	National Library of Medicine, Mobasseri et al., published online 2020 Mar 30. doi: 10.34172/hpp.2020.18

For more information, please contact:

Biodexa Pharmaceuticals PLC
Stephen Stamp, CEO, CFO
Tel: +44 (0)29 20480 180
www.biodexapharma.com
Edison Group (US Investor Relations)
Alyssa Factor
Tel: +1 (860) 573 9637
Email: afactor@edisongroup.com

About Biodexa Pharmaceuticals PLC

Biodexa Pharmaceuticals PLC (listed on NASDAQ: BDRX) is a clinical stage biopharmaceutical company developing a pipeline of products aimed at primary and metastatic cancers of the brain. The Company’s lead candidate, MTX110, is being studied in aggressive rare/orphan brain cancer indications including recurrent glioblastoma and diffuse midline glioma.

MTX110 is a liquid formulation of the histone deacetylase (HDAC) inhibitor, panobinostat. This proprietary formulation enables delivery of the product via convection-enhanced delivery (CED) at potentially therapeutic doses directly to the site of the tumour, by-passing the blood-brain barrier and avoiding systemic toxicity.

Biodexa is supported by three proprietary drug delivery technologies focused on improving the bio-delivery and bio-distribution of medicines. Biodexa’s headquarters and R&D facility is in Cardiff, UK. For more information visit www.biodexapharma.com.

Forward-Looking Statements

Certain statements in this announcement may constitute “forward-looking statements” within the meaning of legislation in the United Kingdom and/or United States. Such statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are based on management’s belief or interpretation. All statements contained in this announcement that do not relate to matters of historical fact should be considered forward-looking statements. In certain cases, forward-looking statements can be identified by the use of words such as “plans”, “expects” or “does not anticipate”, or “believes”, or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “occur” or “be achieved.”   Examples of forward-looking statements include, among others, statements we make regarding the assignment of rights to tolimidone and related license from Melior and the Company’s ability to close the transaction, potential uses by the Company of tolimidone, information related to clinical trials, and potential benefits of tolimidone.Forward-looking statements and information are subject to various known and unknown risks and uncertainties, many of which are beyond the ability of the Company to control or predict, that may cause their actual results, performance or achievements to be materially different from those expressed or implied thereby, and are developed based on assumptions about such risks, uncertainties and other factors set out herein.

Reference should be made to those documents that Biodexa shall file from time to time or announcements that may be made by Biodexa in accordance with the rules and regulations promulgated by the SEC, which contain and identify other important factors that could cause actual results to differ materially from those contained in any projections or forward-looking statements. These forward-looking statements speak only as of the date of this announcement. All subsequent written and oral forward-looking statements by or concerning Biodexa are expressly qualified in their entirety by the cautionary statements above. Except as may be required under relevant laws in the United States, Biodexa does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or events otherwise arising.